FREE WRITING PROSPECTUS

NovaStar Certificates Financing Corporation has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the sponsor, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1.866-718-1649.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed notes referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed notes, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase notes that have characteristics that may change, and you are advised that all or a portion of the notes may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell notes to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered notes, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered notes. You may withdraw your indication of interest at any time.

Filed pursuant to Rule 433(d)

Registration Statement Nos. 333-131111 and 333-131111-02

Free Writing Prospectus (to be used with the Prospectus dated April 17, 2006)

$1,320,974,000

NovaStar Mortgage Funding Trust, Series 2006-1

Issuing Entity

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-1

NovaStar Mortgage, Inc.

(Sponsor and Servicer)

NovaStar Certificates Financing Corporation

(Depositor)

You should read the section entitled “ Risk Factors” starting on page S-17 of this free writing prospectus and on page 5 of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust fund —

•        The trust fund consists primarily of two groups of residential mortgage loans. One group contains first lien and second lien fixed- and adjustable-rate conforming balance, subprime mortgage loans and the other group contains first lien and second lien fixed- and adjustable rate conforming and non-conforming balance, subprime mortgage loans.

The notes —

•        The issuing entity will issue five classes of senior notes and eleven classes of mezzanine notes.

Credit enhancement —

•        The Class A Notes will be supported by the Class M Notes. Each class of Class M Notes will be supported by the classes of Class M Notes having a lower payment priority, with the most subordinate class being supported by overcollateralization.

•        Excess interest and net swap and cap payments will be used to maintain a required level of overcollateralization.

•        The Class A Notes will be cross-collateralized to a limited extent and the Class M Notes will be collateralized by mortgage loans in both groups.

•        Certain mortgage loans are covered by a mortgage insurance policy.

	Original Class Note Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor (2)
Class A-1A Notes	$767,078,000	LIBOR + %(1)%		%	$
Class A-2A Notes	$182,000,000	LIBOR + %(1)%		%	$
Class A-2B Notes	$91,700,000	LIBOR + %(1)%		%	$
Class A-2C Notes	$71,400,000	LIBOR + %(1)%		%	$
Class A-2D Notes	$32,621,000	LIBOR + %(1)%		%	$
Class M-1 Notes	$78,300,000	LIBOR + %(1)%		%	$
Class M-2 Notes	$21,600,000	LIBOR + %(1)%		%	$
Class M-3 Notes	$18,900,000	LIBOR + %(1)%		%	$
Class M-4 Notes	$18,225,000	LIBOR + %(1)%		%	$
Class M-5 Notes	$12,825,000	LIBOR + %(1)%		%	$
Class M-6 Notes	$10,125,000	LIBOR + %(1)%		%	$
Class M-7 Notes	$8,775,000	LIBOR + %(1)%		%	$
Class M-8 Notes	$7,425,000	LIBOR + %(1)%		%	$

Total	$1,320,974,000				$

(1)	Subject to increase as described herein and subject to a related available funds cap rate described herein and a maximum rate of 11%.
(2)	Before deducting expenses, estimated to be $740,000.00.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

Greenwich Capital Markets, Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated as underwriters, will offer the offered notes only after the offered notes have been issued, delivered to and accepted by the underwriters. The underwriters have the right to reject any order. We expect to deliver the offered notes on or about April 28, 2006 through The Depository Trust Company and upon request through Clearstream Banking Luxembourg or the Euroclear System.

RBS GREENWICH CAPITAL	DEUTSCHE BANK SECURITIES	WACHOVIA SECURITIES

(Joint Lead Managers and Joint Book-Runners)

MORGAN STANLEY

(Co-Manager)

The date of this Free Writing Prospectus is April 19, 2006.

Important notice about the information presented in this

free writing prospectus and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

•	this free writing prospectus, which describes the specific terms of your series of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this free writing prospectus as to the applicable option.

We cannot sell the notes to you unless you have received both this free writing prospectus and the accompanying prospectus.

We include cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this free writing prospectus and in the attached prospectus.

Capitalized terms used in this free writing prospectus are defined under the caption “Glossary.”

Issuing Entity	NovaStar Mortgage Funding Trust, Series 2006-1.

Sponsor, Originator and Servicer	NovaStar Mortgage, Inc.

Depositor	NovaStar Certificates Financing Corporation.

Indenture Trustee	JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States.

Owner Trustee	Wilmington Trust Company.

Custodian	U.S. Bank National Association.

Swap Providers	Deutsche Bank AG, The Royal Bank of Scotland plc and Wachovia Bank, N.A.

Cap Provider	Wachovia Bank, N.A. The Swap Providers and the Cap Provider are sometimes collectively referred to herein as the Hedge Providers.

Mortgage Insurance Providers	Mortgage Guaranty Insurance Corporation, Radian Guaranty Inc. and PMI Mortgage Insurance Company.

Cut-off Date	April 1, 2006.

Closing Date	On or about April 28, 2006.

Payment Date	The 25th day of each month, or if such day is not a business day, on the next business day, beginning in May 2006.

Record Date	For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.

The Trust	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential, subprime mortgage loans having a total principal balance as of the related cut-off date, of approximately $1,349,999,494. The mortgage loans to be included in the trust will be divided into two loan groups, as described under “The Mortgage Loans” below.

Classes of Notes	The issuing entity will issue the classes of notes listed in the table on the front cover of this free writing prospectus. The issuing entity will also issue the following securities which will not be offered by this free writing prospectus: the Class M-9 Notes, the Class M-10 Notes, the Class M-11 Notes and the trust certificates including the Class C Certificates which (i) entitle the holder to receive payments from excess cashflow, (ii) entitle the holder to receive all collected prepayment charges, (iii) represent the overcollateralization amount and (iv) represent ownership of the issuing entity.

The issuing entity will initially issue the notes in book-entry form. You will hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this free writing prospectus.

The issuing entity will issue the notes under an indenture, dated as of April 1, 2006, between the issuing entity and the indenture trustee.

As used in this free writing prospectus, the following terms refer to the following classes of notes:

	Offered Notes:	Class A and Class M Notes (other than the Class M-9, Class M-10 and Class M-11 Notes).

	Class A Notes:	Class A-1A and Class A-2 Notes.

	Class A-2 Notes:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes. The Class A-2 Notes are sometimes referred to herein as the Group II Notes.

	Class M Notes:	Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes. The Class M Notes are sometimes referred to herein as the mezzanine notes.

Payments on the Class A-1A Notes will be based primarily on collections from the Group I mortgage loans.

Payments on the Class A-2 Notes will be based primarily on collections from the Group II mortgage loans.

Payments on the Class M Notes will be based on collections from both groups of mortgage loans.

The right of the holders of each class of Class M Notes to receive payments is subordinate to the right of the holders of each class of Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments.

Trust Certificates	The issuing entity will also issue one or more classes of trust certificates representing the entire beneficial ownership interest in the issuing entity. The trust certificates are not offered by this free writing prospectus.

Payments of Interest	On each payment date, each class of notes is entitled to receive:

•        Accrued Note Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class, at the Note Rate for that class, as reduced by certain shortfalls described herein, provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class, and

•        Unpaid Interest Shortfalls. Any Accrued Note Interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Accrual Periods. The accrual period for the Offered Notes for each payment date is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the Class A and Class M Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

Interest Rate Swap Agreements. On the closing date, the issuing entity will enter into thirteen interest rate swap agreements with the Swap Providers. Under each interest rate swap agreement, on each payment date the issuing entity will pay to each swap provider a fixed payment as described more fully herein, and each swap provider will pay to the issuing entity a floating payment equal to one-month LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that any fixed payment exceeds the related floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the applicable swap provider, and to the extent that any floating payment exceeds the related fixed payment on any payment date, the applicable swap provider will owe a net payment to the issuing entity. Any net amounts received or paid by the issuing entity under an interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described in this free writing prospectus. The interest rate swap agreements terminate after the payment dates in the months described herein.

Interest Rate Cap Agreements. On the closing date, the issuing entity will enter into four interest rate cap agreements with Wachovia Bank, N.A. Under each interest rate cap agreement, on each payment date until that cap agreement is retired, the issuing entity will make a payment equal to a fixed rate on a notional amount to the cap provider, and the issuing entity will receive a payment from the cap provider equal to the product of (a) the excess, if any, of one month LIBOR over the related strike price and (b) a notional amount.

The interest rate swap agreements and interest rate cap agreements are sometimes collectively referred to herein as the Hedge Agreements.

On each payment date amounts received by the issuing entity in respect of the Hedge Agreements will be available to cover Realized Losses experienced during the Collection Period relating to such payment date.

See “Description of the Notes and the Trust Certificates — Interest Rate Swap and Cap Agreements” in this free writing prospectus.

Payments of Principal	The amount of principal payable to the notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans in the related group to specified classes of notes, (2) funds actually received on the mortgage loans that are available to make principal payments on the notes, (3) the application of excess interest funds from each mortgage group to pay principal on the notes and (4) amounts advanced by the servicer in respect of principal. Funds actually received on the mortgage loans may consist of monthly scheduled payments, unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, insurance proceeds applied to principal or repurchases of mortgage loans under the circumstances described in this free writing prospectus.

The manner of allocating payments of principal on the mortgage loans to the related classes of notes will differ, as described in this free writing prospectus, depending upon whether a payment date occurs before the payment date in May 2009 or on or after that date, and depending upon whether the Class A Notes have been retired and whether the delinquency or loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

See “Description of the Notes and Trust Certificates—Payments of Principal” in this free writing prospectus.

The notes are due and payable in full, if not sooner paid, on the payment date occurring in May 2036 referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

See “Prepayment and Yield Consequences” in this free writing prospectus for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse. The only source of funds available to make interest and principal payments on the notes will be the assets of the issuing entity. The issuing entity will have no source of funds other than collections and recoveries on the mortgage loans through insurance or otherwise (including the mortgage insurance policy) and payments, if any, received under the cap agreements and the interest rate swap agreements. No other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes. The payment structure of this securitization includes excess interest, overcollateralization, subordination, limited cross-collateralization and the mortgage insurance policy. Each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

See “Risk Factors—Potential inadequacy of credit enhancement” and “Description of the Notes and the Trust Certificates” in this free writing prospectus for a more detailed description of the excess interest, overcollateralization, subordination, limited cross-collateralization features, and the interest rate swap and cap agreements and see “The Mortgage Loans—The Private Mortgage Insurance Policy” in this free writing prospectus for a more detailed description of the mortgage insurance policy.

Subordination of Payments. The right of the holders of the more junior classes of notes to receive payments is subordinated to the right of the holders of the more senior classes of notes to receive payments.

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on such more senior classes of notes and, if necessary, by the right of such more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, after taking into account certain payments received by or paid by the issuing entity under the interest rate swap and cap agreements as described herein, to absorb Realized Losses on the mortgage loans, to maintain overcollateralization at the required level, and to provide a limited cross-collateralization.

Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $6,750,494 (which represents approximately 0.50% of the closing date pool balance).

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the required overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Risk Factors—Potential inadequacy of credit enhancement” and “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this free writing prospectus.

Cross-Collateralization. Excess interest from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group and to maintain the overcollateralization amount at its target level. In addition, if the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes relating to the other group, if any, before being paid to the Class M Notes. Collections from both groups, to the extent available after making payments to the Class A Notes, will be used to make payments on the Class M Notes.

See “Description of the Notes and the Trust Certificates—Payments of Principal” and “—Cross-collateralization Provisions” in this free writing prospectus.

Mortgage Insurance. Approximately 56.67% of the mortgage loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation, Radian Guaranty Inc. or PMI Mortgage Insurance Co. Each such mortgage loan has an original loan-to-value ratio of at least 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55%, 50% or 51%, respectively, of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Approximately 99.92%, 0.02% and 0.06% of the mortgage loans that are covered by a mortgage insurance policy are insured by Mortgage Guaranty Insurance Corporation, Radian Guaranty Inc. and PMI Mortgage Insurance Co., respectively.

See “The Mortgage Loans—The Private Mortgage Insurance Policies” in this free writing prospectus.

Allocation of Losses	Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be allocated in reverse sequential order, first to the Class M-11 Notes,

second to the Class M-10 Notes, third to the Class M-9 Notes, fourth to the Class M-8 Notes, fifth to the Class M-7 Notes, sixth to the Class M-6 Notes, seventh to the Class M-5 Notes, eighth to the Class M-4 Notes, ninth to the Class M-3 Notes, tenth to the Class M-2 Notes and eleventh to the Class M-1 Notes; provided, however, the allocation of Realized Losses to the Class M Notes will not result in a write down of the related Class Note Balances.

It is possible that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Notes all interest and principal amounts to which such notes are then entitled and it is likely that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class M Notes all interest and principal amounts to which such notes are entitled.

The Mortgage Loans	The mortgage loans will be secured by first lien or second lien mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:

	Group I	fixed and adjustable rate, level pay, interest-only and balloon loans with principal balances at origination that conform to certain agency investment guidelines.

	Group II	fixed and adjustable rate, level pay, interest-only and balloon loans with principal balances at origination that may or may not conform to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

The Group I mortgage loans will consist of 5,679 loans, with an aggregate principal balance of $904,573,565. The Group II mortgage loans will consist of 2,205 loans with an aggregate principal balance of $445,425,930.

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: 83.52%

Fixed-rate mortgage loans: 16.48%

Interest only mortgage loans: 18.91%

Second lien mortgage loans: 3.60%

Range of mortgage rates: 5.400% to 13.100%

Weighted average mortgage rate: 8.626%

Range of gross margins of the adjustable-rate mortgage loans: 0.850% to 8.150%

Weighted average gross margin of the adjustable-rate mortgage loans: 5.675%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: 4.850% to 13.100%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: 8.568%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: 11.450% to 20.100%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: 15.537%

Weighted average next adjustment date of the adjustable-rate mortgage loans: February 1, 2008

Weighted average remaining term to stated maturity: 349 months

Range of principal balances as of the cut-off date: $6,144 to $1,140,000

Average principal balance as of the cut-off date: $171,233

Range of original loan-to-value ratios(1): 11.11% to 100.00%

Weighted average original loan-to-value ratio(1): 80.62%

Geographic concentrations in excess of 5%:

California 19.43%

Florida 24.33%

Maryland 6.68%

(1) As used in this free writing prospectus, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $904,573,565 as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: 81.66%

Fixed-rate Group I Mortgage Loans: 18.34%

Interest-only Group I Mortgage Loans: 14.25%

Second lien Group I Mortgage Loans: 1.32%

Range of mortgage rates: 5.400% to 13.100%

Weighted average mortgage rate: 8.597%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: 3.450% to 8.150%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: 5.754%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: 4.850% to 13.100%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: 8.622%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: 11.750% to 20.100%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: 15.591%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: February 1, 2008

Weighted average remaining term to stated maturity: 353 months

Range of principal balances as of the cut-off date: $10,688 to $573,915

Average principal balance as of the cut-off date: $159,284

Range of original loan-to-value ratios(1): 11.11% to 100.00%

Weighted average original loan-to-value ratio(1): 78.81%

Geographic concentrations in excess of 5%:

California 14.61%

Florida 23.34%

Maryland 7.53%

(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II Mortgage Loans have an aggregate principal balance of approximately $445,425,930 as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: 87.29%

Fixed-rate Group II Mortgage Loans: 12.71%

Interest-only Group II Mortgage Loans: 28.38%

Second lien Group II Mortgage Loans: 8.22%

Range of mortgage rates: 5.625% to 13.000%

Weighted average mortgage rate: 8.684%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: 0.850% to 8.000%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: 5.523%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: 6.150% to 12.990%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: 8.465%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: 11.450% to 19.990%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: 15.434%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: February 1, 2008

Weighted average remaining term to stated maturity: 343 months

Range of principal balances as of the cut-off date: $6,144 to $1,140,000

Average principal balance as of the cut-off date: $202,007

Range of original loan- to-value ratios(1): 37.50% to 100.00%

Weighted average original loan-to-value ratio(1): 84.28%

Geographic concentrations in excess of 5%:

California 29.22%

Florida 26.36%

(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this free writing prospectus.

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the sponsor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this free writing prospectus.

The custodian will review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the custodian will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the custodian’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this free writing prospectus.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appeared on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the

London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this free writing prospectus.

Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Optional Clean-up Call by the Sponsor	The sponsor may, at its option, terminate the trust on any payment date when the outstanding principal balance of the mortgage loans is equal to or less than 10% of the original principal balance of the mortgage loans, after giving effect to distributions on that payment date.

Step-Up Margin	If the sponsor does not elect to exercise its clean-up call option, the margin with respect to each class of Class A Notes will double and the margin with respect to each class of Class M Notes will increase by one and a half times on the next payment date following the earliest possible Clean-up Call Date.

ERISA Consequences	Subject to the conditions and considerations described in this free writing prospectus and in the accompanying prospectus, the offered notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status	It is the opinion of Dewey Ballantine LLP, federal tax counsel to the issuing entity, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•        as long as the trust certificates are held by a “real estate investment trust” or a “qualified REIT subsidiary,” as such terms are defined in Section 856 of the Code, the issuing entity will be treated as a qualified REIT subsidiary.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Legal Investment	The Notes will not be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:

Class	Ratings (S&P/Moody’s/Fitch)

Class A-1A	AAA/Aaa/AAA

Class A-2A	AAA/Aaa/AAA

Class A-2B	AAA/Aaa/AAA

Class A-2C	AAA/Aaa/AAA

Class A-2D	AAA/Aaa/AAA

Class M-1	AA/Aa2/AA+

Class M-2	AA/Aa3/AA

Class M-3	AA/A1/AA

Class M-4	AA-/A2/A+

Class M-5	A+/A3/A+

Class M-6	A/Baa1/A

Class M-7	A-/Baa2/A-

Class M-8	BBB+/Baa3/BBB+

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Available Funds Cap Shortfalls and Deferred Interest.

Use of Proceeds	The net proceeds to be received from the sale of the notes, net of expenses of $740,000 to be paid out of the proceeds of this offering, will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page5 of the prospectus.

Some of the loans in the mortgage pool were underwritten to non-conforming standards and may experience higher delinquency and loss rates

The underwriting standards for the mortgage loans are described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans”, and are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical “A” credit borrowers. A “non-conforming credit” means a borrower whose mortgage loan would be ineligible for direct purchase by Fannie Mae due to credit characteristics that do not meet the Fannie Mae underwriting guidelines, for reasons such as creditworthiness and repayment ability. These mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other negative credit items. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical “A” credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae underwriting guidelines or to typical “A” credit borrowers.

The mortgage pool contains high original loan-to-value loans which could cause losses to holders of the Class A and Class M Notes

Approximately 60.90% of the Group I mortgage loans and approximately 60.55% of the Group II mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, with an original loan-to-value ratio (references to loan-to-value ratios in this free writing prospectus are references to combined loan-to-value ratios with respect to second-lien mortgage loans) of at least 60% will be covered by a mortgage insurance policy obtained on behalf of the issuing entity.

Approximately 44.00% and 42.91% of the Group I mortgage loans and Group II mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Potential inadequacy of credit enhancement

The overcollateralization, subordination, limited cross-collateralization, loss allocation, excess cashflow and primary mortgage insurance features described in this free writing prospectus are intended to enhance the likelihood that the noteholders will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Although a primary mortgage insurance policy has been acquired on behalf of the issuing entity from each of the mortgage insurance providers, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. Unlike a financial guaranty policy, coverage under each mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan. The mortgage insurance providers also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

The mortgage pool includes balloon loans, which can create increased risk of losses

Approximately 1.72% and 7.39% of the Group I and the Group II mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are fixed-rate “balloon loans”; that is, they require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment or they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date; or they are adjustable rate “balloon loans”; that is, they have interest rates that are fixed for two or three years and then the interest rates float for twenty-eight or twenty-seven years, respectively, and they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor’s ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

Approximately 1.32% of the Group I mortgage loans and approximately 8.22% of the Group II mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such second-lien mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second-lien mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans,

together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

The prepayment experience of the second lien loans may differ from that of the first lien loans. Second lien mortgage loans often are not viewed as permanent financing and may be more likely to be prepaid. However, the smaller monthly payment relative to that of a first lien mortgage loan may reduce the perceived benefits of refinancing. Changes in the tax laws governing deductibility of mortgage interest are likely to have a greater effect on second lien loans than on first lien loans.

The mortgage pool includes interest-only mortgage loans, which may have an increased risk of loss

Approximately 14.25% and 28.38% of the Group I and Group II mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date), respectively, do not provide for any required payments of principal during the first five or ten years of their term. These loans are sometimes referred to as interest only loans. Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•	no principal distributions will be made to noteholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the notes;

•	during the interest only period interest only loans may be less likely to prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan;

•	as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

•	interest only loans may be more likely to default than fully amortizing loans a the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term; and

•	if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

The mortgage loans have geographic concentrations which could cause losses to the holders if certain events occur in such regions

Approximately 14.61%, 23.34% and 7.53% of the Group I mortgage loans (by aggregate principal balance of the Group I mortgage loans as of the cut-off date) are secured by properties located in California, Florida and Maryland, respectively. Approximately 29.22%, and 26.36% of the Group II mortgage loans (by aggregate principal balance of the Group II mortgage loans as of the cut-off date) are secured by properties located in California and Florida respectively. In the event any of these states experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case. Such mortgage loans may be subject to prepayment or loss, both of which could affect the yield on the class A and mezzanine notes.

Certain risks are associated with the 40/30 mortgage loans owned by the issuing entity

Approximately 4.04% of the mortgage loans by cut-off date principal balance are adjustable rate mortgage loans and are intended to have a maturity date set at 30 years from origination and monthly payments set to amortize the principal balance of the loan over a term of 40 years from origination. The 40 year amortization schedule results in lower monthly payments for the borrower compared to traditional 30 year mortgage loans. Unless the loan is prepaid by the borrower, the 40 year amortization schedule will also result in the borrower owing a significant balloon payment on the 30th anniversary of origination.

A possible interpretation of the mortgage loans may be that the monthly payments are to be reset after the first adjustment date so that the monthly payment will amortize the principal balance of the mortgage loans over a term of 30 years from origination. If such interpretation were correct, it could result in a reduction of collections otherwise due to the issuing entity and could mean that the disclosures made to the borrower may have violated applicable law. The sponsor has agreed to send written correspondence to each borrower who received this type of loan confirming with the borrower that they understand that the loan they received has a 30 year maturity date and a 40 year amortization term. The correspondence will also confirm with the borrower that they understand these loans will result in a significant balloon payment on the 30th year. There can be no assurance that such letters will fully resolve any potential risks involved with the interpretation of these loans or the required legal disclosures.

In the event it is determined that any such loan is considered to provide for a 30 year amortization or that the disclosures violated applicable law, the sponsor will be required to repurchase the applicable loan from the issuing entity. If a significant number of loans are repurchased, the weighted average lives of the notes may be shortened.

The rate and timing of principal prepayments on the mortgage loans could adversely affect the yield on the class A and mezzanine notes

The rate and timing of principal payments on the notes will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer’s limited right to purchase delinquent mortgage loans) on the mortgage loans. Accordingly, the notes are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. The Class A-1A Notes will primarily bear the prepayment risk of the Group I mortgage loans, the Group II Notes will primarily bear the prepayment risk of the Group II mortgage loans and the mezzanine notes will bear the prepayment risk of both Groups of mortgage loans. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Approximately 59.94% and 58.64% of the Group I mortgage loans and Group II mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are subject to prepayment charges as of the cut-off date. Of the Group I mortgage loans that are subject to prepayment charges, approximately 80.33% are ARM loans and 19.67% are fixed-rate mortgage loans. Of the Group II mortgage loans that are subject to prepayment charges, approximately 88.19% are ARM loans and 11.81% are fixed-rate mortgage loans. Typically, the mortgage loans with a prepayment charge provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans. Under certain circumstances, as described in the sale and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The yields to maturity on the notes will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and purchases of delinquent loans by the servicer) on the mortgage loans. The yields to maturity on the notes will also depend on the related note rate and the purchase price for such notes.

If the notes are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the notes are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. The notes were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the notes may vary as determined at the time of sale.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

Effect of Mortgage Rates on the Note Rates

The Class A and Mezzanine Notes accrue interest at Note Rates based on a one-month LIBOR index plus a specified margin, but such Note Rates are subject to an Available Funds Cap Rate. As a result of the effect of the Available Funds Cap Rate on the Note Rates on the Class A and Mezzanine Notes, such notes may accrue less interest than they would otherwise accrue if their Note Rates were based solely on the one month LIBOR index plus the specified margin.

The adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally two years, three years or five years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust.

A variety of factors could limit the Note Rates and adversely affect the yields to maturity on the Class A and Mezzanine Notes. Some of these factors are described below.

•     The Note Rates for the Class A and Mezzanine Notes may adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally two years, three years or five years following their origination. Consequently, the Available Funds Cap Rate on the Note Rates on the Class A and Mezzanine Notes may prevent any increases in the Note Rates on such notes for extended periods.

•     If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the Note Rates on the Class A and Mezzanine Notes are more likely to be limited.

•     The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate mortgage loans may decline while the Note Rates on the Class A and Mezzanine Notes are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the Note Rates on the Class A and Mezzanine Notes may both decline or increase during the same period, but that the Note Rates on the Class A and Mezzanine Notes may decline more slowly or increase more rapidly.

If the Note Rate on any class of Class A and Mezzanine Notes is limited by the Available Funds Cap Rate on any payment date, the resulting Available Funds Cap Shortfalls may be recovered by the holders of such class of notes on such payment date or future payment dates, to the extent that on such payment dates there are Available Funds remaining after certain other payments on the Class A and Mezzanine Notes and the payment of certain fees and expenses of the trust (including the net swap payment, if any, the fixed rate cap payment, or any hedge termination payment owed to a Hedge Provider other than a Defaulted Hedge Termination Payment).

Amounts used to pay such shortfalls on the Class A and Mezzanine Notes may be supplemented by the Hedge Agreements to the extent described in this free writing prospectus. However, the amount received from the Hedge Provider under the Hedge Agreements may be insufficient to pay the holders of the applicable notes the full amount of interest which they would have received absent the Available Funds Cap Rate.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of such Prepayment Interest Shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer’s servicing fee for the related period. The servicer is not required to off-set Prepayment Interest Shortfalls from any interest income or ancillary income otherwise payable to the servicer. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer.

On any payment date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer will be allocated, first, to the Net Monthly Excess Cashflow, and second to the Accrued Note Interest with respect to the Class A and Mezzanine Notes on a pro rata basis based on the respective amounts of interest accrued on such notes for such payment date . The holders of the Class A and Mezzanine Notes will not be entitled to reimbursement for any such interest shortfalls. If these are allocated to the Class A and Mezzanine Notes, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of Realized Losses on the mortgage loans.

The mezzanine notes are particularly sensitive to the timing and amount of losses and prepayments on the mortgage loans

The weighted average lives of, and the yields to maturity on, the mezzanine notes, in the increasing order of their class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following payments of principal on the related payment date, will be allocated to the classes of mezzanine notes sequentially in reverse order of their numerical class designation. Although losses will be allocated to the Class M Notes, the Class Note Balances thereof will not be written down. However, the interest that accrues on the portion of the Class Note Balance equal to the related Allocated Loss Amount will be deferred and will only be paid to the extent funds are available therefor in the priority described herein.

Unless the note balances of the Class A Notes have been reduced to zero, the mezzanine notes will not be entitled to any principal payments until, at the earliest, the distribution date in May 2009. Even after the date on which the mezzanine notes are scheduled to begin to amortize they may become locked out of receiving principal payments during periods in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of such notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes, for so long as the Class A Notes are outstanding, to receive no principal payments even if no losses have occurred on the mortgage pool.

The structure of the mezzanine notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such notes according to the priorities described in this free writing prospectus, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

Ratings on the offered notes are dependent upon the creditworthiness of Mortgage Guaranty Insurance Corporation, Radian Guaranty Inc. and PMI Mortgage Insurance Company

The ratings assigned to the Class A and Mezzanine Notes by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation, Radian Guaranty Inc. and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures all of the Group I mortgage loans having a mortgage insurance policy obtained on behalf of the issuing entity and approximately 99.78% of the Group II mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having a mortgage insurance policy obtained on behalf of the issuing entity. Radian Guaranty Inc. insures none of the Group I mortgage loans having a mortgage insurance policy obtained on behalf of the issuing entity and approximately 0.06% of the Group II mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having a mortgage insurance policy obtained on behalf of the issuing entity. PMI Mortgage Insurance Company insures none of the Group I mortgage loans having a mortgage insurance policy obtained on behalf of the issuing entity and approximately 0.16% of the Group II mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having a mortgage insurance policy obtained on behalf of the issuing entity. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation by the rating agencies could result in the reduction of the ratings assigned to the offered notes. This reduction in ratings would likely adversely affect the liquidity and market value of the offered notes.

The call of soldiers into active duty could limit the servicer’s ability to collect on the loans

As described in the prospectus, the Servicemembers Civil Relief Act, as amended, and similar state laws limit the rate of interest and the ability of the servicer to foreclose on mortgages if the mortgagor is called into military service after the origination of the loan. A number of reservists and other soldiers have been recently called into active duty and additional soldiers could be called into service in the future. If any of the borrowers enter into active military duty, shortfalls and losses to the issuing entity and the notes could result, particularly since any interest otherwise due to the noteholders will be reduced by application of the Servicemembers Civil Relief Act, as described herein.

NovaStar Financial, Inc. is subject to certain class action litigation

Since April 2004, a number of substantially similar class action lawsuits have been filed and consolidated into a single action in the United States District Court for the Western District of Missouri. The consolidated complaint generally alleges that NovaStar Financial, Inc. (the “Company”) made public statements that were misleading for failing to disclose certain regulatory and licensing matters. The plaintiffs purport to have brought this consolidated action on behalf of all persons who purchased the Company’s common stock (and sellers of put options on the Company’s stock) during the period from October 29, 2003 through April 8, 2004. On January 14, 2005 , the Company filed a motion to dismiss this action, and on May 12, 2005, the court denied such motion. The Company believes that these claims are without merit and intends to vigorously defend against them.

Violation of various federal and state laws may result in losses on the mortgage loans

Numerous federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

In addition to the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the issuing entity and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans whether held by the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, could subject the issuing entity to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

The sponsor will represent that as of the Closing Date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “Description of the Notes—Assignment of Mortgage Loans” herein.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns all of the classes of equity in the issuing entity, intends to qualify as a “qualified REIT subsidiary” of its parent, NovaStar Financial, Inc. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and NovaStar Financial Inc. continues to qualify as a REIT, classification of the issuing entity as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of NovaStar Financial Inc. losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the depositor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue one or more classes of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The trust estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•	all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans,

•	the interest rate swap and cap agreements, and

•	released mortgaged property proceeds.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, as described under “The Originator” herein. The sponsor conveyed the mortgage loans to its affiliate, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of April 1, 2006, among the depositor, the issuing entity, the indenture trustee, the sponsor, and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of April 1, 2006, between the issuing entity and the indenture trustee, the issuing entity will pledge the trust estate to the indenture trustee, for the benefit of the noteholders, and issue the notes.

The Mortgage Loans

General

Each mortgage loan owned by the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy. See “The Sponsor and the Servicer – Underwriting” herein.

The pool balances for Group I and Group II were approximately $904,573,565 and $445,425,930, respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. As of the cut-off date, sixteen of the mortgage loans were at least 30 but less than 90 days past due, each of the mortgage loans was an “actuarial” loan and each of the mortgage loans was secured by a first or second lien on the related mortgaged property.

As of the Cut-off Date, approximately 14.25% and 28.38% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately 78.81%, the weighted average interest rate of the mortgage loans was approximately 8.597% per annum and the weighted average remaining term to maturity was approximately 353 months, with a weighted average seasoning of approximately 2 months. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately 84.28%, the weighted average interest rate was approximately 8.684% per annum, the weighted average remaining term to maturity was approximately 343 months, with a weighted average seasoning of approximately 3 months.

Approximately 59.94% and 58.93% of the mortgage loans in Group I and Group II, respectively, impose a prepayment charge for early full or partial prepayments during a period ranging from 1 year to five years from the date of origination. These prepayment charges are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

The sponsor will represent that each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. The sponsor also will represent that none of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

The original principal balance of all of the Group I mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group I mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group I mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group I mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) the principal balance at origination for each mortgage loan originated in most states may not exceed $417,000 for single-family residences, $533,850 for two-family residences, $645,300 for three-family residences and $801,950 for four-family residences.

The loan-to-value ratios (“LTVs”) described in this free writing prospectus refer to combined loan-to-value ratios in the case of a second lien mortgage loan and were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $1,349,999,494,

•	there were 7,884 mortgage loans under which the related mortgaged properties are located in 49 states,

•	the minimum Cut-off Date Principal Balance was approximately $6,144, the maximum Cut-off Date Principal Balance was approximately $1,140,000 and the average Cut-off Date Principal Balance was approximately $171,233,

•	the mortgage interest rate ranged from 5.400% to 13.100% per annum, and the weighted average mortgage interest rate was approximately 8.626% per annum,

•	approximately 16.48% of the mortgage loans are fixed-rate mortgage loans, and approximately 83.52% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from 0.850% to 8.150% per annum and the weighted average gross margin was approximately 5.675% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from 11.450% to 20.100% per annum and the weighted average maximum rate was approximately 15.537% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from 4.850% to 13.100% per annum and the weighted average minimum rate was approximately 8.568% per annum,

•	approximately 0.19% of the adjustable-rate mortgage loans had an initial periodic cap of 2.000% per annum and approximately 99.81% of the adjustable-rate mortgage loans had an initial periodic cap of 3.000% per annum,

•	approximately 99.74% of the adjustable-rate mortgage loans had a subsequent periodic cap of 1.000% per annum, approximately 0.07% of the adjustable-rate mortgage loans had a subsequent periodic cap of 1.500% per annum and approximately 0.19% of the adjustable-rate mortgage loans had a subsequent periodic cap of 2.000% per annum,

•	the original term to stated maturity ranged from 120 months to 360 months and the weighted average original term to stated maturity was approximately 352 months,

•	the remaining term to stated maturity ranged from 89 months to 360 months and the weighted average remaining term to stated maturity was approximately 349 months,

•	the age of the mortgage loans ranged from 0 months to 91 months and the weighted average age was approximately 2 months,

•	approximately 16.48% of the mortgage loans were fixed-rate loans, approximately 81.60% of the mortgage loans were 2/28 loans, approximately 1.50% of the mortgage loans were 3/27 loans, approximately 0.42% were 5/25 loans,

•	approximately 73.45% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately 18.91% of the mortgage loans have a five or ten year interest only period, after which such loans will fully amortize over their remaining terms and approximately 7.63% of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately 11.11% to approximately 100.00% and the weighted average LTV was approximately 80.62%,

•	approximately 96.40% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately 3.60% of the mortgage loans are secured by second-liens on the related mortgaged properties, and

•	approximately 19.43%, 24.33% and 6.68% of the mortgage loans are secured by mortgaged properties located in the states of California, Florida and Maryland, respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	125	$12,318,738.37	0.91%	9.524%	337	85.55%	600
Arizona	248	46,592,860.21	3.45	8.515	351	78.45	631
Arkansas	82	9,082,034.54	0.67	9.232	343	85.72	615
California	953	262,304,311.69	19.43	7.992	350	78.73	641
Colorado	57	9,128,939.03	0.68	8.466	346	84.99	650
Connecticut	100	19,308,861.96	1.43	8.915	353	81.82	619
Delaware	13	2,396,480.00	0.18	9.370	358	81.18	595
District of Columbia	42	10,161,311.05	0.75	8.571	354	73.81	620
Florida	1,873	328,519,030.94	24.33	8.476	350	79.48	637
Georgia	257	32,423,668.13	2.40	9.526	349	84.40	616
Hawaii	1	228,413.34	0.02	9.550	357	75.00	522
Idaho	12	1,491,708.41	0.11	8.414	358	79.35	638
Illinois	130	18,787,182.03	1.39	8.866	350	83.51	606
Indiana	79	7,224,893.64	0.54	9.097	346	86.12	626
Iowa	22	2,077,916.72	0.15	9.310	352	83.58	615
Kansas	31	3,557,824.25	0.26	9.382	352	89.94	617
Kentucky	39	4,193,460.88	0.31	9.046	348	84.88	602
Louisiana	112	12,351,409.72	0.91	9.382	350	84.63	609
Maine	45	6,504,560.37	0.48	8.900	350	81.31	602
Maryland	423	90,126,447.79	6.68	8.483	351	78.34	622
Massachusetts	168	35,874,880.01	2.66	8.899	351	81.85	632
Michigan	282	32,145,626.98	2.38	9.174	348	83.59	628
Minnesota	56	10,068,734.19	0.75	9.041	353	85.52	600
Mississippi	42	4,204,387.58	0.31	9.378	341	86.39	630
Missouri	134	15,017,831.87	1.11	9.171	351	84.77	625
Montana	4	374,114.62	0.03	7.420	347	75.52	723
Nebraska	14	1,370,360.45	0.10	9.302	355	85.41	616
Nevada	65	13,728,843.48	1.02	8.556	351	81.82	636
New Hampshire	47	8,606,204.85	0.64	8.756	353	84.07	624
New Jersey	208	47,547,860.07	3.52	8.683	356	78.66	608
New Mexico	20	2,801,570.50	0.21	8.726	346	86.48	619
New York	225	44,985,448.41	3.33	8.688	350	77.89	627
North Carolina	349	41,078,595.49	3.04	9.335	348	82.76	618

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
North Dakota	1	82,295.44	0.01	10.250	357	80.00	542
Ohio	263	24,613,336.96	1.82	9.132	343	85.69	622
Oklahoma	38	3,365,538.52	0.25	9.701	330	85.57	611
Oregon	24	4,201,925.81	0.31	8.524	344	81.22	630
Pennsylvania	202	23,233,655.60	1.72	9.247	352	84.05	608
Rhode Island	20	3,280,018.74	0.24	9.276	345	79.74	609
South Carolina	214	24,579,444.09	1.82	9.092	342	84.56	616
South Dakota	3	388,355.30	0.03	8.675	359	77.98	614
Tennessee	135	13,418,372.74	0.99	9.555	350	85.56	592
Texas	265	30,360,576.98	2.25	9.187	340	83.13	629
Utah	34	5,404,876.08	0.40	8.628	349	83.62	631
Vermont	7	1,219,892.70	0.09	9.700	339	78.94	617
Virginia	283	58,635,560.27	4.34	8.607	350	79.82	632
Washington	62	10,133,866.68	0.75	8.628	348	84.43	627
West Virginia	17	2,457,651.97	0.18	9.244	355	84.78	608
Wisconsin	52	7,185,732.85	0.53	9.004	356	87.14	651
Wyoming	6	853,881.83	0.06	9.630	359	91.02	603

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 50,000.00	713	$22,348,290.30	1.66%	11.371%	191	96.41%	650
50,000.01 - 100,000.00	1,585	122,579,898.96	9.08	9.464	319	80.91	626
100,000.01 - 150,000.00	1,902	236,186,911.62	17.50	8.846	351	79.94	615
150,000.01 - 200,000.00	1,305	227,939,013.37	16.88	8.576	356	78.90	620
200,000.01 - 250,000.00	835	186,853,861.36	13.84	8.469	356	80.07	629
250,000.01 - 300,000.00	532	145,953,959.13	10.81	8.365	357	80.51	635
300,000.01 - 350,000.00	373	120,602,021.85	8.93	8.223	357	80.58	641
350,000.01 - 400,000.00	244	91,690,354.96	6.79	8.250	357	81.53	644

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
400,000.01 - 450,000.00	163	68,931,609.68	5.11	8.138	356	80.24	640
450,000.01 - 500,000.00	106	50,361,430.86	3.73	8.315	358	83.02	647
500,000.01 - 550,000.00	47	24,612,905.95	1.82	8.471	358	84.22	637
550,000.01 - 600,000.00	39	22,376,098.50	1.66	8.331	357	81.72	626
600,000.01 - 650,000.00	13	8,155,022.98	0.60	8.213	358	73.49	612
650,000.01 - 700,000.00	4	2,754,846.51	0.20	9.170	358	86.21	592
700,000.01 - 750,000.00	12	8,646,640.08	0.64	9.300	358	82.92	607
750,000.01 - 800,000.00	4	3,119,322.57	0.23	8.328	357	83.53	670
800,000.01 - 850,000.00	1	824,898.24	0.06	8.990	359	85.00	611
850,000.01 - 900,000.00	1	895,265.18	0.07	8.990	358	75.00	563
900,000.01 - 950,000.00	1	940,071.86	0.07	10.200	357	90.00	625
950,000.01 - 1,000,000.00	2	1,989,042.63	0.15	8.620	358	85.46	632
1,000,000.01 or greater	2	2,238,027.54	0.17	8.575	358	75.69	635

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	249	$32,869,997.62	2.43%	8.065%	347	40.22%	608
50.00- 54.99	139	21,635,164.99	1.60	8.134	354	52.45	598
55.00- 59.99	189	32,338,782.60	2.40	7.945	353	57.53	602
60.00- 64.99	273	49,554,025.18	3.67	8.023	356	62.50	600
65.00- 69.99	337	60,870,562.93	4.51	8.081	355	67.30	601
70.00- 74.99	475	91,411,098.43	6.77	8.317	356	72.01	603
75.00- 79.99	584	112,497,794.16	8.33	8.498	354	76.53	606
80.00	1,783	359,631,705.54	26.64	8.114	357	80.00	659
80.01- 84.99	221	46,862,850.92	3.47	8.282	356	83.17	627
85.00- 89.99	696	142,551,047.17	10.56	8.717	356	86.02	619
90.00- 94.99	1,323	243,735,761.12	18.05	9.038	355	90.26	623
95.00- 99.99	505	82,561,994.93	6.12	9.641	349	95.13	631

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
100.00	1,110	73,478,708.54	5.44	10.794	253	100.00	661

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Risk Classification of the Aggregate Mortgage Loans

Risk Classification	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	3,759	$636,940,005.63	47.18%	8.790%	350	81.83%	614
M2	1,154	197,594,710.52	14.64	9.246	355	78.01	580
M3	239	41,240,009.97	3.05	9.418	357	69.51	560
M4	177	28,452,950.02	2.11	9.512	356	66.85	567
Alt A	2,542	443,900,420.14	32.88	7.981	344	81.96	682
AAA	1	107,501.54	0.01	8.375	276	80.00	649
A+	5	684,778.24	0.05	8.988	327	81.92	625
A	2	324,271.99	0.02	9.221	320	77.46	542
A-	2	489,201.09	0.04	8.055	281	68.97	565
C	1	61,640.51	0.00	11.625	269	75.00	564
Fico Enhanced	2	204,004.48	0.02	9.672	323	94.64	658

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.000 - 5.499	2	$316,024.38	0.02%	5.428%	355	68.18%	643
5.500 - 5.999	10	2,506,251.81	0.19	5.830	356	63.05	667
6.000 - 6.499	53	12,726,471.24	0.94	6.317	357	71.58	663
6.500 - 6.999	442	101,600,959.14	7.53	6.832	353	74.18	671

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
7.000 - 7.499	576	124,200,328.74	9.20	7.287	356	75.27	655
7.500 - 7.999	1,418	297,072,095.62	22.01	7.769	356	78.07	650
8.000 - 8.499	787	149,039,718.04	11.04	8.270	356	79.80	639
8.500 - 8.999	1,247	233,763,143.37	17.32	8.762	355	81.24	622
9.000 - 9.499	579	98,719,815.67	7.31	9.253	355	82.09	601
9.500 - 9.999	933	144,938,999.47	10.74	9.761	351	83.73	590
10.000 -10.499	373	57,243,367.50	4.24	10.274	345	86.30	591
10.500 -10.999	470	59,375,234.98	4.40	10.743	338	88.09	587
11.000 -11.499	268	23,559,463.65	1.75	11.209	296	90.65	603
11.500 -11.999	341	24,911,790.63	1.85	11.735	287	91.68	603
12.000 -12.499	222	11,651,928.24	0.86	12.191	241	96.77	621
12.500 -12.999	143	7,492,147.30	0.55	12.778	219	98.52	658
13.000 -13.499	20	881,754.35	0.07	13.008	192	96.74	648

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Gross Margins

Aggregate ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.001 - 0.999	1	$103,052.39	0.01%	7.700%	358	80.00%	731
3.000 - 3.499	1	74,740.49	0.01	6.750	356	62.50	630
3.500 - 3.999	5	656,125.11	0.06	7.202	357	66.88	710
4.000 - 4.499	171	35,441,305.86	3.14	7.018	358	71.29	678
4.500 - 4.999	961	209,922,824.74	18.62	7.565	358	77.46	685
5.000 - 5.499	1,133	228,630,200.68	20.28	8.041	358	79.12	646
5.500 - 5.999	1,257	249,504,071.81	22.13	8.586	358	80.93	618
6.000 - 6.499	1,163	220,718,484.49	19.58	9.277	358	84.45	592
6.500 - 6.999	627	114,699,997.08	10.17	10.037	358	84.33	572
7.000 - 7.499	358	61,393,058.05	5.44	9.444	357	78.23	572
7.500 - 7.999	22	5,840,427.09	0.52	9.043	356	78.72	571
8.000 - 8.499	2	552,053.93	0.05	8.174	355	93.76	705

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Maximum Mortgage Interest Rates

Aggregate ARM Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.000 -11.499	1	$115,246.71	0.01%	6.450%	353	80.00%	648
11.500 -11.999	2	745,381.35	0.07	6.487	356	57.32	641
12.000 -12.499	5	1,630,213.72	0.14	5.872	355	77.46	644
12.500 -12.999	25	6,410,825.10	0.57	6.584	356	67.91	631
13.000 -13.499	70	17,307,228.04	1.53	6.644	357	70.28	642
13.500 -13.999	361	85,491,179.82	7.58	6.911	357	75.62	666
14.000 -14.499	447	100,827,575.24	8.94	7.340	358	76.55	654
14.500 -14.999	1,124	244,444,834.46	21.68	7.792	358	79.02	651
15.000 -15.499	614	123,507,434.45	10.95	8.281	358	79.91	638
15.500 -15.999	1,014	202,960,629.35	18.00	8.770	358	81.43	621
16.000 -16.499	485	85,677,992.65	7.60	9.261	358	82.30	599
16.500 -16.999	747	126,876,761.04	11.25	9.754	358	83.45	586
17.000 -17.499	281	50,136,613.05	4.45	10.280	358	85.90	587
17.500 -17.999	301	48,681,622.95	4.32	10.738	358	86.73	575
18.000 -18.499	100	14,560,094.68	1.29	11.221	358	85.88	568
18.500 -18.999	90	12,875,562.90	1.14	11.707	358	87.21	560
19.000 -19.499	22	3,489,759.35	0.31	12.228	358	91.70	569
19.500 -19.999	11	1,725,476.68	0.15	12.684	358	93.72	567
20.000 -20.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Minimum Mortgage Interest Rates

Aggregate ARM Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
4.500 - 4.999	1	$322,066.88	0.03%	6.200%	357	83.90%	626
5.000 - 5.499	2	316,024.38	0.03	5.428	355	68.18	643
5.500 - 5.999	9	1,971,851.81	0.17	5.885	356	58.45	683
6.000 - 6.499	52	12,404,404.36	1.10	6.320	357	71.26	664
6.500 - 6.999	345	81,070,086.19	7.19	6.822	357	74.58	669
7.000 - 7.499	451	101,948,158.64	9.04	7.286	358	76.01	653
7.500 - 7.999	1,146	251,212,922.93	22.28	7.774	358	79.01	650
8.000 - 8.499	623	126,293,736.39	11.20	8.262	358	80.15	638
8.500 - 8.999	1,021	204,619,770.83	18.15	8.763	358	81.42	621
9.000 - 9.499	490	87,073,932.88	7.72	9.258	358	82.34	600
9.500 - 9.999	753	128,295,616.97	11.38	9.754	358	83.32	586
10.000 -10.499	283	50,603,342.72	4.49	10.281	358	85.69	587
10.500 -10.999	301	48,681,622.95	4.32	10.738	358	86.73	575
11.000 -11.499	100	14,560,094.68	1.29	11.221	358	85.88	568
11.500 -11.999	90	12,875,562.90	1.14	11.707	358	87.21	560
12.000 -12.499	22	3,489,759.35	0.31	12.228	358	91.70	569
12.500 -12.999	11	1,725,476.68	0.15	12.684	358	93.72	567
13.000 -13.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Month and Year of Next Rate Change Date

Aggregate ARM Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
April 2007	2	$162,768.89	0.01%	7.139%	348	88.21%	609
July 2007	2	122,048.39	0.01	8.768	351	95.00	595
August 2007	2	675,874.20	0.06	7.204	352	74.22	585
September 2007	5	1,045,998.67	0.09	7.714	353	82.50	615

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
October 2007	16	4,769,890.53	0.42	7.238	354	77.81	612
November 2007	50	12,656,030.32	1.12	7.628	355	80.39	614
December 2007	449	93,073,576.83	8.25	8.321	356	79.41	628
January 2008	1,783	366,121,283.08	32.47	8.526	357	80.22	626
February 2008	1,725	328,183,328.12	29.11	8.710	358	80.93	624
March 2008	1,496	286,757,062.46	25.43	8.659	359	80.99	624
April 2008	45	8,087,837.00	0.72	8.912	360	83.98	636
November 2008	2	211,775.66	0.02	8.000	355	78.67	596
December 2008	11	2,278,691.74	0.20	7.411	356	75.32	669
January 2009	31	6,245,158.95	0.55	7.761	357	73.22	630
February 2009	40	7,236,844.69	0.64	8.232	358	79.33	633
March 2009	21	4,218,864.29	0.37	8.193	359	78.31	643
December 2010	4	1,566,591.39	0.14	6.574	356	74.91	676
January 2011	4	861,030.03	0.08	7.395	357	59.20	696
February 2011	6	1,529,251.63	0.14	7.429	358	79.01	650
March 2011	7	1,732,434.85	0.15	8.115	359	78.03	665

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Original Terms to Maturity

Aggregate Mortgage Loans

Original Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
120	2	$189,070.78	0.01%	9.683%	117	92.16%	593
180	1,125	58,210,623.62	4.31	10.793	177	94.13	663
240	35	4,107,918.18	0.30	8.260	238	75.73	623
300	1	70,255.32	0.01	10.990	299	95.00	589
360	6,721	1,287,421,626.23	95.36	8.528	358	80.02	627

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61- 120	3	$245,821.90	0.02%	9.756%	111	86.36%	579
121-180	1,124	58,153,872.50	4.31	10.794	177	94.16	663
181-240	35	4,107,918.18	0.30	8.260	238	75.73	623
241-300	3	239,397.37	0.02	9.979	281	83.11	610
301-360	6,719	1,287,252,484.18	95.35	8.528	358	80.02	627

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	950	$255,328,785.18	18.91%	7.877%	358	80.52%	666
Not Interest Only	6,934	1,094,670,708.95	81.09	8.800	348	80.64	620

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Initial Periodic Rate Cap of the

Aggregate ARM Loans

Initial Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2.000	11	$2,107,233.95	0.19%	8.629%	358	74.14%	605
3.000	5,690	1,125,429,107.77	99.81	8.567	358	80.50	625

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Periodic Rate Cap of the Aggregate ARM Loans

Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	5,685	$1,124,613,553.48	99.74%	8.566%	358	80.51%	626
1.500	5	831,022.44	0.07	8.793	358	78.72	583
2.000	11	2,091,765.80	0.19	8.678	356	70.36	588

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	383	$66,176,311.48	4.90%	8.944%	356	77.64%	658
Primary	7,314	1,244,647,626.74	92.20	8.604	349	80.67	627
Secondary Home	187	39,175,555.91	2.90	8.758	355	83.90	658

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	607	$95,999,290.58	7.11%	8.528%	349	81.51%	645
Multi-Unit	322	74,135,078.69	5.49	8.763	352	79.43	639
PUD	1,142	231,883,290.75	17.18	8.591	349	81.35	638

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Single Family Residence	5,813	947,981,834.11	70.22	8.633	349	80.44	624

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Distribution of Seasoning

Aggregate Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Current Principal Balance	Percentage by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0	59	$9,448,967.00	0.70%	8.879%	355	82.51%	635
1	1,948	339,647,924.97	25.16	8.684	354	80.77	626
2	2,322	399,613,097.65	29.60	8.684	353	80.60	629
3	2,680	456,869,044.28	33.84	8.598	346	80.56	631
4	699	117,224,271.53	8.68	8.450	342	80.00	632
5	86	15,780,640.95	1.17	8.037	336	81.89	621
6	46	6,298,077.12	0.47	8.003	317	81.42	623
7	17	1,511,751.84	0.11	8.797	298	87.37	625
8	5	921,119.41	0.07	8.341	304	81.08	606
9	2	122,048.39	0.01	8.768	351	95.00	595
12	2	162,768.89	0.01	7.139	348	88.21	609
14	1	48,573.02	0.00	12.750	166	95.00	655
27	1	109,973.01	0.01	9.750	333	80.00	577
30	1	82,973.97	0.01	7.625	330	69.67	588
31	1	135,288.46	0.01	7.900	329	84.85	622
32	2	287,650.07	0.02	8.874	328	86.07	703
33	2	364,926.90	0.03	9.211	327	79.98	619
36	1	241,890.32	0.02	9.300	324	80.00	544
39	1	101,588.91	0.01	10.750	321	95.00	683
40	1	63,125.13	0.00	7.550	320	73.03	625
41	1	135,406.86	0.01	10.625	319	90.00	637
44	1	87,660.64	0.01	10.100	316	94.17	616
51	1	82,381.67	0.01	8.990	309	70.00	536
54	1	432,449.97	0.03	7.800	306	69.23	569
84	1	107,501.54	0.01	8.375	276	80.00	649

Seasoning (months)	Number of Mortgage Loans	Current Principal Balance	Percentage by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
91	2	118,391.63	0.01	10.846	183	71.18	549

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Fixed Rate Mortgage Loan Types

of the Fixed Rate Mortgage Loans

Fixed Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Fixed Rate	1,228	$170,322,590.81	76.56%	8.359%	338	76.90%	640
Fixed Rate Balloon 30/15	910	42,735,128.45	19.21	11.373	177	99.37	669
Fixed Rate Balloon 40/30	31	5,759,753.29	2.59	8.060	358	77.62	659
Fixed Rate IO*	14	3,645,679.86	1.64	7.956	358	79.30	681

Total	2,183	$222,463,152.41	100.00%	8.924%	308	81.28%	647

*	(10 Year IO Term)

Adjustable Rate Mortgage Loan Types

of the ARM Loans

Adjustable Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO*	904	$243,617,282.83	21.61%	7.889%	358	80.72%	666
2/28 6 Mo LIBOR ARM	4,464	804,394,485.42	71.34	8.835	358	80.46	611
2/28 6 Month LIBOR ARM 40/30 Balloon	207	53,643,930.24	4.76	7.959	358	81.86	648
3/27 6 MO LIBOR IO*	25	5,802,372.49	0.51	7.508	357	76.13	674
3/27 6 Mo LIBOR ARM	76	13,484,914.82	1.20	8.187	358	76.75	622
3/27 6 Month LIBOR ARM 40/30 Balloon	4	904,048.02	0.08	7.991	359	81.12	643
5/25 6 MO LIBOR	14	3,425,857.90	0.30	7.401	358	76.00	666
5/25 6 MO LIBOR IO**	7	2,263,450.00	0.20	7.392	357	72.44	673

Total	5,701	$1,127,536,341.72	100.00%	8.567%	358	80.49%	625

*	(5 Year IO Term)
**	(10 Year IO Term)

Original Prepayment Penalty Term

Aggregate Mortgage Loans

Original Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
No Prepayment Penalty	3,271	$545,283,668.76	40.39%	8.905%	347	81.32%	632
12	32	9,879,765.13	0.73	8.447	352	78.11	623
24	2,362	427,916,180.44	31.70	8.513	352	80.74	630
36	2,215	366,489,609.26	27.15	8.345	350	79.49	624
60	4	430,270.54	0.03	8.940	294	82.68	608

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	4,553	$843,233,034.98	62.46%	8.495%	353	78.05%	614
Purchase	3,063	468,333,070.43	34.69	8.879	343	85.32	655
Rate/Term Refinance	268	38,433,388.72	2.85	8.396	350	79.81	632

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	3,588	$517,364,281.47	38.32%	8.626%	350	80.65%	602
Limited Documentation	149	28,516,921.74	2.11	8.714	356	81.91	603
No Documentation	865	149,498,103.68	11.07	8.238	346	80.67	699
Stated Income	3,282	654,620,187.24	48.49	8.710	350	80.52	636

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Lien Position

Aggregate Mortgage Loans

Lien Position:	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	6,843	$1,301,427,738.61	96.40%	8.523%	356	79.91%	628
Second Lien	1,041	48,571,755.52	3.60	11.373	183	99.46	669

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

Distribution of FICO Scores

Aggregate Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	222	$33,665,378.75	2.49%	9.728%	357	72.13%	517
525-549	681	110,557,137.37	8.19	9.639	357	76.40	537
550-574	813	142,859,541.43	10.58	9.170	356	77.88	562
575-599	1,080	175,891,811.89	13.03	9.075	350	80.50	588
600-624	1,157	199,164,534.72	14.75	8.594	351	80.70	612
625-649	1,136	196,207,051.85	14.53	8.318	347	81.10	637
650-674	1,015	175,951,671.80	13.03	8.236	346	82.78	662
675-699	686	123,454,510.24	9.14	8.073	347	82.34	686

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
700 or greater	1,094	192,247,856.08	14.24	8.092	343	83.01	732

Total	7,884	$1,349,999,494.13	100.00%	8.626%	349	80.62%	629

The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $904,573,565,

•	there were 5,679 mortgage loans under which the related mortgaged properties are located in 49 states,

•	the minimum Cut-off Date Principal Balance was approximately $10,688, the maximum Cut-off Date Principal Balance was approximately $573,915 and the average Cut-off Date Principal Balance was approximately $159,284,

•	the mortgage interest rate ranged from 5.400% to 13.100% per annum, and the weighted average mortgage interest rate was approximately 8.597% per annum,

•	approximately 18.34% of the mortgage loans are fixed-rate mortgage loans, and approximately 81.66% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group I ranged from 3.450% to 8.150% per annum and the weighted average gross margin was approximately 5.754%,

•	the maximum rate for the adjustable-rate mortgage loans in Group I ranged from 11.750% to 20.100% per annum and the weighted average maximum rate was approximately 15.591% per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group I ranged from 4.850% to 13.100% per annum and the weighted average minimum rate was approximately 8.622% per annum,

•	approximately 0.29% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of 2.000% per annum and approximately 99.71% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of 3.000% per annum,

•	approximately 99.63% of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of 1.000% per annum approximately 0.11% of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of 1.500% per annum and approximately 0.26% of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of 2.000% per annum,

•	the original term to stated maturity ranged from 120 months to 360 months and the weighted average original term to stated maturity was approximately 355 months,

•	the remaining term to stated maturity ranged from 117 months to 360 months and the weighted average remaining term to stated maturity was approximately 353 months,

•	the age of the mortgage loans ranged from 0 months to 12 months and the weighted average age was approximately 2 months,

•	approximately 18.34% of the mortgage loans were fixed-rate loans, approximately 79.31% of the mortgage loans were 2/28 loans, approximately 1.83% of the mortgage loans were 3/27 loans and approximately 0.53% of the mortgage loans were 5/25 loans,

•	approximately 80.98% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately 14.25% of the mortgage loans have a five or ten year interest only period, after which such loans will fully amortize over their remaining terms and 4.77% of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately 11.11% to approximately 100.00% and the weighted average LTV was approximately 78.81%,

•	approximately 98.68% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately 1.32% of the mortgage loans are secured by second-liens on the related mortgaged properties,

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately 23.34%, 14.61% and 7.53% of the mortgage loans are secured by mortgaged properties located in the states of Florida, California and Maryland respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	99	$9,609,206.08	1.06%	9.494%	335	84.97%	593
Arizona	180	33,100,651.10	3.66	8.455	357	76.59	614
Arkansas	62	6,645,870.10	0.73	9.238	342	86.81	613
California	520	132,169,384.37	14.61	7.779	356	74.21	630
Colorado	42	5,892,916.58	0.65	8.651	348	85.30	639
Connecticut	82	14,463,472.93	1.60	8.860	353	81.43	616
Delaware	11	1,960,197.07	0.22	9.393	358	80.68	586
District of Columbia	35	7,442,473.75	0.82	8.675	356	69.55	605
Florida	1,251	211,091,558.23	23.34	8.369	354	76.77	623
Georgia	200	24,370,410.81	2.69	9.466	351	83.93	612
Hawaii	1	228,413.34	0.03	9.550	357	75.00	522
Idaho	11	1,383,924.42	0.15	8.421	358	79.29	626
Illinois	103	14,499,444.66	1.60	8.735	353	82.18	603
Indiana	57	5,269,778.20	0.58	8.989	346	85.34	627
Iowa	19	1,786,382.37	0.20	9.281	355	83.77	602
Kansas	26	3,069,326.68	0.34	9.275	353	89.13	617
Kentucky	29	2,891,506.06	0.32	9.318	353	86.73	597
Louisiana	81	8,889,070.42	0.98	9.390	353	84.89	608
Maine	39	5,772,639.75	0.64	8.889	353	80.10	594
Maryland	339	68,136,356.53	7.53	8.479	354	77.14	609
Massachusetts	119	24,472,741.21	2.71	8.780	353	79.36	621
Michigan	234	27,157,490.18	3.00	9.096	352	82.80	629
Minnesota	48	8,664,172.21	0.96	9.012	356	85.23	594
Mississippi	28	3,018,825.89	0.33	9.356	341	85.50	629
Missouri	113	13,150,324.79	1.45	9.158	353	84.74	619
Montana	2	257,329.56	0.03	7.375	358	71.66	723
Nebraska	13	1,243,089.29	0.14	9.245	354	85.96	625
Nevada	37	6,800,922.38	0.75	8.365	354	80.75	617
New Hampshire	42	7,754,995.67	0.86	8.726	356	83.61	618
New Jersey	177	37,347,152.74	4.13	8.634	356	76.85	603
New Mexico	18	2,499,319.73	0.28	8.678	345	85.49	616
New York	152	28,794,905.96	3.18	8.592	356	75.12	614
North Carolina	244	28,832,660.93	3.19	9.361	350	82.47	606

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
North Dakota	1	82,295.44	0.01	10.250	357	80.00	542
Ohio	220	20,698,257.82	2.29	9.119	345	85.22	620
Oklahoma	29	2,400,352.17	0.27	9.805	331	83.38	598
Oregon	23	3,663,031.16	0.40	8.609	342	79.93	625
Pennsylvania	165	17,636,228.50	1.95	9.112	353	82.24	605
Rhode Island	16	2,709,174.26	0.30	9.327	350	78.84	596
South Carolina	155	17,351,068.08	1.92	9.054	341	83.03	608
South Dakota	3	388,355.30	0.04	8.675	359	77.98	614
Tennessee	117	11,725,159.00	1.30	9.542	350	85.34	589
Texas	180	18,246,756.79	2.02	9.016	335	81.09	630
Utah	27	4,236,006.21	0.47	8.407	355	82.49	633
Vermont	7	1,219,892.70	0.13	9.700	339	78.94	617
Virginia	198	37,254,886.41	4.12	8.582	355	77.74	616
Washington	57	9,034,064.95	1.00	8.639	349	84.96	625
West Virginia	13	1,791,908.23	0.20	9.024	354	82.48	609
Wisconsin	49	6,826,173.40	0.75	8.959	356	86.81	650
Wyoming	5	643,040.20	0.07	8.804	359	88.08	608

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Cut-off Date Principal Balances
Group I Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 50,000.00	360	$10,619,784.68	1.17%	11.102%	201	93.31%	637
50,000.01 - 100,000.00	1,203	93,952,678.86	10.39	9.124	342	77.01	612
100,000.01 - 150,000.00	1,562	194,262,965.85	21.48	8.783	354	78.57	608
150,000.01- 200,000.00	1,045	182,314,534.01	20.15	8.569	356	77.78	613
200,000.01 - 250,000.00	628	140,497,511.92	15.53	8.400	356	78.67	622
250,000.01 - 300,000.00	374	102,627,447.00	11.35	8.445	356	79.57	619
300,000.01- 350,000.00	263	85,058,477.81	9.40	8.208	357	79.26	629
350,000.01 - 400,000.00	177	66,520,246.50	7.35	8.291	357	80.86	633

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
400,000.01 - 450,000.00	53	21,809,010.19	2.41	8.122	358	78.86	634
450,000.01 - 500,000.00	10	4,724,223.04	0.52	8.430	357	83.78	659
500,000.01 - 550,000.00	2	1,043,555.96	0.12	9.414	358	73.22	572
550,000.01 - 600,000.00	2	1,143,128.79	0.13	8.076	357	79.81	638

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	243	$30,470,249.00	3.37%	8.107%	346	39.85%	607
50.00- 54.99	136	20,835,114.76	2.30	8.116	354	52.41	599
55.00- 59.99	180	29,209,162.30	3.23	7.919	353	57.56	600
60.00- 64.99	262	45,648,903.93	5.05	8.068	356	62.52	599
65.00- 69.99	320	55,771,568.07	6.17	8.101	356	67.33	602
70.00- 74.99	435	76,713,889.56	8.48	8.317	356	71.98	601
75.00- 79.99	537	96,737,757.26	10.69	8.508	353	76.49	605
80.00	925	151,132,537.81	16.71	8.289	356	80.00	640
80.01- 84.99	199	37,770,231.75	4.18	8.380	356	83.20	623
85.00- 89.99	613	110,598,034.00	12.23	8.722	356	86.03	618
90.00- 94.99	1,049	172,455,716.26	19.06	9.008	355	90.24	621
95.00- 99.99	349	53,287,680.83	5.89	9.521	351	95.15	633
100.00	431	23,942,719.08	2.65	10.561	279	100.00	645

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Risk Classification of the Group I Mortgage Loans

Risk Classification	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	2,803	$433,786,495.94	47.95%	8.703%	353	80.39%	609
M2	993	160,319,235.78	17.72	9.156	356	76.66	578
M3	229	38,935,851.20	4.30	9.382	357	69.12	559
M4	172	27,539,067.28	3.04	9.527	356	66.82	566
Alt A	1,482	243,992,914.41	26.97	7.810	349	80.33	675

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.000 - 5.499	2	$316,024.38	0.03%	5.428%	355	68.18%	643
5.500 - 5.999	9	1,971,851.81	0.22	5.885	356	58.45	683
6.000 - 6.499	47	10,230,273.15	1.13	6.322	357	69.30	649
6.500 - 6.999	344	69,508,638.40	7.68	6.830	351	72.30	663
7.000 - 7.499	434	82,485,863.47	9.12	7.283	355	73.01	644
7.500 - 7.999	1,028	190,253,968.38	21.03	7.770	355	76.66	638
8.000 - 8.499	593	100,364,490.79	11.10	8.269	356	78.93	629
8.500 - 8.999	966	160,101,121.39	17.70	8.766	355	80.02	613
9.000 - 9.499	467	72,294,481.23	7.99	9.253	355	80.64	596
9.500 - 9.999	731	105,531,741.23	11.67	9.775	355	82.05	581
10.000 -10.499	275	39,102,310.06	4.32	10.286	351	83.93	577
10.500 -10.999	315	38,960,913.95	4.31	10.742	347	86.10	579
11.000 -11.499	153	13,623,403.81	1.51	11.206	328	87.04	580
11.500 -11.999	164	12,619,019.28	1.40	11.723	325	86.20	571
12.000 -12.499	97	4,443,569.12	0.49	12.170	262	94.21	597
12.500 -12.999	46	2,441,732.35	0.27	12.719	266	95.99	601
13.000 -13.499	8	324,161.81	0.04	13.022	217	91.13	615

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Gross Margins

Group I ARM Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
3.000 - 3.499	1	$74,740.49	0.01%	6.750%	356	62.50%	630
3.500 - 3.999	4	546,778.08	0.07	7.172	358	64.26	717
4.000 - 4.499	139	24,511,171.36	3.32	6.999	358	69.75	676
4.500 - 4.999	548	103,799,805.03	14.05	7.526	358	75.06	667
5.000 - 5.499	850	153,193,262.56	20.74	8.030	358	78.05	638
5.500 - 5.999	952	165,774,171.78	22.44	8.590	358	79.63	610
6.000 - 6.499	908	151,877,037.65	20.56	9.295	358	83.19	587
6.500 - 6.999	509	82,087,975.53	11.11	9.970	358	82.44	564
7.000 - 7.499	315	52,557,938.00	7.11	9.305	357	76.54	570
7.500 - 7.999	17	4,187,453.27	0.57	9.022	356	76.58	573
8.000 - 8.499	1	98,689.59	0.01	8.400	355	90.00	641

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Maximum Mortgage Interest Rates

Group I ARM Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.500 -11.999	2	$745,381.35	0.10%	6.487%	356	57.32%	641
12.000 -12.499	3	597,763.20	0.08	5.862	356	73.07	622
12.500 -12.999	21	4,924,713.41	0.67	6.511	356	66.08	633

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
13.000 -13.499	61	13,475,564.51	1.82	6.585	357	69.28	636
13.500 -13.999	265	55,059,773.39	7.45	6.899	357	73.80	656
14.000 -14.499	311	61,365,138.96	8.31	7.342	358	74.03	639
14.500 -14.999	763	146,222,412.32	19.79	7.801	358	77.82	635
15.000 -15.499	429	77,703,743.68	10.52	8.280	358	79.06	625
15.500 -15.999	760	133,492,120.15	18.07	8.778	358	80.11	611
16.000 -16.499	387	61,417,835.85	8.31	9.261	358	80.88	592
16.500 -16.999	611	93,190,307.13	12.62	9.773	358	82.04	579
17.000 -17.499	225	34,877,314.07	4.72	10.290	358	83.95	575
17.500 -17.999	238	33,767,698.35	4.57	10.739	358	85.63	574
18.000 -18.499	81	10,721,948.66	1.45	11.213	358	84.50	566
18.500 -18.999	65	8,368,896.85	1.13	11.703	358	83.63	553
19.000 -19.499	14	1,507,047.52	0.20	12.216	358	87.31	557
19.500 -19.999	7	1,199,453.76	0.16	12.667	358	91.83	566
20.000 -20.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Minimum Mortgage Interest Rates

Group I ARM Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
4.500 - 4.999	1	$322,066.88	0.04%	6.200%	357	83.90%	626
5.000 - 5.499	2	316,024.38	0.04	5.428	355	68.18	643
5.500 - 5.999	9	1,971,851.81	0.27	5.885	356	58.45	683
6.000 - 6.499	46	9,908,206.27	1.34	6.326	357	68.83	650
6.500 - 6.999	255	52,634,846.18	7.13	6.815	357	72.57	659
7.000 - 7.499	315	62,559,292.66	8.47	7.279	357	73.68	639
7.500 - 7.999	775	149,365,369.64	20.22	7.777	358	77.81	634
8.000 - 8.499	435	79,105,515.79	10.71	8.273	358	79.22	625
8.500 - 8.999	766	134,712,986.89	18.24	8.770	358	80.20	611
9.000 - 9.499	391	62,394,444.71	8.45	9.257	358	80.98	593

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
9.500 - 9.999	616	94,437,419.07	12.78	9.772	358	81.87	579
10.000 -10.499	227	35,344,043.74	4.78	10.291	358	83.68	575
10.500 -10.999	238	33,767,698.35	4.57	10.739	358	85.63	574
11.000 -11.499	81	10,721,948.66	1.45	11.213	358	84.50	566
11.500 -11.999	65	8,368,896.85	1.13	11.703	358	83.63	553
12.000 -12.499	14	1,507,047.52	0.20	12.216	358	87.31	557
12.500 -12.999	7	1,199,453.76	0.16	12.667	358	91.83	566
13.000 -13.499	1	71,910.18	0.01	13.100	357	60.00	524

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Month and Year of Next Rate Change Date

Group I ARM Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
April 2007	2	$162,768.89	0.02%	7.139%	348	88.21%	609
July 2007	2	122,048.39	0.02	8.768	351	95.00	595
August 2007	1	207,628.12	0.03	7.100	352	95.00	616
September 2007	2	490,016.00	0.07	8.445	353	86.28	558
October 2007	9	2,442,182.54	0.33	7.255	354	72.09	596
November 2007	38	7,211,526.82	0.98	7.624	355	76.75	598
December 2007	356	67,358,438.13	9.12	8.376	356	78.13	615
January 2008	1,333	240,829,115.89	32.60	8.580	357	78.82	613
February 2008	1,290	216,979,661.17	29.37	8.765	358	79.45	613
March 2008	1,077	176,948,512.45	23.95	8.736	359	80.01	611
April 2008	25	4,653,162.00	0.63	9.258	360	83.55	611
November 2008	2	211,775.66	0.03	8.000	355	78.67	596
December 2008	11	2,278,691.74	0.31	7.411	356	75.32	669
January 2009	25	4,643,744.53	0.63	7.692	357	71.84	612
February 2009	35	6,066,337.93	0.82	8.264	358	78.12	622
March 2009	17	3,316,155.70	0.45	8.115	359	77.28	642
December 2010	2	664,540.87	0.09	6.268	356	67.99	650

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
January 2011	4	861,030.03	0.12	7.395	357	59.20	696
February 2011	6	1,529,251.63	0.21	7.429	358	79.01	650
March 2011	7	1,732,434.85	0.23	8.115	359	78.03	665

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Original Terms to Maturity

Group I Mortgage Loans

Original Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
120	2	$189,070.78	0.02%	9.683%	117	92.16%	593
180	474	22,534,151.81	2.49	9.930	177	86.03	645
240	35	4,107,918.18	0.45	8.260	238	75.73	623
300	1	70,255.32	0.01	10.990	299	95.00	589
360	5,167	877,672,168.52	97.03	8.564	358	78.64	617

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61- 120	2	$189,070.78	0.02%	9.683%	117	92.16%	593
121-180	474	22,534,151.81	2.49	9.930	177	86.03	645
181-240	35	4,107,918.18	0.45	8.260	238	75.73	623
241-300	1	70,255.32	0.01	10.990	299	95.00	589
301-360	5,167	877,672,168.52	97.03	8.564	358	78.64	617

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	559	$128,896,097.02	14.25%	7.850%	358	79.51%	660
Not Interest Only	5,120	775,677,467.59	85.75	8.721	352	78.70	611

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Initial Periodic Rate Cap of the Group I ARM Loans

Initial Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2.000	11	$2,107,233.95	0.29%	8.629%	358	74.14%	605
3.000	4,233	736,601,789.39	99.71	8.622	358	79.14	613

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Periodic Rate Cap of the Group I ARM Loans

Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	4,229	$735,993,082.26	99.63%	8.622%	358	79.16%	613

Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.500	5	831,022.44	0.11	8.793	358	78.72	583
2.000	10	1,884,918.64	0.26	8.615	356	67.11	575

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	373	$61,332,999.70	6.78%	8.936%	356	76.90%	658
Primary	5,132	810,530,976.99	89.60	8.562	352	78.76	613
Secondary Home	174	32,709,587.92	3.62	8.815	357	83.66	659

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	393	$59,926,995.75	6.62%	8.469%	354	79.70%	632
Multi-Unit	243	53,920,003.22	5.96	8.712	355	76.65	632
PUD	646	126,259,369.81	13.96	8.526	354	78.75	623
Single Family Residence	4,397	664,467,195.83	73.46	8.612	352	78.92	614

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Distribution of Seasoning

Group I Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Current Principal Balance	Percentage by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0	36	$5,875,492.00	0.65%	9.055%	356	80.89%	612
1	1,419	221,824,781.44	24.52	8.706	355	79.52	616
2	1,743	275,722,160.35	30.48	8.673	354	78.96	619
3	1,887	304,946,972.49	33.71	8.537	351	78.49	619
4	494	83,087,437.55	9.19	8.343	349	77.64	619
5	57	8,634,217.34	0.95	7.803	347	76.95	603
6	27	3,178,541.84	0.35	7.939	325	75.03	605
7	9	681,964.26	0.08	9.127	302	89.89	578
8	3	337,180.06	0.04	8.773	283	96.92	628
9	2	122,048.39	0.01	8.768	351	95.00	595
12	2	162,768.89	0.02	7.139	348	88.21	609

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Fixed Rate Mortgage Loan Types

of the Group I Fixed Rate Mortgage Loans

Fixed Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Fixed Rate	1,067	$147,101,416.57	88.69%	8.304%	339	75.83%	636
Fixed Rate Balloon 30/15	327	10,498,293.79	6.33	11.396	177	99.23	649
Fixed Rate Balloon 40/30	28	5,082,312.75	3.06	8.048	358	77.30	654
Fixed Rate IO*	13	3,182,518.16	1.92	7.884	358	79.20	683

Total	1,435	$165,864,541.27	100.00%	8.484%	330	77.42%	638

*	(10 Year IO Term)

Adjustable Rate Mortgage Loan Types

of the Group I ARM Loans

Adjustable Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO*	519	$118,823,256.37	16.09%	7.875%	358	79.83%	658
2/28 6 Mo LIBOR ARM	3,492	571,412,695.35	77.35	8.837	358	79.00	602
2/28 6 Month LIBOR ARM 40/30 Balloon	124	27,169,108.68	3.68	7.976	358	81.69	639
3/27 6 MO LIBOR IO*	21	5,030,872.49	0.68	7.433	357	75.25	674
3/27 6 Mo LIBOR ARM	66	11,121,625.83	1.51	8.181	358	75.83	610
3/27 6 Month LIBOR ARM 40/30 Balloon	3	364,207.24	0.05	8.127	358	82.78	625
5/25 6 MO LIBOR	13	2,927,807.38	0.40	7.614	358	75.32	659
5/25 6 MO LIBOR IO**	6	1,859,450.00	0.25	7.347	358	70.80	672

Total	4,244	$738,709,023.34	100.00%	8.622%	358	79.13%	613

*	(5 Year IO Term)
**	(10 Year IO Term)

Original Prepayment Penalty Term

Group I Mortgage Loans

Original Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
No Prepayment Penalty	2,307	$362,355,034.18	40.06%	8.871%	351	79.49%	619
12	15	3,462,428.48	0.38	8.341	357	79.85	624
24	1,555	259,458,226.26	28.68	8.516	356	78.90	617
36	1,802	279,297,875.69	30.88	8.319	351	77.83	618

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	4,319	$735,721,837.28	81.33%	8.502%	353	77.51%	613
Purchase	1,100	133,245,324.14	14.73	9.164	350	85.56	643
Rate/Term Refinance	260	35,606,403.19	3.94	8.432	349	80.57	632

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	2,896	$403,973,400.87	44.66%	8.574%	352	79.20%	598
Limited Documentation	118	20,006,165.71	2.21	8.682	357	79.84	598
No Documentation	489	86,284,428.88	9.54	8.042	354	78.40	686
Stated Income	2,176	394,309,569.15	43.59	8.737	353	78.45	624

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Lien Position

Group I Mortgage Loans

Lien Position:	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	5,305	$892,596,379.79	98.68%	8.559%	355	78.54%	617
Second Lien	374	11,977,184.82	1.32	11.401	178	99.26	649

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

Distribution of FICO Scores

Group I Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	208	$30,074,111.12	3.32%	9.700%	357	71.42%	516
525-549	615	94,639,936.72	10.46	9.623	357	75.52	537
550-574	718	113,617,032.37	12.56	9.118	355	76.87	562
575-599	819	128,533,457.46	14.21	8.875	353	78.21	587
600-624	922	147,143,194.35	16.27	8.508	352	79.39	612
625-649	809	128,364,229.49	14.19	8.163	350	79.39	636
650-674	625	99,778,077.70	11.03	8.096	350	81.29	661
675-699	426	69,673,522.53	7.70	7.934	351	80.38	686
700 or greater	537	92,750,002.87	10.25	7.945	351	82.22	729

Total	5,679	$904,573,564.61	100.00%	8.597%	353	78.81%	618

The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $445,425,930,

•	there were 2,205 mortgage loans under which the related mortgaged properties are located in 45 states,

•	the minimum Cut-off Date Principal Balance was approximately $6,144, the maximum Cut-off Date Principal Balance was approximately $1,140,000 and the average Cut-off Date Principal Balance was approximately $202,007,

•	the mortgage interest rate ranged from 5.625% to 13.000% per annum, and the weighted average mortgage interest rate was approximately 8.684% per annum,

•	approximately 12.71% of the mortgage loans are fixed-rate mortgage loans, and approximately 87.29% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group II ranged from 0.850% to 8.000% per annum and the weighted average gross margin was approximately 5.523% per annum,

•	the maximum rate for the adjustable-rate mortgage loans in Group II ranged from 11.450% to 19.990% per annum and the weighted average maximum rate was approximately 15.434% per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group II ranged from 6.150% to 12.990% per annum and the weighted average minimum rate was approximately 8.465% per annum,

•	all of the adjustable-rate mortgage loans in Group II had an initial periodic cap of 3.00% per annum,

•	approximately 99.95% of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of 1.000% per annum and approximately 0.05% of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of 2.000% per annum,

•	the original term to stated maturity ranged from 180 months to 360 months and the weighted average original term to stated maturity was approximately 346 months,

•	the remaining term to stated maturity ranged from 89 months to 360 months and the weighted average remaining term to stated maturity was approximately 343 months,

•	the age of the mortgage loans ranged from 0 months to 91 months and the weighted average age was approximately 3 months,

•	approximately 12.71% of the mortgage loans were fixed-rate loans, approximately 86.27% of the mortgage loans were 2/28 loans, approximately 0.82% of the mortgage loans were 3/27 loans, approximately 0.20% of the mortgage loans were 5/25 loans,

•	approximately 58.16% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately 28.38% of the mortgage loans have a five or ten year interest only period, after which such loans will fully amortize over their remaining terms and approximately 13.45% of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately 37.50% to approximately 100.00% and the weighted average LTV was approximately 84.28%,

•	approximately 91.78% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately 8.22% of the mortgage loans are secured by second-liens on the related mortgaged properties, and

•	approximately 29.22% and 26.36% of the mortgage loans are secured by mortgaged properties located in the states of California and Florida respectively.

The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	26	$2,709,532.29	0.61%	9.630%	343	87.58%	623
Arizona	68	13,492,209.11	3.03	8.663	337	83.01	671
Arkansas	20	2,436,164.44	0.55	9.216	344	82.73	621
California	433	130,134,927.32	29.22	8.208	343	83.32	652
Colorado	15	3,236,022.45	0.73	8.130	344	84.43	672
Connecticut	18	4,845,389.03	1.09	9.081	353	82.98	628
Delaware	2	436,282.93	0.10	9.267	357	83.40	632
District of Columbia	7	2,718,837.30	0.61	8.286	351	85.45	663
Florida	622	117,427,472.71	26.36	8.668	343	84.36	662
Georgia	57	8,053,257.32	1.81	9.705	341	85.81	628
Idaho	1	107,783.99	0.02	8.325	358	80.00	790
Illinois	27	4,287,737.37	0.96	9.311	338	88.02	618
Indiana	22	1,955,115.44	0.44	9.387	346	88.23	625
Iowa	3	291,534.35	0.07	9.485	337	82.40	692
Kansas	5	488,497.57	0.11	10.053	346	95.01	620
Kentucky	10	1,301,954.82	0.29	8.442	337	80.77	615
Louisiana	31	3,462,339.30	0.78	9.361	342	83.94	611
Maine	6	731,920.62	0.16	8.986	330	90.81	660
Maryland	84	21,990,091.26	4.94	8.498	344	82.06	663
Massachusetts	49	11,402,138.80	2.56	9.152	345	87.17	655
Michigan	48	4,988,136.80	1.12	9.603	326	87.85	625
Minnesota	8	1,404,561.98	0.32	9.220	338	87.37	631
Mississippi	14	1,185,561.69	0.27	9.434	341	88.66	635
Missouri	21	1,867,507.08	0.42	9.266	337	85.02	671
Montana	2	116,785.06	0.03	7.521	322	84.00	723
Nebraska	1	127,271.16	0.03	9.850	358	80.00	524
Nevada	28	6,927,921.10	1.56	8.744	347	82.88	655
New Hampshire	5	851,209.18	0.19	9.029	322	88.27	672
New Jersey	31	10,200,707.33	2.29	8.859	355	85.31	629
New Mexico	2	302,250.77	0.07	9.120	358	94.69	651
New York	73	16,190,542.45	3.63	8.858	339	82.82	649
North Carolina	105	12,245,934.56	2.75	9.273	342	83.47	647
Ohio	43	3,915,079.14	0.88	9.204	334	88.15	634

Geographical Distribution	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Oklahoma	9	965,186.35	0.22	9.442	329	91.01	646
Oregon	1	538,894.65	0.12	7.950	357	90.00	665
Pennsylvania	37	5,597,427.10	1.26	9.676	351	89.76	616
Rhode Island	4	570,844.48	0.13	9.035	321	84.00	670
South Carolina	59	7,228,376.01	1.62	9.183	344	88.25	635
Tennessee	18	1,693,213.74	0.38	9.649	345	87.12	607
Texas	85	12,113,820.19	2.72	9.444	347	86.21	628
Utah	7	1,168,869.87	0.26	9.428	328	87.70	623
Virginia	85	21,380,673.86	4.80	8.649	341	83.43	660
Washington	5	1,099,801.73	0.25	8.540	344	80.08	644
West Virginia	4	665,743.74	0.15	9.836	357	90.98	606
Wisconsin	3	359,559.45	0.08	9.855	343	93.34	672
Wyoming	1	210,841.63	0.05	12.150	359	100.00	589

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Cut-off Date Principal Balances

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 50,000.00	353	$11,728,505.62	2.63%	11.615%	182	99.22%	662
50,000.01 - 100,000.00	382	28,627,220.10	6.43	10.582	242	93.70	669
100,000.01 - 150,000.00	340	41,923,945.77	9.41	9.133	334	86.28	646
150,000.01 - 200,000.00	260	45,624,479.36	10.24	8.604	356	83.41	652
200,000.01 - 250,000.00	207	46,356,349.44	10.41	8.680	358	84.33	651
250,000.01 - 300,000.00	158	43,326,512.13	9.73	8.174	358	82.72	673
300,000.01 - 350,000.00	110	35,543,544.04	7.98	8.258	358	83.75	671
350,000.01 - 400,000.00	67	25,170,108.46	5.65	8.140	358	83.29	672
400,000.01 - 450,000.00	110	47,122,599.49	10.58	8.146	356	80.88	642
450,000.01 - 500,000.00	96	45,637,207.82	10.25	8.303	358	82.94	646
500,000.01 - 550,000.00	45	23,569,349.99	5.29	8.429	358	84.70	640
550,000.01 - 600,000.00	37	21,232,969.71	4.77	8.344	357	81.82	625

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
600,000.01 - 650,000.00	13	8,155,022.98	1.83	8.213	358	73.49	612
650,000.01 - 700,000.00	4	2,754,846.51	0.62	9.170	358	86.21	592
700,000.01 - 750,000.00	12	8,646,640.08	1.94	9.300	358	82.92	607
750,000.01 - 800,000.00	4	3,119,322.57	0.70	8.328	357	83.53	670
800,000.01 - 850,000.00	1	824,898.24	0.19	8.990	359	85.00	611
850,000.01 - 900,000.00	1	895,265.18	0.20	8.990	358	75.00	563
900,000.01 - 950,000.00	1	940,071.86	0.21	10.200	357	90.00	625
950,000.01 -1,000,000.00	2	1,989,042.63	0.45	8.620	358	85.46	632
1,000,000.01 or greater	2	2,238,027.54	0.50	8.575	358	75.69	635

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

LTV Ratios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.01- 49.99	6	$2,399,748.62	0.54%	7.535%	358	44.91%	625
50.00- 54.99	3	800,050.23	0.18	8.586	357	53.54	569
55.00- 59.99	9	3,129,620.30	0.70	8.190	358	57.26	617
60.00- 64.99	11	3,905,121.25	0.88	7.507	358	62.30	612
65.00- 69.99	17	5,098,994.86	1.14	7.864	346	66.94	598
70.00- 74.99	40	14,697,208.87	3.30	8.315	357	72.19	613
75.00- 79.99	47	15,760,036.90	3.54	8.436	357	76.79	614
80.00	858	208,499,167.73	46.81	7.987	358	80.00	673
80.01- 84.99	22	9,092,619.17	2.04	7.871	357	83.02	644
85.00- 89.99	83	31,953,013.17	7.17	8.700	358	85.97	623
90.00- 94.99	274	71,280,044.86	16.00	9.108	354	90.30	626
95.00- 99.99	156	29,274,314.10	6.57	9.861	343	95.08	627
100.00	679	49,535,989.46	11.12	10.906	241	100.00	669

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.500 - 5.999	1	$534,400.00	0.12%	5.625%	354	80.00%	606
6.000 - 6.499	6	2,496,198.09	0.56	6.295	356	80.90	719
6.500 - 6.999	98	32,092,320.74	7.20	6.837	357	78.27	689
7.000 - 7.499	142	41,714,465.27	9.37	7.294	358	79.72	678
7.500 - 7.999	390	106,818,127.24	23.98	7.768	357	80.58	673
8.000 - 8.499	194	48,675,227.25	10.93	8.272	358	81.59	660
8.500 - 8.999	281	73,662,021.98	16.54	8.753	355	83.90	640
9.000 - 9.499	112	26,425,334.44	5.93	9.253	354	86.05	617
9.500 - 9.999	202	39,407,258.24	8.85	9.726	341	88.23	612
10.000 -10.499	98	18,141,057.44	4.07	10.248	332	91.43	622
10.500 -10.999	155	20,414,321.03	4.58	10.744	320	91.89	602
11.000 -11.499	115	9,936,059.84	2.23	11.212	251	95.61	635
11.500 -11.999	177	12,292,771.35	2.76	11.747	248	97.31	636
12.000 -12.499	125	7,208,359.12	1.62	12.204	228	98.35	636
12.500 -12.999	97	5,050,414.95	1.13	12.806	196	99.75	686
13.000 -13.499	12	557,592.54	0.13	13.000	178	100.00	667

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Gross Margins

Group II ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0.001 - 0.999	1	$103,052.39	0.03%	7.700%	358	80.00%	731
3.500 - 3.999	1	109,347.03	0.03	7.350	357	80.00	675
4.000 - 4.499	32	10,930,134.50	2.81	7.060	358	74.74	683
4.500 - 4.999	413	106,123,019.71	27.29	7.603	358	79.81	703

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
5.000 - 5.499	283	75,436,938.12	19.40	8.062	358	81.28	661
5.500 - 5.999	305	83,729,900.03	21.53	8.577	358	83.52	633
6.000 - 6.499	255	68,841,446.84	17.70	9.239	358	87.23	603
6.500 - 6.999	118	32,612,021.55	8.39	10.205	358	89.09	591
7.000 - 7.499	43	8,835,120.05	2.27	10.273	357	88.29	583
7.500 - 7.999	5	1,652,973.82	0.43	9.096	357	84.14	566
8.000 - 8.499	1	453,364.34	0.12	8.125	355	94.58	719

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Maximum Mortgage Interest Rates

Group II ARM Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
11.000 -11.499	1	$115,246.71	0.03%	6.450%	353	80.00%	648
12.000 -12.499	2	1,032,450.52	0.27	5.878	355	80.00	657
12.500 -12.999	4	1,486,111.69	0.38	6.826	356	73.98	622
13.000 -13.499	9	3,831,663.53	0.99	6.852	356	73.77	665
13.500 -13.999	96	30,431,406.43	7.83	6.932	357	78.91	685
14.000 -14.499	136	39,462,436.28	10.15	7.337	358	80.46	677
14.500 -14.999	361	98,222,422.14	25.26	7.778	358	80.81	674
15.000 -15.499	185	45,803,690.77	11.78	8.282	358	81.35	659
15.500 -15.999	254	69,468,509.20	17.87	8.754	358	83.97	640
16.000 -16.499	98	24,260,156.80	6.24	9.261	358	85.87	618
16.500 -16.999	136	33,686,453.91	8.66	9.700	358	87.37	604
17.000 -17.499	56	15,259,298.98	3.92	10.258	358	90.36	614
17.500 -17.999	63	14,913,924.60	3.84	10.734	358	89.21	577
18.000 -18.499	19	3,838,146.02	0.99	11.245	358	89.74	575
18.500 -18.999	25	4,506,666.05	1.16	11.715	358	93.86	574
19.000 -19.499	8	1,982,711.83	0.51	12.238	358	95.04	578
19.500 -19.999	4	526,022.92	0.14	12.724	358	98.03	569

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Minimum Mortgage Interest Rates

Group II ARM Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
6.000 - 6.499	6	$2,496,198.09	0.64%	6.295%	356	80.90%	719
6.500 - 6.999	90	28,435,240.01	7.31	6.836	357	78.29	686
7.000 - 7.499	136	39,388,865.98	10.13	7.298	358	79.72	676
7.500 - 7.999	371	101,847,553.29	26.19	7.770	358	80.78	673
8.000 - 8.499	188	47,188,220.60	12.14	8.244	358	81.70	660
8.500 - 8.999	255	69,906,783.94	17.98	8.750	358	83.79	640
9.000 - 9.499	99	24,679,488.17	6.35	9.260	358	85.77	617
9.500 - 9.999	137	33,858,197.90	8.71	9.701	358	87.39	604
10.000 -10.499	56	15,259,298.98	3.92	10.258	358	90.36	614
10.500 -10.999	63	14,913,924.60	3.84	10.734	358	89.21	577
11.000 -11.499	19	3,838,146.02	0.99	11.245	358	89.74	575
11.500 -11.999	25	4,506,666.05	1.16	11.715	358	93.86	574
12.000 -12.499	8	1,982,711.83	0.51	12.238	358	95.04	578
12.500 -12.999	4	526,022.92	0.14	12.724	358	98.03	569

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Month and Year of Next Rate Change Date

Group II ARM Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
August 2007	1	$468,246.08	0.12%	7.250%	352	65.00%	571
September 2007	3	555,982.67	0.14	7.070	353	79.17	665
October 2007	7	2,327,707.99	0.60	7.219	354	83.81	630
November 2007	12	5,444,503.50	1.40	7.634	355	85.20	635
December 2007	93	25,715,138.70	6.61	8.178	356	82.76	663
January 2008	450	125,292,167.19	32.22	8.423	357	82.92	651
February 2008	435	111,203,666.95	28.60	8.603	358	83.82	647
March 2008	419	109,808,550.01	28.24	8.535	359	82.57	644
April 2008	20	3,434,675.00	0.88	8.444	360	84.56	670
January 2009	6	1,601,414.42	0.41	7.960	357	77.22	681
February 2009	5	1,170,506.76	0.30	8.070	358	85.58	690
March 2009	4	902,708.59	0.23	8.480	359	82.10	645
December 2010	2	902,050.52	0.23	6.799	356	80.00	696

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Original Terms to Maturity

Group II Mortgage Loans

Original Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
180	651	$35,676,471.81	8.01%	11.338%	177	99.24%	675
360	1,554	409,749,457.71	91.99	8.453	358	82.98	650

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Remaining Terms to Maturity

Group II Mortgage Loans

Ranges of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
61-120	1	$56,751.12	0.01%	10.000%	89	67.03%	533
121-180	650	35,619,720.69	8.00	11.340	177	99.30	675
241-300	2	169,142.05	0.04	9.559	273	78.18	618
301-360	1,552	409,580,315.66	91.95	8.453	358	82.98	650

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Interest Only	391	$126,432,688.16	28.38%	7.904%	358	81.56%	673
Not Interest Only	1,814	318,993,241.36	71.62	8.993	337	85.36	643

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	10	$4,843,311.78	1.09%	9.052%	357	86.97%	665
Primary	2,182	434,116,649.75	97.46	8.683	343	84.24	651
Secondary Home	13	6,465,967.99	1.45	8.468	346	85.11	651

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Condo	214	$36,072,294.83	8.10%	8.626%	341	84.51%	667
Multi-Unit	79	20,215,075.47	4.54	8.900	344	86.85	658
PUD	496	105,623,920.94	23.71	8.669	343	84.47	655
Single Family Residence	1,416	283,514,638.28	63.65	8.682	343	84.00	648

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Distribution of Seasoning

Group II Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Current Principal Balance	Percentage by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
0	23	$3,573,475.00	0.80%	8.589%	353	85.16%	672
1	529	117,823,143.53	26.45	8.641	352	83.14	645
2	579	123,890,937.30	27.81	8.709	350	84.24	650
3	793	151,922,071.79	34.11	8.720	337	84.71	656
4	205	34,136,833.98	7.66	8.710	325	85.76	665
5	29	7,146,423.61	1.60	8.319	322	87.86	643
6	19	3,119,535.28	0.70	8.068	308	87.92	641
7	8	829,787.58	0.19	8.526	294	85.30	664
8	2	583,939.35	0.13	8.092	316	71.93	594
14	1	48,573.02	0.01	12.750	166	95.00	655
27	1	109,973.01	0.02	9.750	333	80.00	577
30	1	82,973.97	0.02	7.625	330	69.67	588
31	1	135,288.46	0.03	7.900	329	84.85	622
32	2	287,650.07	0.06	8.874	328	86.07	703
33	2	364,926.90	0.08	9.211	327	79.98	619
36	1	241,890.32	0.05	9.300	324	80.00	544
39	1	101,588.91	0.02	10.750	321	95.00	683
40	1	63,125.13	0.01	7.550	320	73.03	625
41	1	135,406.86	0.03	10.625	319	90.00	637
44	1	87,660.64	0.02	10.100	316	94.17	616
51	1	82,381.67	0.02	8.990	309	70.00	536
54	1	432,449.97	0.10	7.800	306	69.23	569
84	1	107,501.54	0.02	8.375	276	80.00	649
91	2	118,391.63	0.03	10.846	183	71.18	549

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Fixed Rate Mortgage Loan Types

of the Group II Fixed-Rate Mortgage Loans

Fixed Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Fixed Rate	161	$23,221,174.24	41.03%	8.707%	327	83.71%	666
Fixed Rate Balloon 30/15	583	32,236,834.66	56.96	11.365	177	99.42	675
Fixed Rate Balloon 40/30	3	677,440.54	1.20	8.156	358	80.00	697
Fixed Rate IO*	1	463,161.70	0.82	8.450	358	80.00	671

Total	748	$56,598,611.14	100.00%	10.212%	242	92.58%	672

*	(10 Year IO Term)

Adjustable Rate Mortgage Loan Types

of the Group II ARM Loans

Adjustable Rate Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 MO LIBOR IO*	385	$124,794,026.46	32.09%	7.903%	358	81.57%	673
2/28 6 Mo LIBOR ARM	972	232,981,790.07	59.92	8.832	358	84.04	634
2/28 6 Month LIBOR ARM 40/30 Balloon	83	26,474,821.56	6.81	7.942	358	82.03	657
3/27 6 MO LIBOR IO*	4	771,500.00	0.20	7.993	358	81.90	675
3/27 6 Mo LIBOR ARM	10	2,363,288.99	0.61	8.216	358	81.07	680
3/27 6 Month LIBOR ARM 40/30 Balloon	1	539,840.78	0.14	7.900	359	80.00	655
5/25 6 MO LIBOR	1	498,050.52	0.13	6.150	356	80.00	711
5/25 6 MO LIBOR IO**	1	404,000.00	0.10	7.600	356	80.00	677

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

*	(5 Year IO Term)
**	(10 Year IO Term)

Original Prepayment Penalty Terms

Group II Mortgage Loans

Original Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
No Prepayment Penalty	964	$182,928,634.58	41.07%	8.974%	340	84.95%	658
12	17	6,417,336.65	1.44	8.505	349	77.16	622
24	807	168,457,954.18	37.82	8.509	345	83.56	650
36	413	87,191,733.57	19.57	8.427	346	84.80	644
60	4	430,270.54	0.10	8.940	294	82.68	608

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Initial Periodic Rate Cap of the

Group II ARM Loans

Initial Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
3.000	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Periodic Rate Cap of the

Group II ARM Loans

Periodic Rate Cap (%) (ARMs Only)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	1,456	$388,620,471.22	99.95%	8.461%	358	83.06%	649
2.000	1	206,847.16	0.05	9.250	356	100.00	702

Total	1,457	$388,827,318.38	100.00%	8.462%	358	83.07%	649

Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	234	$107,511,197.70	24.14%	8.450%	353	81.73%	627
Purchase	1,963	335,087,746.29	75.23	8.766	340	85.22	660
Rate/Term Refinance	8	2,826,985.53	0.63	7.945	355	70.25	622

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	692	$113,390,880.60	25.46%	8.812%	342	85.82%	614
Limited Documentation	31	8,510,756.03	1.91	8.790	355	86.78	616
No Documentation	376	63,213,674.80	14.19	8.505	336	83.76	716
Stated Income	1,106	260,310,618.09	58.44	8.669	345	83.65	653

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Lien Position

Group II Mortgage Loans

Lien Position:	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
First Lien	1,538	$408,831,358.82	91.78%	8.444%	357	82.92%	649
Second Lien	667	36,594,570.70	8.22	11.364	185	99.52	675

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Distribution of FICO Scores

Group II Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
500-524	14	$3,591,267.63	0.81%	9.959%	358	78.05%	519
525-549	66	15,917,200.65	3.57	9.732	356	81.61	537
550-574	95	29,242,509.06	6.57	9.369	356	81.84	561
575-599	261	47,358,354.43	10.63	9.620	344	86.71	589
600-624	235	52,021,340.37	11.68	8.839	348	84.39	612
625-649	327	67,842,822.36	15.23	8.613	342	84.32	638
650-674	390	76,173,594.10	17.10	8.418	341	84.73	662
675-699	260	53,780,987.71	12.07	8.253	343	84.87	686
700 or greater	557	99,497,853.21	22.34	8.229	336	83.75	734

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

Risk Classification of the

Group II Mortgage Loans

Risk Classification	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Original LTV	Weighted Average FICO
M1	956	$203,153,509.69	45.61%	8.978%	346	84.91%	626
M2	161	37,275,474.74	8.37	9.630	355	83.83	587
M3	10	2,304,158.77	0.52	10.023	358	76.09	568
M4	5	913,882.74	0.21	9.060	358	67.81	575
Alt A	1,060	199,907,505.73	44.88	8.190	338	83.94	692
AAA	1	107,501.54	0.02	8.375	276	80.00	649
A+	5	684,778.24	0.15	8.988	327	81.92	625
A	2	324,271.99	0.07	9.221	320	77.46	542
A-	2	489,201.09	0.11	8.055	281	68.97	565
C	1	61,640.51	0.01	11.625	269	75.00	564
Fico Enhanced	2	204,004.48	0.05	9.672	323	94.64	658

Total	2,205	$445,425,929.52	100.00%	8.684%	343	84.28%	652

The Private Mortgage Insurance Policies

Mortgage Guaranty Insurance Corporation (“MGIC”). Approximately 55.23%, and 59.44% of the Group I mortgage loans and the Group II mortgage loans by principal balance, respectively, are covered by a mortgage insurance policy issued by MGIC (the “MGIC Policy”). MGIC, a wholly owned subsidiary of MGIC Investment Corporation, is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. As of the date of this free writing prospectus, MGIC had insurer financial strength ratings of “AA” from S&P and “Aa2” from Moody’s. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time.

Set forth below is selected financial data of Mortgage Guaranty Insurance Corporation and its consolidated subsidiaries, prepared in accordance with U.S. generally accepted accounting principles.

Selected Financial Data – Mortgage Guaranty Insurance Corporation and Subsidiaries

	Year ended December 31,
	2005	2004	2003	2002	2001
Summary of Operations:
Revenues:
Net premiums written	$1,177,862	$1,232,791	$1,283,006	$1,111,284	$1,004,025
Net premiums earned	1,170,681	1,256,141	1,284,081	1,116,454	1,010,552
Investment income, net of expenses	216,780	205,650	194,591	198,325	196,672
Realized investment gains, net	15,017	16,853	34,939	27,708	36,965
Other revenue (loss)	1,794	4,984	8,505	4,171	(9,844)
Total revenues	1,404,272	1,483,628	1,522,116	1,346,658	1,234,345
Losses and expenses:
Losses incurred, net	523,535	664,228	706,337	356,146	157,117
Underwriting and other expenses	191,485	191,723	197,281	177,969	172,455
Total losses and expenses	715,020	855,951	903,618	534,115	329,572
Income before tax and joint ventures	689,252	627,677	618,498	812,543	904,773
Provision for income tax	190,718	173,799	162,731	241,211	284,679
Income from joint ventures, net of tax	147,312	120,757	64,109	53,760	28,198
Net income	645,846	574,635	519,876	625,092	648,292
Balance sheet data:
Total investments	5,219,521	5,315,382	4,957,185	4,553,763	3,912,096
Total assets	6,176,281	6,206,340	5,736,084	5,140,243	4,414,789
Loss reserves	1,124,454	1,185,594	1,061,788	733,181	613,664
Shareholder’s equity	4,650,531	4,601,784	4,211,564	3,921,590	3,356,077

The MGIC Policy. The MGIC Policy does not cover any mortgage loans 60 days or more delinquent in payment as of the Cut-off Date. Each mortgage loan covered by the MGIC Policy is covered for losses up to the policy limits; provided, however, that the MGIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in the MGIC Policy. Claims on an insured mortgage loan generally will reduce uninsured exposure to an amount equal to 55% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policy covering the mortgage loan remains in effect and a full claim settlement is made thereunder.

The MGIC Policy is required to remain in force with respect to each mortgage loan covered thereunder until: (i) the principal balance of the mortgage loan is paid in full or (ii) the principal balance of the mortgage loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 50% or less (provided, however, that no coverage of any mortgage loan under the MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC or cancellation of the MGIC Policy by the servicer on behalf of the insured.

The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to the assignment of coverage on all mortgage loans from the seller to the issuing entity.

The MGIC Policy generally requires that delinquencies on any mortgage loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the mortgage loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such mortgage loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Policy, the servicer on behalf of the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the mortgage loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC Policy, and (ii) if the mortgage loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted by the servicer on behalf of the insured and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the servicer on behalf of the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the mortgage loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the mortgage loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the mortgage loan) and with the insured retaining title to the property securing such mortgage loan, or (iii) if the property securing the mortgage loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Policy to reflect the actual loss.

Claims generally must be filed by the servicer on behalf of the insured within 60 days after the insured has acquired good and merchantable title to the property securing the mortgage loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the servicer on behalf of the insured. No payment for a loss will be made under the MGIC Policy unless the property securing the mortgage loan is in the same physical condition as when such mortgage loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of the mortgage loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the mortgage loan; nor may the lender make any change in the property or other collateral securing the mortgage loan, nor may any mortgagor be released under the mortgage loan from liability. In addition, with respect to any mortgage loan covered by the MGIC Policy, the servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the mortgage loan.

The MGIC Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the mortgage loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the mortgage loan (whether or not known by the person or persons submitting an application for coverage of the mortgage loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the mortgage loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a mortgage loan; (viii) any claim arising from the failure of the borrower under a covered mortgage loan to make any balloon payment, if applicable, under such mortgage loan, and (ix) any claim submitted in connection with a mortgage loan if the mortgage loan did not meet MGIC’s requirements applicable to the origination of the mortgage loan.

In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the mortgage loans furnished to them by the sponsor. The MGIC Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the mortgage loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the mortgage loan; (ii) negligence or fraud by the applicable servicer of the mortgage loan, and (iii) failure to construct a property securing a mortgage loan in accordance with specified plans. The MGIC Policy permits MGIC to cancel coverage of a mortgage loan under the MGIC Policy or deny any claim submitted under the MGIC Policy in connection with a mortgage loan if the servicer on behalf of the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered mortgage loan.

The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Policy.

None of the Group I mortgage loans and approximately 0.04% by principal balance of the Group II mortgage loans are covered by a mortgage insurance policy issued by Radian Guaranty Inc. Radian, a Pennsylvania corporation with its administrative offices in Philadelphia, Pennsylvania, is a private mortgage insurance company founded in 1999. Radian is rated “AA” by S&P, “Aa3” by Moody’s and “AA” by Fitch with respect to its claim paying ability. None of the Group I mortgage loans and approximately 0.10% of the Group II mortgage loans by principal balance are covered by a mortgage insurance policy issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Each of these policies is substantially similar to the MGIC Policy.

The Originator

All of the mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland and Ohio. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt-A
Minimum FICO	520	500	500	520	620	620	620	620	620
Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.
	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.
Prior Foreclosure/ NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/ Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age
Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score), 90% (520 score), or 70% (500 score)	85% (540 score), 80% (520 score), or 65% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 7% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for all of the mortgage loans. No Mortgage Loan has been delinquent more than 119 days in the past twelve months.

Historical Delinquency of the Mortgage Loans(1)

Historical Delinquency	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
30-59 Days (times):
0	7,867	$1,346,667,926.37	99.75%
1	16	3,216,321.05	0.24
2	1	115,246.71	0.01
Total	7,884	$1,349,999,494.13	100.00%
60-89 Days (times):
0	7,881	$1,349,449,655.92	99.96%
1	3	549,838.21	0.04
Total	7,884	$1,349,999,494.13	100.00%
90 Days or more (times):
0	7,880	$1,349,788,126.86	99.98%
2	1	82,973.97	0.01
3	2	66,752.79	0.00
11	1	61,640.51	0.00
Total	7,884	$1,349,999,494.13	100.00%

(1)	Over the previous 12 months.

Additional Information

Prior to the issuance of the notes, certain of the initial mortgage loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

NovaStar Mortgage, Inc. is the sponsor. NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the indenture trustee for the benefit of the noteholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the notes should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

The sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utilizes in house credit and prepayment modeling.

The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately $5.7 billion, $7.7 billion and $7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close at least one securitization, on average, in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The notes issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Limitations on Liability

The sponsor and its directors, officers, employees or agents are not under any liability to an issuing entity or the related noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related sale and servicing agreement, or for errors in judgment. However, the sponsor is not protected from liability for any breach of warranties or representations made by the sponsor in the related sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the related sale and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related sale and servicing agreement.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See “Servicing” in the prospectus for more information regarding the terms of the sale and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this free writing prospectus.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this free writing prospectus has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately $12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.

There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.

See “Servicing of the Mortgage Loans” in this free writing prospectus and “Servicing” in the prospectus for more information regarding the sale and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer.

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the notes.

Delinquency and Foreclosure

	December 31, 2005		December 31, 2004		December 31, 2003
	Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent
Mortgage Loan Portfolio	$14,032,118		$12,151,196		$7,206,113
Delinquency Percentage (2)
30-59 Days	101,260	0.72%	76,670	0.63%	36,153	0.50%
60-89 Days	71,032	0.51%	41,414	0.34%	21,823	0.30%
90+ Days	322,609	2.30%	166,916	1.37%	118,584	1.65%

Total	$494,901	3.53%	$285,000	2.35%	$176,560	2.45%

Foreclosure Rate (3)	$155,097	1.11%	$70,534	0.58%	$78,783	1.09%
REO	$99,575	0.71%	$53,520	0.44%	$45,225	0.63%

(1)	Numbers in thousands.
(2)	The period of delinquency is based on the number of days that payments are contractually past due.
(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

There can be no assurance that the delinquency experience of the mortgage loans securing the notes will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the notes will depend on the results obtained over the life of the notes. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the notes. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Legal Proceedings

Since April 2004, a number of substantially similar class action lawsuits have been filed and consolidated into a single action in the United States District Court for the Western District of Missouri. The consolidated complaint generally alleges that NovaStar Financial, Inc. (the “Company”) made public statements that were misleading for failing to disclose certain regulatory and licensing matters. The plaintiffs purport to have brought this consolidated action on behalf of all persons who purchased the Company’s common stock (and sellers of put options on the Company’s stock) during the period from October 29, 2003 through April 8, 2004. On January 14, 2005 , the Company filed a motion to dismiss this action, and on May 12, 2005, the court denied such motion. The Company believes that these claims are without merit and intends to vigorously defend against them.

Affiliations

The depositor is an affiliate of the sponsor. The Royal Bank of Scotland plc is an affiliate of Greenwich Capital Markets, Inc., an underwriter. Deutsche Bank AG is an affiliate of Deutsche Bank Securities Inc., an underwriter. Wachovia Bank, N.A. is an affiliate of Wachovia Capital Markets, LLC, an underwriter.

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information is required to remain available on the website for a period of not less than five years from the date of this free writing prospectus and any subsequent modification or update to such information is required to be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this free writing prospectus or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this free writing prospectus and the accompanying prospectus .

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The Depositor

NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on December 3, 1997 The depositor is an affiliate of the sponsor.

On the closing date, the sponsor will convey the mortgage loans and the related mortgage insurance policies to the depositor, who will in turn convey the mortgage loans and the related mortgage insurance policies to the issuing entity.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained herein.

The Indenture Trustee

The indenture trustee is JPMorgan Chase Bank, National Association (“JPMorgan”), a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of March 31 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2075 asset-backed securities transactions, including about 862 domestic receivables securities transactions.

Since 1990, JPMorgan Chase Bank, N.A. or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. As of March 31, 2006, JPMorgan Worldwide Securities Services performed such functions for approximately 855 asset-backed securities transactions, including about 442 domestic receivables securities transactions.

JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company (“BNY”) pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as indenture trustee until BNY succeeds to that role in accordance with the terms of the Indenture and applicable law.

The Custodian

U.S. Bank National Association, a national banking association (“U.S. Bank”), will act as custodian. In its capacity as custodian, U.S. Bank National Association will perform certain custodial duties as more fully described in the sale and servicing agreement.

U.S. Bank will act as custodian of the mortgage files pursuant to the sale and servicing agreement. As custodian, U.S. Bank is responsible for holding the mortgage files on behalf of the indenture trustee. U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located in Maryland. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the sale and servicing agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the indenture trustee.

The Issuing Entity

NovaStar Mortgage Funding Trust, Series 2006-1, a Delaware statutory trust, is the issuing entity of the notes. The issuing entity’s fiscal year end will be December 31.

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the notes and to sell such notes;

(b) with the proceeds of the sale of the notes and the trust certificates, to purchase the Mortgage Loans to be included in the trust estate from the depositor pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the trust estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap and swap agreements, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap and swap agreements, to engage in such other activities as may be required in connection with conservation of the trust estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g) to issue the trust certificates pursuant to the trust agreement.

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement.

The trust agreement may be amended by the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder or certificateholder.

The trust agreement may also be amended from time to time by the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the mortgage loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding notes and the certificateholders of all the outstanding trust certificates.

The depositor will pay organizational expenses of the issuing entity as they may arise or will, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the mortgage loans, which will comprise the remainder of the trust estate. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates—Assignment and Pledge of Mortgage Loans” in this free writing prospectus.

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the mortgage loans by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

The owner trustee will not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

Description of the Notes and the Trust Certificates

Capitalized terms used in this free writing prospectus are defined under the caption “Glossary.”

On the closing date, the issuing entity will issue the notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity secured by a pledge of the trust estate.

Pursuant to the trust agreement, the issuing entity will also issue one or more classes of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in the issuing entity and will be held by the depositor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount; provided that the notes must be purchased in minimum total investments of $100,000. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this free writing prospectus as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, société anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, société anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for Euroclear Bank.

Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, the depositor or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the depositor, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The depositor will not convey, and the depositor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the depositor will deliver or cause to be delivered to the custodian, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)	each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the sale and servicing agreement, the custodian agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The custodian agrees, for the benefit of the noteholders, to review each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the custodian thereof — and to deliver a certification generally to the effect that, other than with respect to certain limitations set forth in the sale and servicing agreement and the exceptions noted therein, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the custodian will promptly so notify the servicer, the indenture trustee and the sponsor in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within sixty days after the custodian’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any Realized Losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the custodian on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the sponsor to the depositor and the depositor to the issuing entity, the sponsor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the sponsor has transferred all right, title and interest in each mortgage loan to the depositor and the depositor to the issuing entity;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this free writing prospectus; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the servicer, the depositor, the custodian or the indenture trustee of a breach of any of the sponsor’s representations and warranties (other than representations and warranties relating to the mortgage loans) contained in the sale and servicing agreement which materially and adversely affects the interests of the noteholders, the sponsor will have a period of forty-five days to effect a cure. If the breach is not cured within the forty-five-day period, the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. Furthermore, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the servicer, the depositor, the custodian or the indenture trustee of a breach of any of the representations and warranties relating to the mortgage loans contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of ninety days to effect a cure. If the breach is not cured within the ninety-day period, the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the sponsor, the sponsor must pay any Realized Losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the owner trustee, the indenture trustee and the noteholders for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, and the owner trustee.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment charges collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account with respect to the groups into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount with respect to such group on the related Servicer Remittance Date.

Payments of Interest

Calculation of Interest. The amount of interest payable on each payment date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date, plus any related Unpaid Interest Shortfall Amounts. Interest will accrue on the Class A and Class M Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period.

•	“Accrued Note Interest” with respect to each class of Notes and any payment date will equal the aggregate amount of interest accrued at the applicable Note Rate during the related Accrual Period on the Class Note Balance of such class immediately prior to such payment date, as reduced by any Net Prepayment Interest

Shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes); provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

•	The “Accrual Period” applicable to each class of the Class A and Class M Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.

The “Formula Rate” for each class of Notes will be the annual rate equal to the lesser of (i) LIBOR plus the applicable margin for that class of notes and (ii) 11%.

The “Note Rate” for each class of Notes will be the equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Cap Rate.

The margins for each class of notes is set forth below:

Margins
Class (1)	(2)
A-1A %	%
A-2A %	%
A-2B %	%
A-2C %	%
A-2D %	%
M-1%	%
M-2%	%
M-3%	%
M-4%	%
M-5%	%
M-6%	%
M-7%	%
M-8%	%
M-9%	%
M-10%	%
M-11%	%

(1)	For the interest accrual period for each payment date on or prior to the first possible clean up call date.
(2)	For each other interest accrual period.

Interest Payment Priorities.

Prior to making the payments described below, the indenture trustee will apply the Available Funds to pay the owner trustee fees, the custodian fees and the indenture trustee fees for such payment date and pay any prepayment charges received and identified as such to the Class C Certificates. Available Funds will then be allocated as follows:

(i) From remaining Available Funds, to each swap provider and to the cap provider all net swap payments and cap agreement fixed rate payments, plus any termination payments due to a Hedge Provider other than Defaulted Hedge Termination Payments,

(ii) Concurrently,

(a) from the Distributable Interest Amount related to the Group I Mortgage Loans, to the Class A-1A Notes, its Accrued Note Interest, and any unpaid Accrued Note Interest from prior payment dates; and

(b) from the Distributable Interest Amount related to the Group II Mortgage Loans, concurrently to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, their Accrued Note Interest and any unpaid Accrued Note Interest from prior payment dates allocated pro rata based on their entitlement to those amounts, provided, that if the Distributable Interest Amount for either Group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, as applicable, any Distributable Interest Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (a) or (b) above, as applicable, will be available to cover that shortfall; and

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, the Accrued Note Interest for each such class.

Payments of Principal

On each payment date (A) prior to the Crossover Date or (B) on which a Trigger Event is in effect, principal payments will be allocated from the remaining Available Funds to the extent of the Principal Remittance Amount and the Extra Principal Distribution Amount as follows:

(i) first, concurrently, with equal priority of payment:

(a) payable from the Group I Principal Distribution Amount, to the Class A-1A Notes, until its Class Note Balance has been reduced to zero; and

(b) payable from the Group II Principal Distribution Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, sequentially, in that order, until their respective Class Note Balances have been reduced to zero;

(ii) second,

(a) if the Class Note Balances of the Class A-1A Notes have been reduced to zero, then sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, in that order as described above, the amount of any remaining Group I Principal Distribution Amount until the Class Note Balances of the Class A-2 Notes have been reduced to zero;

(b) if the Class Note Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes have been reduced to zero, then to the Class A-1A Notes, the amount of any remaining Group II Principal Distribution Amount until the Class Note Balance of the Class A-1A Notes has been reduced to zero; and

(iii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Adjusted Class Note Balances have been reduced to zero.

On each payment date (A) on or after the Crossover Date and (B) on which a Trigger Event is not in effect, principal payments will be allocated in the following order of priority from the remaining Available Funds to the extent of the Principal Remittance Amount and the Extra Principal Distribution Amount remaining:

(i) first, concurrently, with equal priority of payment:

(a) to the Class A-1A Notes, the lesser of the Group I Principal Distribution Amount and the Group I Senior Principal Distribution Amount, until its Class Note Balance has been reduced to zero; and

(b) sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, in that order, the lesser of the Group II Principal Distribution Amount and the Group II Senior Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero;

(ii) second,

(a) if the Group I Principal Distribution Amount was insufficient to pay the Group I Senior Principal Distribution Amount, then payable from the remaining Group II Principal Distribution Amount, to the Class A-1A Notes, the unpaid portion of the Group I Senior Principal Distribution Amount;

(b) if the Group II Principal Distribution Amount was insufficient to pay the Group II Senior Principal Distribution Amount, then payable from the remaining Group I Principal Distribution Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, the unpaid portion of the Group II Senior Principal Distribution Amount;

provided, further, that if on any payment date the aggregate principal balance of the outstanding Group II mortgage loans is equal to or less than the aggregate Class Note Balance of the Group II Notes, then the Group II Principal Distribution Amount will be distributed to the classes of Group II Notes pro rata, based on their respective current Class Note Balances until their Class Note Balances have been reduced to zero.

(iii) sequentially to the Class M-1 Notes and the Class M-2 Notes, in that order, the Class M-1/M-2 Principal Distribution Amount, until their Adjusted Class Note Balances have been reduced to zero,

(iv) to the Class M-3 Notes, the Class M-3 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(v) to the Class M-4 Notes, the Class M-4 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(vi) to the Class M-5 Notes, the Class M-5 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(vii) to the Class M-6 Notes, the Class M-6 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(viii) to the Class M-7 Notes, the Class M-7 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(ix) to the Class M-8 Notes, the Class M-8 Principal Distribution Amount until their Adjusted Class Note Balance has been reduced to zero,

(x) to the Class M-9 Notes, the Class M-9 Principal Distribution Amount until their Adjusted Class Note Balance has been reduced to zero,

(xi) to the Class M-10 Notes, the Class M-10 Principal Distribution Amount until their Adjusted Class Note Balance has been reduced to zero, and

(xii) to the Class M-11 Notes, the Class M-11 Principal Distribution Amount until their Adjusted Class Note Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

For any payment date, any Net Monthly Excess Cashflow, to the extent not applied as part of the Extra Principal Distribution Amount, will be paid as follows:

(i) to the classes of Class M Notes, any Allocated Realized Losses, sequentially in numerical order;

(ii) to the classes of Class M Notes, any Unpaid Interest Shortfall Amounts, sequentially in numerical order;

(iii) to the classes of Class A Notes and Class M Notes, pro rata based on their respective Class Note Balances in the case of the Class A Notes or the Adjusted Class Note Balances in the case of the Class M Notes, any Available Funds Cap Shortfalls (other than Available Funds Cap Shortfalls relating to Allocated Realized Losses);

(iv) to the classes of Class M Notes, any Deferred Interest, sequentially in numerical order;

(v) to the classes of Class M Notes, any Available Funds Cap Shortfalls relating to Allocated Realized Losses, sequentially in numerical order;

(vi) to the swap providers and the cap provider, pro rata, any Defaulted Hedge Termination Payments; and

(vii) to the trust certificates, any remaining amounts.

Interest Rate Swap and Cap Agreements

On the closing date, the issuing entity will enter into thirteen interest rate swap agreements and four interest rate cap agreements (collectively, the “Hedge Agreements”). The counterparties under the Hedge Agreements are: Deutsche Bank AG (“Deutsche Bank”), The Royal Bank of Scotland plc (“RBS”) and Wachovia Bank, N.A. (“Wachovia”, and together with Deutsche Bank and RBS, the “Hedge Providers”).

Wachovia is a subsidiary of Wachovia Corporation (the “Corporation”), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005.

Wachovia is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. Wachovia is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, Wachovia had total assets of approximately $472 billion, total net loans of approximately $262 billion, total deposits of approximately $334 billion and equity capital of approximately $47 billion.

Wachovia submits quarterly to the Federal Deposit Insurance Corporation (the “FDIC”) a “Consolidated Report of Condition and Income for a Bank with Domestic and Foreign Offices” (each, a “Call Report”, and collectively, the “Call Reports”). The publicly available portions of the Call Reports with respect to Wachovia (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC’s web site at http://www.fdic.gov.

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such documents can be read and copied at the Commission’s public reference room in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC’s web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The information contained in this section relates to and has been obtained from Wachovia. The information concerning Wachovia contained herein is furnished solely to provide limited introductory information regarding Wachovia and does not purport to be comprehensive. Such information regarding Wachovia is qualified in its entirety by the detailed information appearing in the documents referenced above.

The delivery hereof shall not create any implication that there has been no change in the affairs of Wachovia since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

THE SWAP AND CAP AGREEMENTS SUMMARIZED BELOW THAT ARE IDENTIFIED “WACHOVIA” ARE OBLIGATIONS OF WACHOVIA AND ARE NOT OBLIGATIONS OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT WACHOVIA, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP OR CAP AGREEMENTS.

The Royal Bank of Scotland plc (“RBS”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the accompanying prospectus. RBS is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

Deutsche Bank Aktiengesellschaft (“Deutsche Bank” or the “Bank”) originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, RheinischWestfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”).

As of 31 December 2005, Deutsche Bank’s issued share capital amounted to Euro 1,419,610,291.20 consisting of 554,535,270 ordinary shares of no par value. Due to further exercises of stock options and a capital reduction by way of cancellation of shares, which had been repurchased within Deutsche Bank’s share buyback programs, the statutory share capital of Deutsche Bank as of 15 February 2006 amounted to Euro 1,317,210,291.20 consisting of 514,535,270 ordinary shares without par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and Zurich.

As of 31 December 2005, based on audited financial statements prepared pursuant to United States Generally Accepted Accounting Principles (“U.S. GAAP”), Deutsche Bank Group had total assets of EUR 992,161 million, total liabilities of EUR 962,225 million and total shareholders’ equity of EUR 29,936 million.

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook stable) by Standard & Poor’s, Aa3 (outlook stable) by Moody’s Investors Services and AA- (outlook stable) by Fitch Ratings.

Under each interest rate swap agreement, on each payment date, the issuing entity will pay to the applicable swap provider payments at a fixed rate as indicated below, and the related swap provider will pay to the issuing entity a payment at a floating rate equal to LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a scheduled notional amount as described below. To the extent that the payment by the issuing entity exceeds the payment by the related swap provider on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to that swap provider, and to the extent that a payment by the swap provider exceeds the related payment by the issuing entity on any payment date, that swap provider will owe a net payment to the issuing entity.

Hedge Provider	Notional Amount ($)	Fixed Rate	Maturity Date
RBS	80,000,000	4.76750%	November 2007
RBS	20,000,000	4.84125%	November 2007
Deutsche Bank	50,000,000	4.88600%	November 2007
Wachovia	80,000,000	4.89500%	November 2007
RBS	80,000,000	4.72000%	December 2007
RBS	40,000,000	4.77875%	December 2007
RBS	80,000,000	4.84000%	December 2007
Deutsche Bank	80,000,000	4.77875%	January 2008
RBS	20,000,000	4.78000%	November 2008
Wachovia	20,000,000	4.93000%	November 2008
Wachovia	20,000,000	4.73000%	December 2008
RBS	20,000,000	4.86500%	December 2008
Deutsche Bank	20,000,000	4.77875%	January 2009

On the closing date, the issuing entity will enter into four interest rate cap agreements. Under each interest rate cap agreement, on each payment date, until the related interest rate cap agreement is retired, the issuing entity shall make a payment equal to the fixed rate shown below on the related cap notional amount to Wachovia and the issuing entity will receive from Wachovia a payment, equal to the product of (x) the excess, if any, of one month LIBOR over the related strike rate and (y) the related cap notional amount.

Hedge Provider	Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date
Wachovia	80,000,000	0.2690%	4.900%	December-2007
Wachovia	80,000,000	0.2375%	4.800%	January-2008
Wachovia	20,000,000	0.3850%	4.900%	December-2008
Wachovia	20,000,000	0.3450%	4.800%	January-2009

All payments due to a Hedge Provider under the related Hedge Agreement shall be paid from available funds on each payment date in accordance with the priority of payments described herein. On each payment date amounts received by the issuing entity in respect of the Hedge Agreements will be available to cover Realized Losses experienced during the Collection Period relating to such payment date.

Each Hedge Agreement may be terminated in accordance with its terms, whether or not the notes have been paid in full or redeemed prior to such termination, upon the earliest to occur of (i) certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization of the issuing entity or the related Hedge Provider, (ii) failure on the part of the issuing entity or the related Hedge Provider to make any payment under the related Hedge Agreement that is unremedied within the applicable grace period, (iii) a change in law making it illegal for either the issuing entity or the related Hedge Provider to be a party to, or perform an obligation under, the related Hedge Agreement, (iv) any action taken by a taxing authority or brought in a court of competent jurisdiction or any change in tax law resulting in, or there is a substantial likelihood that such action or change will result in, certain unfavorable tax consequences to the issuing entity or the related Hedge Provider, (v) the issuing entity or the related Hedge Provider engages in a consolidation, merger, sale of substantially all of its assets or similar transaction that results in certain unfavorable tax consequences on the other party, (vi) liquidation of all collateral pledged to the indenture trustee under the indenture and distribution of the proceeds thereof following an event of default that has resulted in the acceleration of the notes, (vii) the date specified in the related Hedge Agreement following receipt by the indenture trustee of a direction for an optional redemption of the notes or (viii) certain other events specified in the related Hedge Agreement. In the case of the swap agreements where Deutsche Bank is the swap provider, the conditions in clauses (vi) and (vii) above do not apply.

Except to the extent otherwise approved by the rating agencies, each Hedge Agreement may also be terminated if the respective Hedge Provider fails to comply with the Downgrade Provisions.

The issuing entity also has the right to terminate any Hedge Agreement if the sponsor notifies the affected Hedge Provider that the “aggregate significance percentage” of all derivative instruments (as such term is defined in Item 1115(b)(2) of Regulation AB) provided by that Hedge Provider and any of its affiliates to the issuing entity (the “Significance Percentage”) is 10% or more (a “Swap Disclosure Event”) and at least one of the following events has not occurred within the time period specified in the related Hedge Agreement:

(a) (i) if the Significance Percentage is 10% or more, but less than 20%, that Hedge Provider shall provide the information set forth in Item 1115(b)(1) of Regulation AB (provided, however, that in the case of the interest rate swap agreements where RBS is the swap provider, RBS has the option to supply the information set forth in Item 1115(b)(2) of Regulation AB instead) for that Hedge Provider (or for the group of affiliated entities, if applicable) or (ii) if the Significance Percentage is 20% or more, that Hedge Provider shall provide the information set forth in Item 1115(b)(2) of Regulation AB for that Hedge Provider (or for the group of affiliated entities, if applicable) (collectively, the “Additional Swap Disclosure Information”) to the sponsor; or

(b) that Hedge Provider shall assign all of its rights and obligations under one or more transactions under the related Hedge Agreement (such that the significance percentage of such Hedge Provider no longer exceeds 10%) to a replacement counterparty that is an Eligible Substitute Counterparty, pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the rating agencies, which such counterparty is willing to provide the Additional Swap Disclosure Information (with respect to itself or for its group of affiliated entities, if applicable) to the sponsor in the event that the significance percentage of the Hedge Agreements to which it is a counterparty is 10% or more.

If a Swap Disclosure Event occurs and the events in (a) or (b) above have not occurred within the time period specified in the related Hedge Agreement, the date that the issuing entity or the affected Hedge Provider, as the case may be, specifies in its notice of its election to terminate shall be the early termination date for the related Hedge Agreement.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute Hedge Agreement in the event that a Hedge Agreement is terminated, interest due on the corresponding portion of the notes will be paid from amounts received on the corresponding portion of the mortgage loans without the benefits of a Hedge Agreement or a substitute

Hedge Agreement. There can be no assurance that such amounts will be sufficient to provide for the full payment of interest on the corresponding portion of the notes at the applicable note interest rate.

A termination of any Hedge Agreement does not constitute an event of default under the indenture.

The occurrence of any optional redemption of the notes will most likely lead to the termination of each Hedge Agreement then outstanding. Such termination may require the issuing entity to make a termination payment to the related Hedge Provider, and the issuing entity may be unable to effect an optional redemption despite having sufficient proceeds prior to making such termination payment to pay or redeem the notes and certain expenses in full. In addition, unless the Hedge Providers otherwise consent, in order to liquidate the mortgage loans following an event of default, the related Hedge Agreement must be terminated and proceeds from such liquidation must be sufficient to pay any termination payments owing to the Hedge Providers in addition to any amounts owing under the notes. As a result, as set forth in the indenture, the holders of the notes may be unable to effect a liquidation of the mortgage loans following an event of default despite the ability to receive sufficient proceeds, prior to the payment of such termination payments, to pay the notes and certain expenses in full.

Each Hedge Agreement will terminate by its terms after the payment date occurring in the month and year indicated in the tables above and from that date no further amounts will be paid to the related Hedge Provider by the issuing entity and no further amounts will be paid to the issuing entity by the related Hedge Provider.

Each Hedge Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof and shall contain appropriate limited recourse and non-petition provisions as against the issuing entity.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In the event that LIBOR must be calculated on the basis of offered rates as set forth above, LIBOR shall be calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Overcollateralization Provisions

The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $6,750,494 (which represents approximately 0.50% of the pool balance).

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the Required Overcollateralization Amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the required overcollateralization is restored, resulting in an acceleration of amortization of such notes relative to the related mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. This could result in a temporarily faster or slower amortization of the notes. The actual level of overcollateralization may increase or decrease over time.

All Realized Losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow and second in reduction of the overcollateralization amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be allocated in reverse sequential order, first to the Class M-11 Notes, second to the Class M-10 Notes, third to the Class M-9 Notes, fourth to the Class M-8 Notes, fifth to the Class M-7 Notes, sixth to the Class M-6 Notes, seventh to the Class M-5 Notes, eighth to the Class M-4 Notes, ninth to the Class M-3 Notes, tenth to the Class M-2 Notes, eleventh to the Class M-1 Notes. Although losses will be allocated to the Class M Notes, the Class Note Balances thereof will not be written down. However, the interest that accrues on the portion of the Class Note Balance equal to the related Allocated Loss Amount will be deferred and will only be paid to the extent funds are available therefor in the priority described herein.

Subsequent Recoveries will comprise part of the Principal Remittance Amount and be distributed on the related payment date as described herein under the heading “Description of the Notes and the Trust Certificates—Payments of Principal.”

Cross-collateralization Provisions

Amounts relating to interest from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described above. In addition, if all of the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. Available Funds may be used to make required payments on the Class M Notes in accordance with the payment priorities described above.

Events of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Accrued Interest Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Available Funds Cap Shortfalls for such class and any remaining Deferred Interest for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the related Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the Class Note Balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the negative covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the issuing entity, a custodian, receiver, trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days.

If the Notes have been declared due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, any money collected by the indenture trustee with respect to each Class of Notes and any other monies that may then be held or thereafter received by the indenture trustee as security for such Class of Notes shall be applied in the following order and not as set forth under “Description of the Notes and Trust Certificates—Payments of Interest and—Payments of Principal” in this free writing prospectus, at the date or dates fixed by the indenture trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

(i) first, to the indenture trustee, any unpaid indenture trustee fees then due and any other amounts payable and due to the indenture trustee under the indenture including any amounts in respect of indemnification or reimbursement of costs and expenses, in an amount not to exceed $100,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to the trust agreement and to the owner trustee, any amounts in respect of indemnification then due the trust agreement to the extent not already paid pursuant to the trust agreement, in an amount not to exceed $50,000 in any calendar year;

(ii) second, any swap or cap termination payments due to a Hedge Provider other than Defaulted Hedge Termination Payments;

(iii) third, (a) from money collected with respect to the Group I Mortgage loans, any Accrued Note Interest to the Class A-1A Notes, and (b) from money collected on the Group II Mortgage loans, any Accrued Note Interest pro rata to the Class A-2 Notes provided, that if after making such payments Accrued Note Interest is owed on the Class A Notes, then any remaining amount of money relating to the other group of mortgage loans after making payments on the related Class of Class A Notes will be available to pay Accrued Note Interest to the other Classes of Class A Notes;

(iv) fourth, concurrently, (a) from remaining money collected with respect to the Group I Mortgage loans, to the Class A-1A Notes as a payment of principal in reduction of the related Class Note Balance until it has been reduced to zero; and from money collected with respect to the Group II Mortgage loans, pro rata, to the classes of Class A-2 Notes based on their current Class Note Balances until their respective Class Note Balances have been reduced to zero provided, that if after making such payments principal is owed on the Class A Notes, then any remaining amount of money relating to the other group of mortgage loans after making payments on the related Classes of Class A Notes will be available to pay principal to the other Classes of Class A Notes;

(v) fifth, any Accrued Note Interest to the classes of Class M Notes, sequentially, in ascending numerical order;

(vi) sixth, to the classes of Class M Notes, sequentially, in ascending numerical order to the extent of any remaining Class Note Balance;

(vii) seventh, concurrently, any Available Funds Cap Shortfall to the classes of Class A Notes, pro rata, based on Class Note Balance;

(viii) eighth, any Available Funds Cap Shortfall (other than Available Funds Cap Shortfalls relating to Allocated Realized Losses) to the classes of Class M Notes, sequentially, in ascending numerical order;

(ix) ninth, any Deferred Interest to the classes of Class M Notes, sequentially, in ascending numerical order;

(x) tenth, any Available Funds Cap Shortfall relating to Allocated Realized Losses to the classes of Class M Notes, sequentially, in ascending numerical order;

(xi) eleventh, any amounts due to the indenture trustee to the extent not paid pursuant to clause (i) above and any amounts due to the owner trustee under the trust agreement or the other basic documents to the extent not already paid pursuant to clause (i) above or by the servicer;

(xii) twelfth, any Defaulted Hedge Termination Payments due to the swap providers or cap provider; and

(xiii) thirteenth, any remainder to the trust certificates.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date and such other information as required by the indenture.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee’s internet website. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at (877) 722-1095. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by requesting a copy in writing from the indenture trustee. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

Optional Clean-up Call

The sponsor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the mortgage loans is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, after giving effect to distributions on that payment date. If the servicer exercises the clean-up call option, the servicer shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Notes, (ii) the aggregate amount of accrued and unpaid interest on such Notes through the related Due Period, (iii) any indenture trustee’s fees and expenses, (iv) any owner trustee fees or expenses that have not been paid by the sponsor, (v) any related unreimbursed advances due and owing to the servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) hedge termination payments, if any, payable to the Hedge Providers and (B) the fair market value of the mortgage loans.

Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, without notice to, or consent of, the noteholders or the swap providers and the cap provider, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the swap providers and the cap provider as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or the Hedge Providers or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

The indenture may be amended from time to time by the issuing entity and the indenture trustee with the consent of the swap providers and the cap provider and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon the payment of all amounts required to be paid to the noteholders after the latest to occur of (a) the exercise by the servicer of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate.

Servicing of the Mortgage Loans

NovaStar Mortgage, Inc. will act as servicer of the mortgage loans. See “The Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Servicing and Other Compensation

With respect to each mortgage loan and each payment date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges and investment earnings on the collection account) such as prepayment charges, to the extent received by the servicer, will be distributed to the Class C Certificates.

With respect to any payment date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such payment date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any payment date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any payment date.

The sale and servicing agreement provides that the servicer or the issuing entity and with the consent of the parties set forth in the sale and servicing agreement, may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the servicer’s obligation to fund such advances and/or Servicing Advances. Any advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer.

Optional Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuing entity which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans. The servicer may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans as of the cut-off date.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the Accrued Note Interest for each class of notes, pro rata, based on their respective entitlements.

Servicer Reports

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Payments of Interest” and “Payments of Principal” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate stating that:

•	a review of the activities of the servicer during the preceding calendar year and of its performance under the sale and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually, for so long as the issuing entity is required to report under the Securities Exchange Act of 1934, to the sponsor, the indenture trustee and the rating agencies, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, solely to the extent they are provided in a timely basis to the indenture trustee, the indenture trustee will file the above described Compliance Certificate, the Assessment Report and the Attestation Report with the SEC as exhibits to the issuing entity’s annual report on Form 10-K.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Servicing Defaults

The following events constitute servicing defaults:

(i)	any failure by the servicer to make any deposit required to be made under the sale and servicing agreement, which continues unremedied for a period of three business days after written notice has been given; or

(ii)	failure on the part of the servicer duly to observe or perform any other covenants or agreements of the servicer set forth in the sale and servicing agreement, which failure, in each case, materially and adversely affects the interests of noteholders or the breach of any representation or warranty of the servicer in the sale and servicing agreement which materially and adversely affects the interests of the noteholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice has been given; or

(iii)	the entry against the servicer of an order for the appointment of a trustee in any insolvency or similar proceeding, and the continuance of this order in effect for a period of 60 consecutive days; or

(iv)	the servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or similar person in any insolvency or similar proceeding relating to the servicer or all or substantially all of its property; or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)	the Cumulative Loss Percentage exceeds (a) with respect to the first 12 payment dates, 1.75%, (b) with respect to the next 12 payment dates, 2.75%, (c) with respect to the next 12 payment dates, 4.00%, (d) with respect to the next 12 payment dates 4.75%, (e) with respect to the next 12 payment dates 5.75% and (f) with respect to all payment dates thereafter, 7.00%;

(vi)	Realized Losses on the mortgage loans over any 12 month period exceeds 2.35% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date;

(vii)	the Rolling 90 Day Delinquency Percentage exceeds 20.00%; or

(viii)	the occurrence of an “event of default” under the indenture.

With respect to a failure to make a required advance or deposit of compensating interest, if such advance or deposit is not made by 5:00 P.M., New York time, on the business day immediately following the date the servicer was required to make such advance or deposit, the indenture trustee shall terminate the servicer.

In the case of all other servicing defaults, the indenture trustee shall, at the direction of the majority holders, by notice then given in writing to the servicer, terminate the servicer. Upon the termination of the servicer, the indenture trustee, or another successor servicer, shall assume the duties of a successor servicer.

Notice, as required above, may be given (i) to the servicer by the indenture trustee or (ii) to the servicer and the indenture trustee by the holders of notes evidencing at least 51% of the voting rights.

If the indenture trustee is unwilling or is legally unable to act as successor servicer, the indenture trustee shall appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having net worth of not less than $10,000,000 as the successor servicer. Pending appointment of a successor to the servicer, unless the indenture trustee is prohibited by law from so acting, the indenture trustee shall act as successor servicer.

The majority holders may waive any events permitting removal of the servicer, although the majority holders may not waive a default in making a required distribution on a note without the consent of the holder of such note.

The “majority holders” are holders of Notes evidencing at least 51% of the voting rights. Voting rights are allocated as follows:

•	the Class A Notes and the Class M Notes will have 97% of the voting rights (allocated in proportion to the respective then outstanding Class Note Balances);

•	each class of trust certificates will have 1% of the voting rights; and

•	when none of the Class A, Class M or Class C Certificates are outstanding, 100% of the voting rights will be allocated among holders of the trust certificates.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the sale and servicing agreement	NovaStar Mortgage, Inc.	on each payment date 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date.

Indenture Trustee Fee(1)	performance of the indenture trustee’s duties under the indenture	JPMorgan Chase Bank, N.A.	on each payment date 1/12 of .0035% times the aggregate principal balance of the mortgage loans as of such date as well as any due and unpaid fees.

Owner Trustee Fee(1)	performance of the owner trustee’s duties under the trust agreement	Wilmington Trust	set up fee of $4,000 and $4,000 annually thereafter.

Custodian Fee(1)	performance of the custodian’s duties under the sale and servicing agreement	U.S. Bank National Association	set up fee of $1.50 per mortgage loan and $0.20 per loan per month thereafter.

Swap Provider Fees(2)	performance of the swap providers’ duties under the swap agreement	Deutsche Bank AG, The Royal Bank of Scotland plc and Wachovia Bank, N.A.	See the swap schedules under the heading “Description of the Notes and the Trust Certificates — Interest Rate Swap and Cap Agreements” herein.

Cap Provider Fee(2)	performance of cap provider’s duties under the cap agreements	Wachovia Bank, N.A.	See the cap schedules under the heading “Description of the Notes and the Trust Certificates — Interest Rate Swap and Cap Agreements” herein.

(1)	The servicing fee, the custodian fee and the trustee fees are paid on a first priority basis from Available Funds.
(2)	The swap and cap provider fees are paid from Available Funds after amounts described in footnote (1), but before any payments are made to any of the offered certificates.

Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on groups of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, lien status and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The mortgage loans generally may be prepaid in full or in part at any time; however, prepayments may subject the mortgagor to a prepayment charge. The mortgage loans are secured by senior or junior liens on the related mortgaged properties. Generally, mortgage loans secured by junior liens are not viewed by mortgagors as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than the first-lien mortgage loans. All of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. All of the mortgage loans contain a customary “due on sale” provision. The servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation. However, if the servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the certificates and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

Increases in the monthly payments of the adjustable rate mortgage loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each adjustable rate mortgage loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of such adjustable rate mortgage loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. In addition, the rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the certificates will be influenced by, among other things, the rate at which the principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each adjustable rate mortgage loan will be recalculated semi-annually with respect to the Six-Month LIBOR mortgage loans and semi-annually after the initial adjustment date with respect to 2/28 Six-Month LIBOR mortgage loans, 3/27 Six-Month LIBOR mortgage loans and 5/25 Six-Month LIBOR mortgage loans, any partial prepayments thereof will not reduce the term to maturity of such adjustable rate mortgage loan. In addition, an increase in the mortgage rate on an adjustable rate mortgage loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate mortgage loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable-rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable-rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in May 2036 for all classes of notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Net Monthly Excess Cashflow to the payment of principal, or

•	the notes may be redeemed in connection with the sponsor’s exercise of the “clean-up call” as described under “Description of the Notes and the Trust Certificates—Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the corresponding weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the 25th day of each month, regardless of the day on which the payment date actually occurs, commencing in May 2006,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•	scheduled payments are assumed to be received on the first day of each month commencing in May 2006, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in April 2006, and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on April 28, 2006,

•	the sum of the servicing fees, the indenture trustee fees, the owner trustee fees and the mortgage insurance premiums will be 1.173% per annum,

•	the levels of one-month LIBOR and six-month LIBOR remain constant at 4.910% and 5.224%, respectively,

•	no swap or cap termination payments are paid or received by the issuing entity,

•	the Required Overcollateralization Amount is initially as specified and decreases according to the provisions set forth in this free writing prospectus,

•	the Original Note Principal Balances are as set forth on the cover of this free writing prospectus, and

•	The mortgage loans are assumed to have the following characteristics:

Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Original Prepayment Penalty Term (mo)
1	2/28 6 Month LIBOR ARM	3,051,074.40	6MOLIBOR	9.75262	360	0	360	358	6.16750	22	6	3.00000	1.00000	16.75262	9.75262	24
1	2/28 6 Month LIBOR ARM	2,013,096.02	6MOLIBOR	8.72519	360	0	360	358	5.98119	22	6	3.00000	1.00000	15.72519	8.72519	36
1	2/28 6 Month LIBOR ARM	4,361,987.72	6MOLIBOR	9.61873	360	0	360	357	6.06009	21	6	3.00000	1.00000	16.59287	9.61873	24
1	2/28 6 Month LIBOR ARM	1,592,669.13	6MOLIBOR	9.99007	360	0	360	357	6.51651	21	6	3.00000	1.00000	16.99007	9.99007	36
1	2/28 6 Month LIBOR ARM	1,388,892.61	6MOLIBOR	8.25746	360	0	360	357	6.63625	21	6	3.00000	1.00000	14.79001	8.25746	12
1	2/28 6 Month LIBOR ARM	188,880,304.12	6MOLIBOR	8.66238	360	0	360	358	5.81169	22	6	2.99189	1.00949	15.61906	8.66253	24
1	2/28 6 Month LIBOR ARM	124,276,287.93	6MOLIBOR	8.65007	360	0	360	358	6.10486	22	6	3.00000	1.00000	15.63847	8.64717	36
1	2/28 6 Month LIBOR ARM	245,848,383.42	6MOLIBOR	9.03647	360	0	360	358	5.72899	22	6	2.99898	1.00075	16.01518	9.03647	0
1	2/28 6 Month LIBOR ARM 40/30 Balloon	13,648,095.49	6MOLIBOR	7.91078	480	0	360	358	5.54488	22	6	3.00000	1.00000	14.91078	7.91078	24
1	2/28 6 Month LIBOR ARM 40/30 Balloon	4,748,283.83	6MOLIBOR	7.68735	480	0	360	358	5.58377	22	6	3.00000	1.00000	14.68735	7.68735	36
1	2/28 6 Month LIBOR ARM 40/30 Balloon	8,772,729.36	6MOLIBOR	8.23272	480	0	360	358	5.32464	22	6	3.00000	1.00000	15.23272	8.23272	0
1	2/28 6 Month LIBOR ARM IO	983,123.00	6MOLIBOR	9.46140	360	60	360	357	5.75330	21	6	3.00000	1.00000	16.46140	9.46140	12
1	2/28 6 Month LIBOR ARM IO	42,968,510.61	6MOLIBOR	7.76357	360	60	360	357	5.31353	21	6	2.99244	1.00756	14.70371	7.76357	24
1	2/28 6 Month LIBOR ARM IO	29,261,703.00	6MOLIBOR	7.61965	360	60	360	358	5.46833	22	6	3.00000	1.00000	14.60791	7.61965	36
1	2/28 6 Month LIBOR ARM IO	45,609,919.76	6MOLIBOR	8.10832	360	60	360	358	5.26801	22	6	3.00000	1.00000	15.08003	8.10832	0
1	3/27 6 Month LIBOR ARM	161,275.84	6MOLIBOR	8.05000	360	0	360	357	6.15000	33	6	3.00000	1.00000	15.05000	8.05000	36
1	3/27 6 Month LIBOR ARM	783,177.80	6MOLIBOR	7.87970	360	0	360	357	6.30442	33	6	3.00000	1.00000	14.25331	7.87970	24
1	3/27 6 Month LIBOR ARM	8,626,220.70	6MOLIBOR	8.18970	360	0	360	358	6.15955	34	6	3.00000	1.00000	15.16297	8.18970	36
1	3/27 6 Month LIBOR ARM	1,550,951.49	6MOLIBOR	8.29981	360	0	360	358	5.35012	34	6	3.00000	1.00000	15.24196	8.29981	0
1	3/27 6 Month LIBOR ARM 40/30 Balloon	79,822.81	6MOLIBOR	8.40000	480	0	360	357	5.40000	33	6	3.00000	1.00000	15.40000	8.40000	24
1	3/27 6 Month LIBOR ARM 40/30 Balloon	284,384.43	6MOLIBOR	8.04995	480	0	360	358	6.33288	34	6	3.00000	1.00000	15.04995	8.04995	36
1	3/27 6 Month LIBOR ARM IO	194,400.00	6MOLIBOR	8.19000	360	60	360	356	5.25000	32	6	3.00000	1.00000	15.19000	8.19000	24
1	3/27 6 Month LIBOR ARM IO	4,542,672.49	6MOLIBOR	7.39169	360	60	360	357	6.36864	33	6	3.00000	1.00000	14.16113	7.40402	36
1	3/27 6 Month LIBOR ARM IO	293,800.00	6MOLIBOR	7.57560	360	60	360	358	4.58816	34	6	3.00000	1.00000	14.57560	7.57560	0
1	5/25 6 Month LIBOR ARM	199,410.80	6MOLIBOR	9.95000	360	0	360	359	6.65000	59	6	3.00000	1.00000	16.95000	9.95000	36
1	5/25 6 Month LIBOR ARM	721,834.76	6MOLIBOR	7.23730	360	0	360	358	6.24483	58	6	3.00000	1.00000	13.23730	7.23730	12
1	5/25 6 Month LIBOR ARM	1,213,452.71	6MOLIBOR	7.14589	360	0	360	357	4.65550	57	6	3.00000	1.00000	14.14589	7.14589	36
1	5/25 6 Month LIBOR ARM	793,109.11	6MOLIBOR	8.08486	360	0	360	359	5.10491	59	6	3.00000	1.00000	15.08486	8.08486	0
1	5/25 6 Month LIBOR ARM IO	1,556,450.00	6MOLIBOR	7.49231	360	120	360	358	4.89323	58	6	3.00000	1.00000	14.49231	7.49231	36
1	5/25 6 Month LIBOR ARM IO	303,000.00	6MOLIBOR	6.60000	360	120	360	356	5.35000	56	6	3.00000	1.00000	12.60000	6.60000	0
1	Fixed Rate Balloon 30/15	24,372.49	30YRTREAS	10.80000	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Balloon 30/15	94,211.40	30YRTREAS	11.33537	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Balloon 30/15	59,180.71	30YRTREAS	11.80000	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Balloon 30/15	25,975.38	30YRTREAS	11.60000	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Balloon 30/15	1,350,269.05	30YRTREAS	11.35342	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Balloon 30/15	993,970.70	30YRTREAS	11.09107	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Balloon 30/15	7,950,314.06	30YRTREAS	11.44050	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
1	Fixed Rate Balloon 40/30	627,308.01	30YRTREAS	9.29815	480	0	360	359	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Balloon 40/30	3,154,507.65	30YRTREAS	7.82193	480	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Balloon 40/30	1,300,497.09	30YRTREAS	7.99146	480	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
1	Fixed Rate Fully Amortizing	538,199.68	30YRTREAS	9.01726	180	0	180	178	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	68,990.70	30YRTREAS	8.99000	240	0	240	238	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	2,464,615.53	30YRTREAS	9.05659	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	81,848.17	30YRTREAS	10.25000	120	0	120	118	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	27,136.98	30YRTREAS	11.60000	180	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Fully Amortizing	60,669.96	30YRTREAS	8.88494	180	0	180	178	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	131,622.97	30YRTREAS	7.74000	360	0	360	356	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Fully Amortizing	1,909,687.52	30YRTREAS	8.42130	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	107,222.61	30YRTREAS	9.25000	120	0	120	117	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	296,326.14	30YRTREAS	9.49759	180	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Fully Amortizing	6,744,172.78	30YRTREAS	8.16288	180	0	180	178	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	268,681.90	30YRTREAS	8.43003	240	0	240	237	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Fully Amortizing	2,493,445.48	30YRTREAS	7.89353	240	0	240	238	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	70,255.32	30YRTREAS	10.99000	300	0	300	299	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	368,578.11	30YRTREAS	7.82480	360	0	360	355	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	12
1	Fixed Rate Fully Amortizing	2,705,955.06	30YRTREAS	8.54896	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
1	Fixed Rate Fully Amortizing	79,746,577.77	30YRTREAS	8.14305	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate Fully Amortizing	4,369,352.48	30YRTREAS	9.28255	180	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
1	Fixed Rate Fully Amortizing	1,276,800.10	30YRTREAS	8.90150	240	0	240	238	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
1	Fixed Rate Fully Amortizing	43,371,277.31	30YRTREAS	8.44039	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
1	Fixed Rate IO	2,267,618.16	30YRTREAS	7.62359	360	120	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
1	Fixed Rate IO	914,900.00	30YRTREAS	8.53116	360	120	360	357	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
2	2/28 6 Month LIBOR ARM	1,720,578.11	6MOLIBOR	8.11466	360	0	360	358	5.31754	22	6	3.00000	1.00000	15.11466	8.11466	24
2	2/28 6 Month LIBOR ARM	1,284,717.48	6MOLIBOR	9.96628	360	0	360	358	6.43670	22	6	3.00000	1.00000	16.84624	9.84624	36
2	2/28 6 Month LIBOR ARM	1,740,876.26	6MOLIBOR	9.31308	360	0	360	357	6.05013	21	6	3.00000	1.00000	16.31308	9.31308	24
2	2/28 6 Month LIBOR ARM	462,913.85	6MOLIBOR	9.80334	360	0	360	357	6.28206	21	6	3.00000	1.00000	16.80334	9.80334	36
2	2/28 6 Month LIBOR ARM	2,696,219.94	6MOLIBOR	9.12699	360	0	360	358	5.98924	22	6	3.00000	1.00000	16.04150	9.12699	12
2	2/28 6 Month LIBOR ARM	84,069,404.68	6MOLIBOR	8.69789	360	0	360	358	5.70638	22	6	3.00000	1.00246	15.65495	8.69789	24
2	2/28 6 Month LIBOR ARM	37,938,982.65	6MOLIBOR	8.67820	360	0	360	358	5.87477	22	6	3.00000	1.00000	15.67820	8.67820	36
2	2/28 6 Month LIBOR ARM	103,068,097.10	6MOLIBOR	8.97596	360	0	360	358	5.60552	22	6	3.00000	1.00000	15.95525	8.97596	0
2	2/28 6 Month LIBOR ARM 40/30 Balloon	1,009,144.44	6MOLIBOR	8.07674	480	0	360	357	6.82674	21	6	3.00000	1.00000	15.07674	8.07674	12
2	2/28 6 Month LIBOR ARM 40/30 Balloon	10,822,331.30	6MOLIBOR	7.72798	480	0	360	357	5.62616	21	6	3.00000	1.00000	14.70703	7.72798	24
2	2/28 6 Month LIBOR ARM 40/30 Balloon	5,886,513.33	6MOLIBOR	7.93229	480	0	360	358	5.67464	22	6	3.00000	1.00000	14.93229	7.93229	36
2	2/28 6 Month LIBOR ARM 40/30 Balloon	8,756,832.49	6MOLIBOR	8.19748	480	0	360	358	5.17609	22	6	3.00000	1.00000	15.19748	8.19748	0
2	2/28 6 Month LIBOR ARM IO	1,899,799.99	6MOLIBOR	7.55039	360	60	360	357	5.70696	21	6	3.00000	1.00000	14.08666	7.55039	12
2	2/28 6 Month LIBOR ARM IO	54,134,685.24	6MOLIBOR	7.75259	360	60	360	358	5.23331	22	6	3.00000	1.00000	14.69384	7.78072	24
2	2/28 6 Month LIBOR ARM IO	23,283,743.99	6MOLIBOR	7.78857	360	60	360	358	5.39084	22	6	3.00000	1.00000	14.78857	7.78857	36
2	2/28 6 Month LIBOR ARM IO	45,475,797.24	6MOLIBOR	8.15457	360	60	360	358	5.07603	22	6	3.00000	1.00000	15.15457	8.15457	0
2	3/27 6 Month LIBOR ARM	427,749.10	6MOLIBOR	7.55000	360	0	360	357	4.85000	33	6	3.00000	1.00000	14.55000	7.55000	24
2	3/27 6 Month LIBOR ARM	127,155.14	6MOLIBOR	11.05000	360	0	360	359	6.80000	35	6	3.00000	1.00000	18.05000	11.05000	36
2	3/27 6 Month LIBOR ARM	1,155,506.26	6MOLIBOR	8.58563	360	0	360	358	5.36261	34	6	3.00000	1.00000	15.58563	8.58563	36
2	3/27 6 Month LIBOR ARM	652,878.49	6MOLIBOR	7.44498	360	0	360	357	4.72295	33	6	3.00000	1.00000	14.44498	7.44498	0
2	3/27 6 Month LIBOR ARM 40/30 Balloon	539,840.78	6MOLIBOR	7.90000	480	0	360	359	5.10000	35	6	3.00000	1.00000	14.90000	7.90000	36
2	3/27 6 Month LIBOR ARM IO	771,500.00	6MOLIBOR	7.99344	360	60	360	358	5.07238	34	6	3.00000	1.00000	14.99344	7.99344	36
2	5/25 6 Month LIBOR ARM	498,050.52	6MOLIBOR	6.15000	360	0	360	356	4.90000	56	6	3.00000	1.00000	12.15000	6.15000	0
2	5/25 6 Month LIBOR ARM IO	404,000.00	6MOLIBOR	7.60000	360	120	360	356	4.85000	56	6	3.00000	1.00000	14.60000	7.60000	24
2	Fixed Rate Balloon 30/15	146,192.51	30YRTREAS	11.65522	360	0	180	179	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Balloon 30/15	98,407.15	30YRTREAS	12.02763	360	0	180	178	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Balloon 30/15	84,353.83	30YRTREAS	12.19864	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Balloon 30/15	18,778.16	30YRTREAS	12.00000	360	0	180	176	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Balloon 30/15	276,517.11	30YRTREAS	10.62491	360	0	180	176	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	12
2	Fixed Rate Balloon 30/15	10,791,487.40	30YRTREAS	11.15103	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Balloon 30/15	4,143,640.90	30YRTREAS	10.95873	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Balloon 30/15	56,751.12	30YRTREAS	10.00000	360	0	180	89	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	60
2	Fixed Rate Balloon 30/15	16,620,706.48	30YRTREAS	11.61151	360	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
2	Fixed Rate Balloon 40/30	131,162.70	30YRTREAS	8.85000	480	0	360	359	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Balloon 40/30	546,277.84	30YRTREAS	7.98903	480	0	360	357	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
2	Fixed Rate Fully Amortizing	240,669.12	30YRTREAS	9.02359	360	0	360	359	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Fully Amortizing	162,153.18	30YRTREAS	8.58360	360	0	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Fully Amortizing	419,140.23	30YRTREAS	11.26579	180	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Fully Amortizing	1,183,116.19	30YRTREAS	10.06542	180	0	180	178	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Fully Amortizing	535,655.17	30YRTREAS	8.46766	360	0	360	355	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	12
2	Fixed Rate Fully Amortizing	3,102,831.12	30YRTREAS	9.49413	360	0	360	346	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24
2	Fixed Rate Fully Amortizing	9,894,095.39	30YRTREAS	7.68775	360	0	360	353	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	36
2	Fixed Rate Fully Amortizing	373,519.42	30YRTREAS	8.77912	360	0	360	325	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	60
2	Fixed Rate Fully Amortizing	1,837,380.73	30YRTREAS	11.69633	180	0	180	177	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
2	Fixed Rate Fully Amortizing	5,472,613.69	30YRTREAS	8.61660	360	0	360	357	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	0
2	Fixed Rate IO	463,161.70	30YRTREAS	8.45000	360	120	360	358	0.00000	0	0	0.00000	0.00000	0.00000	0.00000	24

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, the Constant Prepayment Rate model (“CPR”), assumes that the outstanding principal balance of a pool of mortgage loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the fixed rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the fixed rate mortgage loans, then the model assumes an additional 2.5556% (precisely 23%/9) per annum in each month thereafter until the 10th month; beginning in the 10th month and in each month thereafter, the model assumes a CPR of 25% per annum (such model, a “prepayment assumption”). With respect to the adjustable rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the adjustable rate mortgage loans, then the model assumes an additional 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; beginning in the 13th month until the 22nd month, the model assumes a CPR of 30%; beginning in the 23rd month until the 28th month, the model assumes a CPR of 60% per annum; beginning in the 29th month and in each month thereafter, the model assumes a CPR of 35% per annum (such model, also a “prepayment assumption”). The levels of CPR used above in defining the prepayment assumptions represent 100% of the related prepayment assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the mortgage loans will prepay at the percentages of CPR specified in either prepayment model.

Percentage of Initial Class A-1A Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	87	81	75	69	62
April 25, 2008	67	52	38	25	11
April 25, 2009	51	33	18	5	0
April 25, 2010	40	26	17	5	0
April 25, 2011	33	20	11	5	0
April 25, 2012	27	15	8	4	0
April 25, 2013	23	11	5	2	0
April 25, 2014	19	8	3	1	0
April 25, 2015	15	6	2	1	0
April 25, 2016	13	5	2	*	0
April 25, 2017	10	4	1	0	0
April 25, 2018	9	3	*	0	0
April 25, 2019	7	2	*	0	0
April 25, 2020	6	1	0	0	0
April 25, 2021	5	1	0	0	0
April 25, 2022	4	1	0	0	0
April 25, 2023	3	*	0	0	0
April 25, 2024	2	*	0	0	0
April 25, 2025	2	0	0	0	0
April 25, 2026	2	0	0	0	0
April 25, 2027	1	0	0	0	0
April 25, 2028	1	0	0	0	0
April 25, 2029	*	0	0	0	0
April 25, 2030	*	0	0	0	0
April 25, 2031	*	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	4.80	3.24	2.36	1.74	1.30
Weighted Average Life to Call (years)(2)(3)	4.44	2.98	2.16	1.60	1.30

*	Greater than 0% but less than 0.5%.
(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2A Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	73	61	48	34	21
April 25, 2008	30	0	0	0	0
April 25, 2009	0	0	0	0	0
April 25, 2010	0	0	0	0	0
April 25, 2011	0	0	0	0	0
April 25, 2012	0	0	0	0	0
April 25, 2013	0	0	0	0	0
April 25, 2014	0	0	0	0	0
April 25, 2015	0	0	0	0	0
April 25, 2016	0	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	1.59	1.21	1.00	0.84	0.73
Weighted Average Life to Call (years)(2)(3)	1.59	1.21	1.00	0.84	0.73

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2B Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	99	41	0	0
April 25, 2009	94	18	0	0	0
April 25, 2010	49	0	0	0	0
April 25, 2011	21	0	0	0	0
April 25, 2012	0	0	0	0	0
April 25, 2013	0	0	0	0	0
April 25, 2014	0	0	0	0	0
April 25, 2015	0	0	0	0	0
April 25, 2016	0	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	4.15	2.64	2.00	1.76	1.57
Weighted Average Life to Call (years)(2)(3)	4.15	2.64	2.00	1.76	1.57

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2C Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	81	6
April 25, 2009	100	100	42	0	0
April 25, 2010	100	91	39	0	0
April 25, 2011	100	56	11	0	0
April 25, 2012	96	30	0	0	0
April 25, 2013	72	11	0	0	0
April 25, 2014	51	0	0	0	0
April 25, 2015	34	0	0	0	0
April 25, 2016	20	0	0	0	0
April 25, 2017	8	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.34	5.41	3.50	2.22	1.91
Weighted Average Life to Call (years)(2)(3)	8.34	5.41	3.50	2.22	1.91

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2D Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	47	0
April 25, 2010	100	100	100	47	0
April 25, 2011	100	100	100	47	0
April 25, 2012	100	100	82	37	0
April 25, 2013	100	100	55	22	0
April 25, 2014	100	92	37	12	0
April 25, 2015	100	69	25	5	0
April 25, 2016	100	51	17	*	0
April 25, 2017	100	38	9	0	0
April 25, 2018	97	28	4	0	0
April 25, 2019	79	21	1	0	0
April 25, 2020	65	16	0	0	0
April 25, 2021	45	6	0	0	0
April 25, 2022	36	3	0	0	0
April 25, 2023	29	0	0	0	0
April 25, 2024	23	0	0	0	0
April 25, 2025	18	0	0	0	0
April 25, 2026	14	0	0	0	0
April 25, 2027	9	0	0	0	0
April 25, 2028	6	0	0	0	0
April 25, 2029	3	0	0	0	0
April 25, 2030	*	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	15.78	10.79	7.84	4.88	2.17
Weighted Average Life to Call (years)(2)(3)	12.23	8.06	5.73	3.54	2.17

*	Greater than 0% but less than 0.5%.
(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-1 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	94
April 25, 2010	95	54	23	68	56
April 25, 2011	74	33	7	1	17
April 25, 2012	57	18	0	0	0
April 25, 2013	42	7	0	0	0
April 25, 2014	30	0	0	0	0
April 25, 2015	20	0	0	0	0
April 25, 2016	12	0	0	0	0
April 25, 2017	5	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	6.88	4.57	3.89	4.30	4.21
Weighted Average Life to Call (years)(2)(3)	6.88	4.57	3.89	4.14	3.12

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-2 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	100	100	100	100
April 25, 2012	100	100	83	38	75
April 25, 2013	100	100	56	17	28
April 25, 2014	100	93	38	0	2
April 25, 2015	100	69	22	0	0
April 25, 2016	100	52	5	0	0
April 25, 2017	100	39	0	0	0
April 25, 2018	96	28	0	0	0
April 25, 2019	79	13	0	0	0
April 25, 2020	64	2	0	0	0
April 25, 2021	49	0	0	0	0
April 25, 2022	40	0	0	0	0
April 25, 2023	32	0	0	0	0
April 25, 2024	22	0	0	0	0
April 25, 2025	11	0	0	0	0
April 25, 2026	3	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	15.51	10.50	7.59	5.96	6.61
Weighted Average Life to Call (years)(2)(3)	12.23	8.06	5.74	4.32	3.16

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-3 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	96	64	40	23	11
April 25, 2011	80	48	27	14	0
April 25, 2012	66	36	18	8	0
April 25, 2013	55	27	12	0	0
April 25, 2014	45	20	8	0	0
April 25, 2015	37	15	0	0	0
April 25, 2016	31	11	0	0	0
April 25, 2017	25	8	0	0	0
April 25, 2018	21	0	0	0	0
April 25, 2019	17	0	0	0	0
April 25, 2020	14	0	0	0	0
April 25, 2021	11	0	0	0	0
April 25, 2022	9	0	0	0	0
April 25, 2023	3	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.63	5.75	4.48	4.04	3.49
Weighted Average Life to Call (years)(2)(3)	8.04	5.31	4.15	3.79	3.16

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-4 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	91
April 25, 2010	96	64	40	23	11
April 25, 2011	80	48	27	14	0
April 25, 2012	66	36	18	2	0
April 25, 2013	55	27	12	0	0
April 25, 2014	45	20	2	0	0
April 25, 2015	37	15	0	0	0
April 25, 2016	31	11	0	0	0
April 25, 2017	25	3	0	0	0
April 25, 2018	21	0	0	0	0
April 25, 2019	17	0	0	0	0
April 25, 2020	14	0	0	0	0
April 25, 2021	11	0	0	0	0
April 25, 2022	4	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.55	5.68	4.41	3.90	3.29
Weighted Average Life to Call (years)(2)(3)	8.04	5.30	4.11	3.68	3.11

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-5 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	22
April 25, 2010	96	64	40	23	8
April 25, 2011	80	48	27	14	0
April 25, 2012	66	36	18	0	0
April 25, 2013	55	27	12	0	0
April 25, 2014	45	20	0	0	0
April 25, 2015	37	15	0	0	0
April 25, 2016	31	7	0	0	0
April 25, 2017	25	0	0	0	0
April 25, 2018	21	0	0	0	0
April 25, 2019	17	0	0	0	0
April 25, 2020	14	0	0	0	0
April 25, 2021	4	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.45	5.61	4.33	3.79	3.14
Weighted Average Life to Call (years)(2)(3)	8.04	5.30	4.10	3.61	3.00

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-6 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	22
April 25, 2010	96	64	40	23	0
April 25, 2011	80	48	27	9	0
April 25, 2012	66	36	18	0	0
April 25, 2013	55	27	0	0	0
April 25, 2014	45	20	0	0	0
April 25, 2015	37	15	0	0	0
April 25, 2016	31	0	0	0	0
April 25, 2017	25	0	0	0	0
April 25, 2018	21	0	0	0	0
April 25, 2019	17	0	0	0	0
April 25, 2020	9	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.36	5.52	4.24	3.69	3.03
Weighted Average Life to Call (years)(2)(3)	8.04	5.30	4.07	3.57	2.93

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-7 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	22
April 25, 2010	96	64	40	23	0
April 25, 2011	80	48	27	0	0
April 25, 2012	66	36	16	0	0
April 25, 2013	55	27	0	0	0
April 25, 2014	45	20	0	0	0
April 25, 2015	37	*	0	0	0
April 25, 2016	31	0	0	0	0
April 25, 2017	25	0	0	0	0
April 25, 2018	21	0	0	0	0
April 25, 2019	11	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.20	5.41	4.16	3.59	2.92
Weighted Average Life to Call (years)(2)(3)	8.04	5.30	4.07	3.53	2.87

*	Greater than 0% but less than 0.5%.
(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-8 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption(4)

	Prepayment Scenario(1)
Date	50.00%	75.00%	100.00%	125.00%	150.00%
Initial Percentage	100	100	100	100	100
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	15
April 25, 2010	96	64	40	22	0
April 25, 2011	80	48	27	0	0
April 25, 2012	66	36	0	0	0
April 25, 2013	55	27	0	0	0
April 25, 2014	45	7	0	0	0
April 25, 2015	37	0	0	0	0
April 25, 2016	31	0	0	0	0
April 25, 2017	25	0	0	0	0
April 25, 2018	11	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0

Weighted Average Life to Maturity (years) (2)	8.00	5.27	4.05	3.48	2.82
Weighted Average Life to Call (years)(2)(3)	7.99	5.26	4.04	3.47	2.82

(1)	As a percentage of the related prepayment assumption.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Class Note Balance.
(3)	Assumes the sponsor exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date. See “Description of the Notes and the Trust Certificates — Optional Clean-up Call” herein.
(4)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

None of the issuing entity, the owner trustee, the indenture trustee, the sponsor, the depositor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable note rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this free writing prospectus and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor, the depositor and the issuing entity agree, and the noteholders will agree by their purchase of the notes, to treat the notes (including the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes) as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, is of the opinion that, for federal income tax purposes, (i) the notes (including the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes), other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a REIT or a qualified REIT subsidiary within the meaning of Section 856 of the Code owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuing entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation.

NovaStar Financial Inc. (the “Parent REIT”) will hold through the depositor, its wholly owned qualified REIT subsidiary, the entire ownership interest in the issuing entity. The Parent REIT represents that it has elected to be taxed for federal income tax purposes as a REIT, that it has been organized in conformity with the requirements for REIT qualification and that it has conducted and will continue to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets. In rendering its opinion, Dewey Ballantine LLP has not independently verified the Parent REIT’s qualification as a REIT, but instead has relied solely upon the representation made by the Parent REIT concerning its REIT status.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuing entity not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuing entity, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The                      Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuing entity intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibilities that the issuing entity will defer certain payments of interest or the issuing entity will not pay currently the related Available Funds Cap Shortfall because the issuing entity believes such possibilities are remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuing entity’s belief, there is more than a remote likelihood that the issuing entity will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 100% for fixed-rate mortgage loans and 100% for adjustable-rate mortgage loans of the Prepayment Assumption. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the seller of the note will recognize gain or loss equal to the difference between the amount realized on the sale and such seller’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuing entity, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuing entity, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax; provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on:

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account, under certain circumstances, may be deemed to include assets of plans purchasing contracts or policies supported by funds allocated to the general account. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

Legal Investment

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Additional Information

NovaStar Certificates Financing Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-131111-02) under the Securities Act of 1933, with respect to the notes offered pursuant to this free writing prospectus. This free writing prospectus and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the servicer, the depositor and as to certain tax matters for the issuing entity by Dewey Ballantine LLP, and for the underwriters by McKee Nelson LLP.

Ratings

It is a condition to the original issuance of the notes that they will receive ratings by S&P/Moody’s/Fitch, as set forth below.

Class	Ratings S&P/Moody’s/Fitch

Class A-1A	AAA/Aaa/AAA

Class A-2A	AAA/Aaa/AAA

Class A-2B	AAA/Aaa/AAA

Class A-2C	AAA/Aaa/AAA

Class A-2D	AAA/Aaa/AAA

Class M-1	AA/Aa2/AA+

Class M-2	AA/Aa3/AA

Class M-3	AA/A1/AA

Class M-4	AA-/A2/A+

Class	Ratings S&P/Moody’s/Fitch

Class M-5	A+/A3/A+

Class M-6	A/Baa1/A

Class M-7	A-/Baa2/A-

Class M-8	BBB+/Baa3/BBB+

Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and from Fitch Ratings, One State Street Plaza—30th Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Available Funds Cap Shortfalls or Deferred Interest.

Glossary

The following terms have the meanings given below when used herein.

Accrued Note Interest means, with respect to any payment date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Note Rate, as reduced by any Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Adjusted Class Note Balance means for any class of notes and any payment date, the Class Note Balance of that class minus any Allocated Realized Loss for such class, in each case, immediately prior to that payment date.

Allocated Realized Loss means for any class of notes, the portion of the Applied Realized Loss previously allocated to that class of notes.

Alternative Credit Support means an absolute and unconditional guarantee, credit intermediation arrangement, letter of credit or other additional credit support or collateral.

Applied Realized Loss means for any payment date, the excess of the Realized Losses for the related Collection Period over the sum of Net Monthly Excess Cashflow and the Overcollateralization Amount.

Available Funds means, for any payment date, the sum of the following amounts: (i) the Servicer Remittance Amount (net of prepayment charges), (ii) the proceeds from repurchases of mortgage loans, (iii) any net swap payment received from the swap provider and any cap payments received from the cap provider and (iv) all proceeds received with respect to any optional clean-up call.

Available Funds Cap Rate means, for any payment date and any class of notes, (i) the product of (a) the interest received or advanced on the mortgage loans less the servicing fee, mortgage insurance fee, indenture trustee fee, owner trustee fee, custodian fee and any aggregate net swap payments and aggregate fixed rate cap payments due to the swap providers or cap provider multiplied by (b) 360 divided by the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Adjusted Class Note Balance of all classes of notes immediately preceding such payment date.

Available Funds Cap Shortfall means, with respect to any payment date and any class of notes or Allocated Realized Loss Amount, the sum of (i) the excess of (a) the amount of interest that would have accrued on such class or Allocated Realized Loss Amount based on the related Formula Rate over (b) the amount of interest accrued on such class or Allocated Realized Loss Amount based on the related Available Funds Cap Rate and (ii) the unpaid portion of any Available Funds Cap Shortfall from the prior payment date together with accrued interest on such unpaid portion at the related Formula Rate.

Class A Principal Distribution Amount for a payment date is the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount for such payment date.

Class M-1/M-2 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes

(after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the aggregate Adjusted Class Note Balance of the Class M-1 and Class M-2 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 84.40% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date) and (C) the Adjusted Class Note Balance of the Class M-3 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 87.20% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), and (D) the Adjusted Class Note Balance of the Class M-4 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 89.90% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the

Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), and (E) the Adjusted Class Note Balance of the Class M-5 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), and (F) the Adjusted Class Note Balance of the Class M-6 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (F) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date) and (G) the Adjusted Class Note Balance of the Class M-7 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 94.60% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (F) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (G) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date) and (H) the Adjusted Class Note Balance of the Class M-8 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 95.70% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period)over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-9 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (F) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (G) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), (H) the Adjusted Class Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Distribution Amount on such payment date), and (I) the Adjusted Class Note Balance of the Class M-9 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 97.00% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-10 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (F) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (G) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), (H) the Adjusted Class Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Distribution Amount on such payment date), (I) the Adjusted Class Note Balance of the Class M-9 Notes (after taking into account the payment of the Class M-9 Principal Distribution Amount on such payment date) and (J) the Adjusted Class Note Balance of the Class M-10 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 98.00% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class M-11 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Adjusted Class Note Balance of the Class M-1 Notes and Class M-2 Notes (after taking into account the payment of the Class M-1/M-2 Principal Distribution Amount on such payment date), (C) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (D) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (E) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (F) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (G) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), (H) the Adjusted Class Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Distribution Amount on such payment date), (I) the Adjusted Class Note Balance of the Class M-9 Notes (after taking into account the payment of the Class M-9 Principal Distribution Amount on such payment date), (J) the Adjusted Class Note Balance of the Class M-10 Notes (after taking into account the payment of the Class M-10 Principal Distribution Amount on such payment date) and (K) the Adjusted Class Note Balance of the Class M-11 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 99.00% and (ii) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), and (B) the excess, if any, of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to scheduled payments due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

Class Note Balance means the original note principal balance of any class of Notes as listed on the table on the front cover of this free writing prospectus, minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Collection Period means with respect to each payment date the calendar month preceding the related payment date.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Crossover Date means the earlier of (A) the payment date after which the aggregate Class Note Balance of the Class A Notes has been reduced to zero and (B) the later to occur of:

(x) the payment date occurring in May 2009; and

(y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose only, after payments of principal on the mortgage loans) is greater than or equal to 30.40%.

Cut-off Date means the close of business on April 1, 2006.

Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) (or, with respect to Mortgage Loans which were originated after the Cut-off Date, as of the date of origination) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Debt Service Reduction is, with respect to any mortgage loan, a reduction in the scheduled monthly payment on the related mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Hedge Termination Payment is any termination payment required to be made by the issuing entity to any Hedge Provider pursuant to a Hedge Agreement as a result of an “Event of Default” with respect to which the related Hedge Provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the Hedge Agreements) with respect to which the Hedge Provider is the sole “Affected Party.”

Deferred Interest means for any class of Class M Notes and any payment date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on the related Allocated Realized Loss, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Deficient Valuation is, with respect to any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Delinquency Advance means advances made by the servicer on each Servicer Remittance Date with respect to delinquent payments of principal of and interest on the mortgage loans, including REO Properties, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Delinquency Rate for any Due Period means, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (calculated on a contractual basis, and including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

Distributable Interest Amount means, with respect to any payment date and group, the Interest Remittance Amount for such group plus net swap receipts and net cap receipts with respect to such group, if any, received by the issuing entity on such payment date.

Downgrade Provisions means, with respect to each Hedge Agreement, the provisions that will be triggered if the respective Hedge Provider’s short-term or long-term credit ratings fall below the levels specified in the Hedge Agreements.

Due Period means, with respect to any payment date, the period commencing on the second day of the month preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date.

Eligible Substitute Counterparty means an entity that meets (or an entity whose guarantor meets) the Downgrade Provisions provided (x) the right to designate an early termination date under the proposed replacement agreement on the grounds contemplated in the Hedge Agreement being replaced would be enforceable against that entity (or a receiver, conservator or trustee for it or its property), subject, if applicable, only to such limitations as are provided for in the Federal Deposit Insurance Act (the “FDIA”), (y) the issuing entity would, in proceedings of the kinds contemplated in that provision, have an enforceable right to apply any collateral posted by the proposed counterparty to secure its obligations under the proposed replacement agreement without need for leave of court or any other person (subject, if applicable, only to such qualifications as may be relevant under the FDIA), and (z) no withholding taxes would be applicable to payments to be made by or to the issuing entity in respect of payments due under the proposed agreement.

Extra Principal Distribution Amount means, with respect to any payment date, the lesser of (i) the Net Monthly Excess Cashflow and (ii) the Overcollateralization Deficiency for such payment date.

Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Remittance Date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Group I Allocation Percentage with respect to any payment date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such payment date and the denominator of which is (ii) the Principal Remittance Amount for such payment date.

Group I Basic Principal Distribution Amount means with respect to any payment date, the excess of (i) the Group I Principal Remittance Amount for such payment date over (ii) the Overcollateralization Release Amount, if any, for such payment date multiplied by the Group I Allocation Percentage.

Group I Principal Distribution Amount means, with respect to any payment date, the sum of (i) the Group I Basic Principal Distribution Amount for such payment date and (ii) the Extra Principal Distribution Amount for such payment date multiplied by the Group I Allocation Percentage.

Group I Senior Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of (x) the Class Note Balance of the Class A-1A Notes immediately prior to that payment date over (y) the lesser of (A) the product of (i) 69.60% and (ii) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the excess, if any, of the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extend received or advanced, and unscheduled collections of principal received during the related prepayment period) over $4,522,868.

Group I Principal Remittance Amount for any payment date is that portion of the Principal Remittance Amount that was collected or advanced on the Group I mortgage loans.

Group II Allocation Percentage with respect to any payment date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such payment date and the denominator of which is (ii) the Principal Remittance Amount for such payment date.

Group II Basic Principal Distribution Amount means with respect to any payment date, the excess of (i) the Group II Principal Remittance Amount for such payment date over (ii) the Overcollateralization Release Amount, if any, for such payment date multiplied by the Group II Allocation Percentage.

Group II Principal Distribution Amount with respect to any payment date is the sum of (i) the Group II Basic Principal Distribution Amount for such payment date and (ii) the Extra Principal Distribution Amount for such payment date multiplied by the Group II Allocation Percentage.

Group II Principal Remittance Amount for any payment date is that portion of the Principal Remittance Amount that was collected or advanced on the Group II mortgage loans.

Group II Senior Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of (x) the aggregate Class Note Balance of the Group II Notes immediately prior to that payment date over (y) the lesser of (A) the product of (i) 69.60% and (ii) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the excess, if any, of the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extend received or advanced, and unscheduled collections of principal received during the related prepayment period) over $2,227,130.

Initial Pool Balance is the aggregate Cut-off Date Principal Balance of the mortgage loans as of the Cut-off Date. When used in reference to a group of mortgage loans, “Initial Pool Balance” refers to the aggregate Cut-off Date Principal Balance of the mortgage loans included in such group.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

Interest Accrual Period means with respect to the Class A and Class M Notes and for each payment date, the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to, but excluding the current payment date. Interest will accrue on the Class A and Class M Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Interest Remittance Amount means with respect to any payment date and loan group, the Available Funds on such payment date attributable to interest received or advanced on the related group of mortgage loans less the servicing fees, the owner trustee fees, mortgage insurance fees and the indenture trustee fees for such payment date, to the extent related to such group.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan.

Net Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (y) Liquidated Loan Losses with respect to such Servicer Remittance Date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Monthly Excess Cashflow means, with respect to any payment date, the amount (i) of Available Funds in respect to interest for such payment date remaining after making all payments described herein under the headings “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” and (ii) the Overcollateralization Release Amount.

Net Prepayment Interest Shortfalls means, with respect to any payment date and either loan group, the amount by which the aggregate Prepayment Interest Shortfalls for that loan group exceeds the sum of (x) the Compensating Interest for that loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the Prepayment Interest Shortfalls for such other loan group.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

Overcollateralization Amount with respect to any payment date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the aggregate Adjusted Class Note Balance of the notes, after giving effect to payments on such payment date.

Overcollateralization Deficiency with respect to any payment date will be equal to the amount, if any, by which (x) the Required Overcollateralization Amount for such payment date exceeds (y) the Overcollateralization Amount for such payment date, calculated for this purpose after giving effect to the reduction on such payment date of the Adjusted Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such payment date.

Overcollateralization Release Amount means, with respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the Overcollateralization Amount for such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such payment date) over (ii) the Required Overcollateralization Amount for such payment date.

Payahead means any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related mortgage loan.

Pool Balance for any date and with respect to the mortgage loans or a group of mortgage loans is the aggregate principal balances of the related mortgage loans as of such date.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full during the portion of the related Prepayment Period in the prior calendar month, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee is calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-off Date) to and including the fifteenth day of the month in which the payment date occurs.

Principal Remittance Amount for any payment date will be equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i)	the principal portion of the proceeds received by the indenture trustee upon the exercise by the servicer of the clean up call;

(ii)	the principal portion of the proceeds received by the indenture trustee on any termination of the issuing entity; and

(iii)	the Subsequent Recoveries received.

Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•	relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan, and if the deleted mortgage loan is an adjustable mortgage loan, have a gross margin no lower than and not more than 1% per annum higher than the gross margin of the deleted mortgage loan,

•	not be more than 30 days delinquent,

•	have a lien priority equal to or superior to the lien priority of the deleted mortgage loan, and

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement.

Rating Agency Condition means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice thereof and that each of the rating agencies shall have notified the indenture trustee, the servicer, the sponsor, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

Realized Loss is the amount determined by the servicer, in accordance with its standard procedure, in connection with any mortgage loan equal to (i) with respect to any mortgage loan which has been liquidated, the excess of (x) the principal balance of that mortgage loan plus interest thereon at a rate equal to the applicable mortgage rate less the servicing fee rate from the due date as to which interest was last paid or advanced up to the due date next succeeding such liquidation over (y) proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account with respect to such mortgage loan, (ii) with respect to any mortgage loan which has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (iii) with respect to any mortgage loan which has become the subject of a Debt Service Reduction, the amount of such Debt Service Reduction.

Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Servicemembers Civil Relief Act or any similar state law.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

Required Overcollateralization Amount with respect to any payment date 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Rolling 60-Day Delinquency Percentage means with respect to any payment date, the average of the 60-Day Delinquency Percentages for the mortgage loans as of the last day of each of the three (or 1 and 2 in the case of the first two payment dates, as applicable) most recently ended Due Periods.

Senior Credit Enhancement Percentage for a payment date is equal to (i) the sum of (a) the aggregate Adjusted Class Note Balance of the Class M Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the mortgage loans, calculated prior to taking into account payments of principal on the mortgage loans and prior to taking into account payments on the notes on such payment date.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•	all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment charges, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate;

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement; and

(h)	fees due to the mortgage insurance providers.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Servicer Remittance Date is the third business day prior to a payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

60-Day Delinquency Percentage as of the last day of any Due Period, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 60 or more days contractually delinquent, in bankruptcy, in foreclosure or converted to REO Properties, and (ii) the denominator of which is the Pool Balance as of the last day of such Due Period.

Subsequent Recovery with respect to any mortgage loan that had previously been the subject of a Realized Loss, any amounts (net of reimbursable expenses) subsequently received in connection with such mortgage loan.

Trigger Event. A Trigger Event is in effect on any payment date on or after the Crossover Date, if either (i) the three month average 60+ day Delinquency Percentage exceeds 55.90% of the current Senior Credit Enhancement Percentage or (ii) cumulative Realized Losses as a percentage of the aggregate principal balance of the mortgage loans as of the Cut-off Date are greater than the applicable amount set forth below:

Payment Date Occurring In:	Percentage
May 2008	1.50
June 2008	1.58
July 2008	1.65
August 2008	1.73
September 2008	1.80
October 2008	1.88
November 2008	1.95
December 2008	2.03
January 2009	2.10
February 2009	2.18
March 2009	2.25
April 2009	2.33
May 2009	2.40
June 2009	2.45
July 2009	2.50
August 2009	2.55
September 2009	2.60
October 2009	2.65
November 2009	2.70
December 2009	2.75
January 2010	2.80
February 2010	2.85
March 2010	2.90
April 2010	2.95
May 2010	3.00
June 2010	3.04
July 2010	3.08
August 2010	3.13
September 2010	3.17
October 2010	3.21
November 2010	3.25
December 2010	3.29
January 2011	3.33
February 2011	3.38
March 2011	3.42
April 2011	3.46
May 2011	3.50
June 2011	3.54
July 2011	3.58
August 2011	3.63
September 2011	3.67
October 2011	3.71
November 2011	3.75

Payment Date Occurring In:	Percentage
December 2011	3.79
January 2012	3.83
February 2012	3.88
March 2012	3.92
April 2012	3.96
May 2012 and thereafter	4.00

Unpaid Interest Shortfall Amount means, with respect to each class, an amount equal to any unpaid Accrued Note Interest from prior payment dates, with interest accrued thereon at the related Note Rate.

PROSPECTUS

NovaStar Mortgage Funding Corporation

NovaStar Certificates Financing Corporation

Depositors

NovaStar Home Equity Loan

Asset-Backed Securities

Issuable in Series

The Trusts

You should read the section entitled “Risk Factors” starting on page 5 of this prospectus before making a decision to invest in the closed-end or revolving home equity securities.

NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation will establish a separate trust for each series of securities to hold the assets for that series. The assets for a series will be specified in the prospectus supplement and will generally consist of:

•      mortgage loans secured by first or subordinate liens on one- to four-family residential properties or condominiums,

•      loans secured by manufactured housing, home improvement retail installment sales contracts or shares issued by cooperative housing corporations,

•      mortgage-related securities backed or secured by the foregoing, or

•      credit enhancements such as insurance policies, letters of credit or reserve funds.

The Securities

Each of NovaStar Mortgage Funding Corporation and NovaStar Certificates Financing Corporation, as depositor, will sell either mortgage pass-through certificates or mortgage-backed notes pursuant to a prospectus supplement. Each issue of securities will have its own series designation and will evidence either ownership of assets in the related trust fund or a debt obligation secured by assets of the related trust fund. Each series of securities will be issued in one or more classes. A prospectus supplement for a series will specify all of the terms of the series and of each class in the series.

This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

NovaStar Mortgage Funding Corporation

NovaStar Certificates Financing Corporation

The date of this prospectus is April 17, 2006

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

The Depositors

Either NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation, as depositors, will establish the issuing entities, act as a conduit for the assets that will secure the securities and cause the issuing entities to issue the securities. Each entity acting as depositor is a wholly-owned subsidiary of the sponsor. The principal executive address of each depositor is located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, telephone no. (816) 237-7000.

The Sponsor and Servicer

NovaStar Mortgage, Inc. will act as the sponsor, meaning that it will be the primary source of the loans that will secure each series of securities that are issued. NovaStar Mortgage, Inc. will also act as the servicer of the loans.

Securities Offered

Each series of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuing entity. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuing entity. Debt securities will be issued in the form of bonds.

Each series of securities will be issued in one or more classes, one or more of which may be classes of:

•	fixed-rate or adjustable-rate securities,

•	compound-interest or accrual securities,

•	planned-amortization-class securities,

•	targeted-amortization securities,

•	non-accelerating securities,

•	zero-coupon securities,

•	principal-only securities,

•	interest-only securities,

•	prepayment-only securities,

•	participating securities,

•	senior securities, or

•	subordinated securities.

The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

The Loans

Each issuing entity will hold one or more pools of loans, which may include:

•	mortgage loans or manufactured housing contracts secured by one-to-four family residential properties, condominium units and/or manufactured homes,

•	mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

•	mortgage loans secured by junior liens on the mortgaged properties,

•	mortgage loans with high loan-to-value ratios in excess of the appraised value of the mortgaged property,

•	home improvement retail installment contracts,

•	closed-end or revolving home equity loans, and

•	private securities backed by mortgage loans or contracts.

Each depositor will direct the issuing entity to acquire the loans from the depositor. Each depositor will acquire the loans from its parent, NovaStar Mortgage.

The loans may be divided into two or more groups of loans with different groups backing or securing different classes of securities.

Some or all of the mortgage loans may be “alt-A” or “non-conforming” credits that do not satisfy the creditworthiness requirements for “A” businesses established by Fannie Mae or Freddie Mac.

Distributions on the Securities

Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

•	whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

•	the amount allocable to payments of principal and interest on any distribution date, and

•	whether distributions will be made on a pro rata, random lot or other basis.

Credit Enhancement

A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

•	the use of excess interest to cover losses and to create over-collateralization,

•	the subordination of distributions on the lower classes to the distributions on more senior classes,

•	the allocation of losses on the underlying loans to the lower classes,

•	the use of excess cash flow from one group of loans to cover shortfalls on other groups of loans,

•	the use of cross support, reserve funds, mortgage insurance policies, financial guarantee insurance policies, guarantees or letters of credit, and

•	interest rate swap agreements or cap agreements to hedge against interest rate risks or currency swap risks.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

Redemption or Repurchase of Securities

One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

Legal Investment

The accompanying prospectus supplement will state whether or not the securities will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Considerations For Benefit Plan Investors

If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption “Considerations for Benefit Plan Investors.” Due to the complexity of regulations that govern these plans, if you are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Federal Income Tax Consequences

Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

•	interests in a trust treated as a grantor trust,

•	“regular interests” or “residual interests” in a trust treated as one or more “real estate mortgage investment conduits” (“REMIC”),

•	debt issued by the issuing entity, or

•	interests in an issuing entity which is treated as a partnership.

Ratings

The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

RISK FACTORS

You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption “Risk Factors” in the accompanying prospectus supplement.

Your investment in any security may be an illiquid investment; you should be prepared to hold your security to maturity.

A secondary market for the securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

The assets of the trust fund will be limited and, if the assets become insufficient to service the securities, losses may result.

The securities will be payable solely from the assets of the trust fund. Neither depositor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon the assets of the trust fund for the payment of principal and interest on the securities.

As a result of prepayment on the loans or early redemption of the securities, you could be fully paid significantly earlier than would otherwise be the case, which may adversely affect the yield on the maturity on your securities.

The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay a prepayment penalty or premium. These penalties may or may not be property of the issuing entity. The accompanying prospectus supplement will state whether or not such penalties will be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to “due-on-sale” provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuing entity of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

The types of mortgage loans included in the trust fund related to your securities may be especially prone to defaults which may expose your securities to greater losses.

The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and greater likelihood of loss in the event of delinquency and foreclosure. If the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund for each series of securities.

In the event of foreclosure, the value of the property securing high LTV loans may be insufficient which may expose your securities to losses.

High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

Credit enhancement, even if provided, will in any event be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

Property values may decline, leading to higher losses on the loans.

An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower’s failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

Foreclosure on mortgaged properties involves delays and expense and could cause losses on the loans.

Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

Environmental conditions on the mortgaged property may give rise to liabilities.

Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

State and federal credit protection laws may limit collection of principal and interest on the loans.

Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

The Servicemembers Civil Relief Act may limit the ability to collect on the loans.

The terms of the Servicemembers Civil Relief Act, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Servicemembers Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor’s period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Ratings are not recommendations; the ratings assigned to your securities may be lowered or withdrawn.

Each series of securities will be rated in one of the four highest rating categories by one or more rating agencies. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor.

The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider’s long term debt.

ERISA may restrict the acquisition, ownership and disposition of securities.

Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

The registration of mortgages under the MERS system may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings.

The assignment of mortgages to Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgaged loans.

THE DEPOSITORS

NovaStar Mortgage Funding Corporation, was incorporated in the State of Delaware on January 7, 1998. NovaStar Mortgage Funding Corporation is a wholly-owned subsidiary of NovaStar Mortgage, Inc., a Virginia corporation with its headquarters in Kansas City, Missouri. NovaStar Mortgage Funding Corporation’s principal executive offices are located at NovaStar Mortgage Funding Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000.

NovaStar Certificates Financing Corporation, was formed in the State of Delaware on December 3, 1997. NovaStar Certificates Financing Corporation is a wholly-owned subsidiary of NovaStar Mortgage, Inc., a Virginia corporation with its headquarters in Kansas City, Missouri. The depositor’s principal executive offices are located at NovaStar Certificates Financing Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000.

THE SPONSOR AND SERVICER

The sponsor, NovaStar Mortgage, Inc., was incorporated in the State of Virginia on May 16, 1996, and is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation. The sponsor originates subprime residential mortgage loans through a network of unaffiliated wholesale loan brokers. The seller utilizes a network of approximately 10,000 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 49 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000. The principal offices for the sponsor’s mortgage lending operations are located in Lake Forest, California and Independence, Ohio. The sponsor is an approved HUD lender. The sponsor will also act as the servicer of the loans.

USE OF PROCEEDS

The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The sponsor may agree to reimburse each depositor for fees and expenses of such depositor incurred in connection with the offering of the securities.

DESCRIPTION OF THE SECURITIES

Each depositor may offer from time to time the securities, which may be asset-backed bonds or certificates, in one or more series.

The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The bonds of a series will represent indebtedness secured by the trust fund. A series may consist of both bonds and certificates.

Each series of securities will consist of one or more classes of securities, one or more of which may be fixed-rate securities, adjustable-rate securities, compound-interest securities, variable interest securities, planned-amortization-class securities, targeted-amortization securities, non-accelerating securities, zero coupon securities, principal-only securities, interest-only securities, prepayment-only securities or participating securities. A series may also include one or more classes of subordinate securities.

If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes’ right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made either by check mailed to holders of record at their addresses appearing on the security register, or by wire transfer, as described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

Payments of Interest

The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under “—Weighted Average Life of the Securities.” Under limited circumstances, a series of securities may be subject to termination or redemption. See “—Optional Redemption, Purchase or Termination” below.

Final Scheduled Distribution Date

The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See “—Weighted Average Life of the Securities” below.

Optional Redemption, Purchase or Termination

One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the sponsor, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 25% of the initial aggregate principal balance of the securities or primary assets. If the securities can be redeemed when the outstanding principal amount of such securities is 25% or more of the initial aggregate principal balance of such securities, then such securities will be referred to as “callable”. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting from prepayments of the securities will be borne by the holders. Neither the issuing entity nor the holders will have any continuing liability under an optional redemption or repurchase.

Mandatory Termination; Auction Sale

The trustee, the servicer or the sponsor may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the bonds. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a “qualified liquidation” of each REMIC.

Defeasance

The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the bonds. In the event of any defeasance and discharge of bonds, bond holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their bonds until maturity.

Weighted Average Life of the Securities

“Weighted average life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

Form of Securities

The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of the Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

THE TRUST FUNDS

Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

•	primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and (3) securities backed or secured by such loans,

•	all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

•	funds on deposit in any pre-funding and interest coverage accounts,

•	reserve funds, letters of credit, surety bonds, insurance policies, interest rate cap agreements, interest rate swap agreements or currency swap agreements,

•	any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

•	any manufactured home acquired by repossession, and

•	any amount on deposit in the collection account or distribution account.

The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

An immaterial portion of the assets that are included in a trust fund at the closing date may deviate from the characteristics that are described in the prospectus supplement.

The securities will be non-recourse obligations secured by or representing ownership of the trust fund. Holders of a series of bonds may only proceed against the collateral securing the bonds in the case of a default and may not proceed against any assets of each depositor or the trust fund not pledged to secure the bonds.

The primary assets securing a series will be acquired from the seller. The loans relating to a series generally will be originated or purchased by the seller in the ordinary course of business on a loan by loan basis. If the assets securing a series include a significant number of loans that were purchased in bulk by the seller from a third party, then the prospectus supplement will describe such purchase. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, under a servicing agreement between the trust fund and the servicer. NovaStar Mortgage or such other entities stated in the prospectus supplement will be the servicer.

“Agreement” means the mortgage loan purchase agreement and, as to a series of certificates, the pooling and servicing agreement, and as to a series of bonds, the trust agreement, the indenture and the servicing agreement, as the context requires.

A trust fund relating to a series of securities may be held by any of the following: a common law trust, a statutory trust, a limited partnership, limited liability company or corporation, in each case formed under the laws of the state specified in the prospectus supplement.

Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be 30 or more days delinquent, although the loans that are 30 or more days delinquent as of the cut-off date will not exceed 20% of the initial aggregate principal balance of the primary assets for that series.

The assets in a trust fund may be divided into two or more separately identified groups, as described in the prospectus supplement. A group may consist of mortgage loans with similar characteristics, such as fixed or variable rate loans, jumbo or conforming loans, or closed-end or revolving loans. Assets in a specific group may back or secure a specific class of securities, and cash flows from assets in a group may be used primarily for payments on the related class of securities.

The following is a brief description of the loans we expect to be included as trust property.

The Mortgage Loans

Mortgage Loans. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgage loans may be first priority or subordinate to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

The mortgage loans may be “closed-end” loans, which do not permit the borrower to obtain future advances. The mortgage loans may also include revolving home equity loans that permit the borrower to obtain future advances. The mortgage loans will be secured by first or junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or “Rule of 78s” method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

Underwriting. The prospectus supplement for a series will set forth the underwriting standards used to underwrite the mortgage loans that are included in the trust for that series of securities.

High LTV Loans. The mortgage loans for a series of securities may include high LTV loans. High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

Payment Terms. The payment terms of the mortgage loans to be included in a trust fund for a series will be described in the prospectus supplement and may include any of the following features or combinations thereof or other features described in the prospectus supplement:

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•	Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•	Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

Amortization of the Mortgage Loans. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the “Rule of 78s” method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The mortgaged properties will include single family property, which is one-to-four family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

Additional Information. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the aggregate unpaid principal balance;

•	the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance;

•	the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

•	the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

•	the geographic distribution of the mortgaged properties;

•	the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings,

•	condominium units, investment property and vacation or second homes;

•	the lien priority;

•	the maximum remaining term of the mortgage loans; and

•	the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

Revolving Credit Loans

The prospective supplement for a series will indicate whether revolving credit loans are included in the trust for the series. Revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. The revolving credit loans may be fixed or variable rate loans. In most instances, interest on a revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle, which is typically monthly.

The borrower for each revolving credit loan may draw funds on such revolving credit loan from time to time. The maximum amount of any draw for a revolving credit loan is usually limited to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the prospectus supplement.

In most cases, the borrower for a revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount which usually will be the finance charge for the billing cycle. A revolving credit loan may have a repayment period, during which the borrower is required to make monthly principal payments to amortize the principal balance. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the maturity date of the loan. In most cases, a revolving credit loan may be prepaid in full or in part at any time and without penalty.

The prospective supplement for a series will set forth the terms of the revolving credit loans included in the trust for the series of securities.

The Contracts

Contracts. Contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a “fixed retained yield.” If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

Additional Information. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the initial aggregate principal balance;

•	the range of original terms to maturity;

•	the weighted average remaining term to stated maturity;

•	the earliest and latest origination dates;

•	the range of contract rates and net contract rates;

•	the weighted average net contract rate;

•	the geographic distribution of manufactured homes;

•	the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

•	the percentage of the contracts representing the refinancing of existing indebtedness;

•	the range of loan-to-value ratios; and

•	the highest outstanding principal balance at origination of any contract.

The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contracts may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

Private Securities

Primary assets for a series may consist, in whole or in part, of “private securities” which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities (i) may have previously been registered under the Securities Act of 1933 (the “Act”) and offered to the public and not purchased as part of the original distribution or (ii) may be acquired in a private transaction exempt from registration under the Act. In the case of private securities relating to clause (i), such private securities will need to be registered as a primary offering unless the following criteria are met: (A) the related depositor would be free to publicly sell such private securities without registration under the Act, (B) neither the issuer of such private securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to such private securities and the asset-backed securities transaction and (C) neither the issuer of such private securities nor any of its affiliates as an affiliate of the sponsor, the related depositor, issuing entity or underwriter of the asset-backed securities transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The sponsor/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. Subject to the first paragraph of this section, the underlying company may be an affiliate of the related depositor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust.

Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying company or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, derivative contracts, cash collateral accounts or insurance policies may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

Additional Information. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type;

•	the maximum original term-to-stated maturity;

•	the weighted average term-to-stated maturity;

•	the pass-through or certificate rate or ranges thereof;

•	the underlying company, the underlying servicer and the underlying trustee;

•	characteristics of credit support relating to the underlying loans or to the private securities;

•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

•	the terms on which underlying loans may be substituted for those originally underlying the private securities;

and, as to the underlying loans, the following:

•	the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

•	the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

•	the servicing fee or range of servicing fees;

•	the minimum and maximum stated maturities at origination;

•	the lien priority; and

•	the delinquency status and year of origination.

Accounts

Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency, or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, repurchase agreements of United States government securities, guaranteed investment contracts and money market funds, in each case, acceptable to the rating agencies rating the securities.

Collection and Distribution Accounts

A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

Pre-Funding Account

A trust fund may include a “pre-funding account.” On the closing date, the “pre-funded amount,” which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified “pre-funding period.” The pre-funded amount will not exceed 50% of the principal amount of the securities issued pursuant to the related offering. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the bonds and/or the certificates of the applicable series.

If a pre-funding account is established:

•	the pre-funding period will generally not exceed one year from the closing date,

•	the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement, and

•	prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

If a pre-funding account is established, an “interest coverage account” may be established and maintained with the trustee. On the closing date, funds will be deposited in the interest coverage account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the interest coverage account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

CREDIT ENHANCEMENT

Either depositor may obtain credit enhancement, which may include overcollateralization, cross-collateralization, subordinated securities, an irrevocable letter of credit, surety bond or insurance policy, or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series. Either depositor may also obtain swap agreements and cap agreements to hedge against interest rate risks. The credit enhancement and hedge agreements will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement and hedge agreements for a series may include one or more of the following forms, and may be structured so as to protect against losses relating to more than one trust fund.

Over-Collateralization

If specified in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization. In addition, if specified in the prospectus supplement for a series, the initial aggregate outstanding principal amount of the mortgage loans in a trust plus the principal amount in the pre-funded account for the series may exceed the aggregate principal amount of the securities issued in such series, resulting in initial principal over-collateralization.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

•	allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

•	allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in the related prospectus supplement, these excess amounts or losses, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate groups in the trust. If applicable, the related prospectus supplement will identify the groups to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified groups.

Subordination

If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities as specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest of the related subordinated securities, or by other methods described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case as specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans which must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Insurance

Credit enhancement for a series may include a pool insurance policy, private mortgage insurance policies on underlying loans, a special hazard insurance policy or bankruptcy bonds relating to the primary assets.

Pool Insurance Policy. A pool insurance policy covers, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but generally will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

Private Mortgage Insurance Policy. Certain mortgage loans in the trust may be individually covered by a private mortgage insurance policy, which would insure the mortgage lender. A private mortgage insurance policy insures a portion of the loss on a mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to a certain percentage of the original loan-to-value ratio of such mortgage loan. Private mortgage insurance policies typically do not cover losses caused by physical damage to the mortgaged property, negligence, fraud and certain other risks.

Special Hazard Insurance Policy. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of the Loans.” Either depositor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal Bankruptcy Code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

Either depositor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts or eligible investments. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses or to reimburse any credit enhancer.

The trustee will invest amounts deposited in a reserve fund in eligible investments.

Letter Of Credit

Any letter of credit for a series of securities may be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

•	the loans on the related cut-off date, or

•	one or more classes of securities.

If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit may be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Minimum Principal Payment Agreement

Either depositor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

Deposit Agreement

The issuing entity and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

Hedge Agreements

A trust may hold an interest rate swap agreement, an interest rate cap agreement or currency swap agreement providing limited protection against interest rate or currency exchange risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both. In no event will the utilization of such hedge agreements result in creating a security that relied primarily on something other than the performance of the receivables or other financial assets in the pool. All agreements related to the hedge agreements used for a particular series of securities will be filed as exhibits to the related prospectus supplement.

SERVICING

The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits To And Withdrawals From The Collection Account

The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will deposit into the collection account the following:

•	All payments on account of principal, including prepayments, on the primary assets;

•	All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

•	All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

•	All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

•	All amounts from any reserve fund;

•	All advances made by the servicer; and

•	All repurchase prices of any primary assets repurchased by the related depositor, the servicer or the sponsor.

The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•	to reimburse itself for advances made by it; the servicer’s right to reimburse itself may be limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

•	to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

•	to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

•	in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it; to pay to the applicable person with respect to each “REO property,” a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the related depositor, the servicer or the sponsor, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

•	to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

•	to clear and terminate the collection account.

In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

Advances And Limitations Thereon

The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may fund an advance from its own corporate funds, advances made by any sub-servicer or funds held in the collection account for future payment or withdrawal. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

Maintenance Of Hazard Insurance Policies

The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer may be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization Upon Defaulted Mortgage Loans

The servicer shall, or shall direct the related subservicer to, foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the related depositor will be required to do so.

The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

Enforcement Of Due-On-Sale Clauses

When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will generally be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

Servicing Compensation And Payment Of Expenses

The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement.

The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for deposit into the distribution account an amount equal to one month’s interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement.

The prospectus supplement will describe the priority of the servicer’s right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

Evidence As To Compliance

If so specified in the prospectus supplement, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

Matters Regarding The Servicer

The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of either depositor and may have other business relationships with either depositor and its affiliates. The servicer is expected to be NovaStar Mortgage, the parent of each depositor, to the extent NovaStar Mortgage is not the servicer, the prospectus supplement will describe the entity or entities acting as such.

If an event of default occurs under a servicing agreement, the servicer may be replaced with a successor servicer. These events of default and the rights of the controlling party upon a default under the servicing agreement will be substantially similar to those described under “The Agreements—Events of Default; Rights Upon Events of Default—Servicing Agreement.”

The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

•	services similar loans in the ordinary course of its business,

•	is reasonably satisfactory to the trustee,

•	has a net worth of not less than a minimum amount,

•	would not cause the securities to be qualified, downgraded or withdrawn, and

•	executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account. The servicer will be required to do the following: (i) provide a report with an assessment of such servicer’s compliance with the servicing criteria for servicers in asset-backed securities transactions, (ii) cause a firm of independent public accountants to provide an attestation report as to the servicer’s compliance with the applicable servicer’s criteria and (iii) provide a statement of compliance with all of its obligations under the relevant servicing agreement. The attestation reports and compliance statements discussed in the prior sentence shall comply with Item 1122(d) of Regulation AB.

THE AGREEMENTS

The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Sale and Assignment Of Primary Assets

At the time of issuance of the securities of a series, pursuant to a mortgage loan purchase agreement the sponsor will sell, transfer, convey and assign to each depositor, and such depositor will in turn sell, transfer, convey and assign to the trust, all right, title and interest in the primary assets and other property to be transferred to the trust for a series. The sale and assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust retained by the sponsor, the related depositor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

Transfer Of Mortgage Loans. The sponsor will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of the holders.

The sponsor will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the sponsor does not cause assignments to be recorded, the agreement may require the sponsor to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Transfer Of Contracts. The sponsor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the related depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee’s interest in contracts could be defeated.

Transfer Of Private Securities. The related depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See “The Trust Funds—Private Securities.”

Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan the original principal amount and unpaid principal balance as of the cut-off date, the current interest rate, the current scheduled payment of principal and interest, the maturity date, if any, and if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Repurchase And Substitution Of Non-Conforming Primary Assets. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the sponsor does not cure the defect within a specified period, the sponsor will be required to repurchase the affected primary asset.

The sponsor may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within a specified period after the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Except as otherwise described in the prospectus supplement, any substitute primary asset will have, on the date of substitution, (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

The sponsor will make representations and warranties with respect to primary assets for a series. If the sponsor cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

No security holder, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

Reports To Holders

Pursuant to the related transaction documents and in connection with each payment of the securities, the trustee or other entity specified in the prospectus supplement will prepare and make available to each holder via the internet a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution,

•	the amount of interest distributed to the security holders and the current interest on the securities,

•	the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders, the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets unscheduled payments of principal received on the primary assets (d) the aggregate amount of scheduled and unscheduled payments of principal received on the primary assets or (e) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities,

•	the amount received from credit enhancement as described in Item 1114 of Regulation AB, and the remaining amount available under any credit enhancement, with an identification of the general purpose of such payments and the party receiving such payments,

•	the amount of any payment delinquencies losses on the primary assets,

•	the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust,

•	any amounts received under any hedge agreement,

•	the principal balance of the primary assets in the trust fund,

•	the aggregate principal balance and weighted average mortgage rate of the mortgage loans or, if applicable, subsequent loans,

•	the applicable pass-through rates for each class of certificates for the related series,

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period,

•	cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield, if applicable),

•	fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses,

•	the amount of excess cash flow or excess spread and the disposition of excess cash flow,

•	beginning and ending principal balances of the asset-backed securities,

•	beginning and ending balances of any applicable transaction accounts, such as reserve accounts, and material account activity during the period.

•	number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts,

•	information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements,

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time,

•	material breaches of pool asset representations or warranties or transaction covenants,

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met, and

•	information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; provided, however, that such information regarding the prefunding period would be disclosed only to the extent that material changes occurred to the pool during the prefunding period. Also, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets would be disclosed.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant.

A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

Events Of Default; Rights Upon Event Of Default

Servicing Agreement. Except to the extent otherwise stated in the prospectus supplement, events of default under each servicing agreement generally include:

•	any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

The servicing agreement or pooling and servicing agreement will specify the circumstances under which the controlling party may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon a successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

In the event that the trustee is unwilling or unable so to act as the successor servicer (if the trustee is named as such in the agreements), it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the controlling party may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture. Events of default under the indenture for each series of bonds may include:

•	a default in the payment of any principal or interest on any bond, which continues for a specified period of time;

•	failure to perform any other covenant of the issuing entity in the indenture which continues for a specified period of time after notice is given;

•	any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, controlling party may declare the bonds to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the controlling party.

If, following an event of default with respect to any series of bonds, the bonds have been declared due and payable, the controlling party may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the bonds as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any bond of the series for a specified period, unless all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the bonds or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the bonds.

In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

If the principal of the bonds of a series is declared due and payable, the holders of any bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The controlling party shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the bonds. The controlling party may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected bond holders. The controlling party will be specified in the prospectus supplement, and is generally expected to be either a bond insurer, if there is one, or the majority holders.

The Trustee

The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the related depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties Of The Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation Of Trustee

The trustee may, upon written notice to the related depositor, resign at any time, in which event such depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by a majority of the holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment Of Agreement

Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

Voting Rights

The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

List Of Holders

No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the related depositor or the trustee.

Termination

Pooling And Servicing Agreement; Trust Agreement. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see “Description of the Securities—Optional Redemption, Purchase or Termination” and “—Mandatory Termination; Auction Sale.”

For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

Indenture. The indenture will be discharged with respect to a series of bonds upon the delivery to the trustee for cancellation of all the bonds or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of the series. See “Description of the Securities—Defeasance.”

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

Mortgage Loans

The mortgage loans will be represented by a note and an accompanying mortgage or deed of trust. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

Enforcement Of The Note. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

Federal bankruptcy courts also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests—Real Estate Mortgages. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure On Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary defendant parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Mortgage Registration Under MERS. The mortgages for certain mortgage loans may be originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages may be registered electronically through the MERS system. For other mortgage loans, (i) the mortgage may be originally recorded in the name of the sponsor, (ii) record ownership may be later assigned to and registered in the name of MERS, solely as nominee for the sponsor, and its successors and assigns, and (iii) subsequent assignments of the mortgage may be registered electronically through the MERS system. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the sponsor, and its successors and assigns, and does not have any beneficial interest in the mortgage loan.

The assignment of mortgages to MERS is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgage loans.

Rights Of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights Of Senior Mortgages. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if they result from the bankruptcy proceeding.

Enforceability Of Prepayment And Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

Equitable Limitations On Remedies. In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the mortgaged property or the borrower’s execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability Of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to specified types of residential first lien loans originated by specified types of lenders. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Security Interests In Personal Property And Fixtures. A portion of each mortgaged property may consist of property which is “personal property” or a “fixture” under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

Enforcement Of Security Interest In Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by “self-help” repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Contracts

As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor’s obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The sponsor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the related depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests In The Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the sponsor and transferred to the issuing entity. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

The related depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the related depositor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the related depositor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the sponsor, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the related depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the sponsor) or a trustee in bankruptcy of the servicer, or the sponsor.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the sponsor, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The sponsor will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

Enforcement Of Security Interests In Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the sponsor of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the sponsor of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers Of Manufactured Homes; Enforceability Of “Due-On-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a “due-on-sale” clause in the contracts.

Applicability Of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The sponsor will represent that all of the contracts comply with applicable usury law.

Servicmembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Servicmembers Civil Relief Act, none of the trust fund, the servicer, the related depositor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to “sections” and the “Code” refer to the Internal Revenue Code of 1986, as amended.

The following discussion addresses securities of four general types:

•	securities representing interests in a grantor trust which the related depositor will covenant not to elect to have treated as a REMIC;

•	securities representing interests in a trust, or a portion thereof, which the related depositor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

•	securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

•	securities representing interests in a trust that is intended to be treated as a partnership under the Code.

The prospectus supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related trust and, if a REMIC election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.

Grantor Trust Securities

With respect to each series of grantor trust securities, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security.” A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a “grantor trust strip security.”

Taxation Of Beneficial Owners Of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See “—Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip securities generally will be required to treat the securities as “stripped coupons” under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See “—Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner’s income as it accrues (regardless of the beneficial owner’s method of accounting), as described below under “—Discount and Premium.” The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales Of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The preceding sentences may not apply in the case of banks and other financial institutions if section 582(c) applies. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the sponsor (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”) as and when required to do so by law.

REMIC Securities

If provided in a prospectus supplement, an election will be made to treat a trust as one or more REMICs. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that, assuming compliance with the related pooling and servicing agreement, the trust will be treated as one or more REMICs for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a “REMIC trust.” The securities of each class will be designated as “regular interests” in the REMIC trust except that a separate class will be designated as the “residual interest” in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See “—Taxes on a REMIC Trust.” Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

Regulations issued by the Treasury Department on December 23, 1992 (the “REMIC regulations”) provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes. REMIC regular securities and REMIC residual securities will be “regular or residual interests in a REMIC” within the meaning of section 7701(a)(19)(C)(xi) and “real estate assets” within the meaning of section 856(c)(5)(B). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of “qualified mortgages” (within the meaning of section 860G(a)(3)), then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B), subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution referred to in section 582(c)(2) will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Tiered REMIC Structures. For a series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC securities that is a tiered REMIC structure, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC securities issued by these REMICs will be considered to evidence ownership of REMIC regular securities or REMIC residual securities in the related REMIC within the meaning of the REMIC provisions.

Taxation Of Beneficial Owners Of REMIC Regular Securities. Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see “—Discount and Premium,” below.

For classes of securities that do not have a principal balance, the Code requires the recognition of gain upon the “constructive sale of an appreciated financial position.” A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.

Taxation Of Beneficial Owners Of REMIC Residual Securities

Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security in a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the Code.

Taxable Income Or Net Loss Of A REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the “prepayment assumption” (as defined in the prospectus supplement, see “—Discount and Premium—Original Issue Discount,” below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see “—Taxes on a REMIC Trust—Prohibited Transactions” below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing or guaranty fees. (See, however, “—Pass-Through of Servicing and Guaranty Fees to Individuals” below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or “permitted investment” (as defined in section 860G(a)(5)), will be treated as ordinary gain or loss.

A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust’s deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

Basis Rules And Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased (but not below zero) by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner’s basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner’s adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the “daily accruals” for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual security at the beginning of the calendar quarter and 120% of the “federal long-term rate” in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities were sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 512 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see “—Foreign Investors” below.

The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have “significant value.” Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2), excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

Pass-Through Of Servicing And Guaranty Fees To Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner’s other miscellaneous itemized deductions, exceed 2% of the beneficial owner’s adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner’s alternative minimum tax liability. A beneficial owner’s share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes On A REMIC Trust

Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a qualified mortgage or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests other than pursuant to a qualified liquidation.

Contributions To A REMIC After The Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the “startup day” (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

Net Income From Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on “net income from foreclosure property.” The terms “foreclosure property” (which includes property acquired by deed in lieu of foreclosure) and “net income from foreclosure property” are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales Of REMIC Securities. Except as provided below, if a REMIC regular or residual security is sold, the sponsor will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the sponsor, increased by any original issue discount or market discount included in the sponsor’s gross income with respect to the security and reduced by distributions on that security previously received by the sponsor of amounts included in the stated redemption price at maturity and by any premium that has reduced the sponsor’s interest income with respect to the security. See “—Discount and Premium.” The adjusted basis of a REMIC residual security is determined as described above under “—Taxation of Beneficial Owners of REMIC Residual Securities—Basis Rules and Distributions.” Except as provided in the following paragraph or under section 582(c), any gain or loss will be capital gain or loss, provided the security is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221.

Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the “applicable federal rate” (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner’s income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under “—Discount and Premium.”

If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i)) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by treasury regulations, no such regulations have yet been published.

Transfers Of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee’s agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

The term “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers’ cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the tax on transfers to disqualified organizations will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the related pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee’s agent) an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual security for the account of a disqualified organization and (c) will not cause income from the REMIC residual security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (ii) the transferor (or the transferee’s agent) does not have actual knowledge that the affidavit is false at the time of the transfer. In addition, a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives and nominees) that holds a REMIC residual security may be subject to additional taxes under section 860E(e) if a disqualified organization is a recordholder of an interest in that entity. No tax will be imposed on a pass-through entity for a period with respect to which an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

If an “electing large partnership” holds a REMIC residual security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Under the REMIC regulations, a transfer of a “noneconomic residual interest” to a U.S. Person (as defined below in “—Foreign Investors—grantor trust securities and REMIC regular securities”) will be disregarded for all federal tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the “anticipated excess inclusions” with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any “excess inclusions” at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof)

following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See “—Discount and Premium” and “—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has “improper knowledge” (i.e., the transferor either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; (ii) the transferee represents to the transferor that it understands that, as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; (iii) the transferee represents that it will not cause income from the residual interest to be attributed to a foreign permanent establishment or fixed base of the transferee or another taxpayer; and (iv) the transfer satisfies either the “asset test” or the “formula test.”

A transfer satisfies the asset test if (i) at the time of the transfer and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets exceed $100 million and its net assets exceed $10 million (excluding from consideration obligations of related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the corporation to meet the asset test), (ii) the transferee is an “eligible corporation” (within the meaning of the REMIC regulations) and the transferee agrees in writing that any subsequent transfer of the residual interest security will be to an eligible corporation and will comply with the safe harbor and the asset test, and (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid.

A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the residual interest is less than or equal to the sum of (i) the present value of any consideration given to the transferee to acquire the residual interest, (ii) the present value of the expected future distributions on the residual interest, and (iii) the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses. For purposes of the formula test, present value is calculated using a discount rate equal to the short-term applicable federal rate, and the transferee is assumed to pay tax at a rate equal to the highest corporate tax rate.

The Treasury Department recently issued proposed regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The proposed regulations set forth two safe harbor methods under which a taxpayer’s accounting for the inducement fee will be considered to clearly reflect income for these purposes. The proposed regulations also provide that an inducement fee shall be treated as income from sources within the United States. If finalized as proposed, the regulations would be effective for taxable years ending on or after the publication of the final regulations in the Federal Register. The proposed regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the proposed regulations.

The REMIC regulations contain additional details regarding their application, and you should consult your own tax adviser regarding the application of the REMIC regulations to a transfer of a residual interest.

Reporting And Other Administrative Matters. For purposes of the administrative provisions, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information on a quarterly basis necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee may also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust and elects to be treated as having informed the IRS of the inconsistency. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination. In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security’s adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

With respect to each series of debt securities, Dewey Ballantine LLP, tax counsel to the each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “—Discount and Premium,” below. This opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale Or Exchange. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the sponsor’s gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general (except as described in “—Discount and Premium—Market Discount,” below), except for financial institutions subject to section 582(c), any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

With respect to each series of partnership interests, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation Of Beneficial Owners Of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents).

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See “Backup Withholding” and “Foreign Investors” below).

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

Under section 708, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final Treasury regulations issued on May 8, 1997, if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale Or Exchange Of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the sponsor’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interest than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting Matters. The owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

Under section 6031, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the trust.

Discount And Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues (regardless of the beneficial owner’s regular method of accounting) using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a publicly offered security that is issued for money is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and certain accelerable debt securities. Section 1272(a)(6) applies to grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. Each depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. Neither depositor makes a representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or (2) beginning on the next day following a distribution date and ending on the next distribution date.

Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased At A Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that “premium security” at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2), to treat the premium as an “amortizable bond premium.” If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the instrument’s yield to maturity. Further, the beneficial owner must make corresponding reductions in his or her basis in the security. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the instrument and, when each principal distribution is received, a loss equal to the premium allocated to that distribution ordinarily will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the instrument.

Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election. For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406, if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

General. U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of a tiered partnership. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities And REMIC Regular Securities. Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the requirements set forth below are met. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name, address and taxpayer identification numbers (in certain circumstances) of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a “controlled foreign corporation” described in section 881(c)(3)(C).

REMIC Residual Securities. Amounts distributed to a beneficial owner of a REMIC residual security that is a non-U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “—REMIC Securities—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

Partnership Interests. Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

A federal law called the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

•	a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

•	an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

•	a pension and other benefit plan for the employees of state and local governments, called a government plan, or

•	an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

Fiduciary Standards For ERISA Plans And Related Investment Vehicles

ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan’s assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues For ERISA Plans, Keogh Plans, IRAs And Related Investment Vehicles

General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transaction exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

Purchase And Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

Transactions Incidental to The Operation of The Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust’s assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. sections 2510.3-101. Under the plan asset regulations, a trust’s assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (i) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (ii) the securities are publicly offered securities as defined in the plan asset regulations, or (iii) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transaction.

Class Exemptions. The United States Department of Labor has issued prohibited transaction class exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

•	PTCE 75-1, which exempts certain transactions between plans and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a plan by an in-house investment manager, or INHAM.

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Individual Underwriter Exemptions. The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA, and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemptions, as well as transactions incidental to the operation of the trust.

Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered securities are the following:

•	the acquisition of the securities by a plan is on terms, including the price for the securities, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the rights and interests evidenced by the securities acquired by the plan are not subordinated to the rights and interests evidenced by other securities of the trust, other than in the case of a “designated transaction”, as defined below;

•	the securities acquired by the plan have received a rating at the time of the acquisition that is one of the three (or in the case of a designated transaction, four) highest generic rating categories from Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings (hereinafter called the Rating Agencies);

•	the trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person’s services under the pooling and servicing agreement and reimbursement of that person’s reasonable expenses;

•	the plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date. Described below are additional conditions relating to the use of pre-funding accounts.

In addition, one subset of designated transactions, residential (one-to four-family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such securities acquired by the plan have received a rating from the Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

The trust estate must also meet the following requirements:

•	the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

•	securities in the other investment pools must have been rated in one of the three highest rating categories (or, in the case of a designated transaction, four) of the Rating Agencies for at least one year prior to the plan’s acquisition of securities; and

•	securities evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan’s acquisition of securities.

For the purposes of the underwriter exemptions, “designated transactions” include a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by a single-family residential, multi-family, commercial real property or leasehold interests therein.

Moreover, the underwriter exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemptions do not apply to plans sponsored by the “restricted group,” which is the sponsor, the underwriters, the trustee, any servicer, any insurer, any swap counterparty, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the aforementioned parties.

Conditions For Pre-funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

•	The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

•	All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by the Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either a Rating Agency or a majority vote of outstanding certificate holders.

•	After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Rating Agencies at least as high as the rating assigned at the time of the initial issuance of the securities.

•	The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

•	Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

•	The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

•	The prospectus or prospectus supplement must describe the duration of the pre-funding period.

•	The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

The prospectus supplement will indicate if an underwriter exemption that does not apply to a series of securities during a prefunding period will apply thereafter to permit the securities to be purchased with plan assets after the prefunding period is completed.

Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust. In addition to the underwriter exemptions, the Department of Labor has issued PTCE 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

In addition, PTCE 95-60 may provide an exemption for transactions which meet the conditions of the underwriter exemptions other than certain conditions relating to subordination and rating of the securities.

Bonds. Under the plan assets regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the bonds are treated as having substantial equity features, the purchase, holding and resale of the bonds could result in a transaction that is prohibited under ERISA or the

Internal Revenue Code. If the bonds are treated as indebtedness without substantial equity features, the trust’s assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the bonds by or on behalf of a plan could nevertheless give rise to a prohibited transaction if the acquisition and holding of bonds by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of bonds by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the bonds. Included among these exemptions are: PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 and PTCE 96-23. Each purchaser and each transferee of a bond that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the bond will be covered by one of the exemptions listed above or by another prohibited transaction class exemption.

In addition, the underwriter exemptions may be available for the purchase of bonds.

Consultation With Counsel. The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by either depositor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, or that represents an interest in a trust fund that includes junior mortgage loans, will not constitute mortgage related securities for purposes of SMMEA. Mortgage-related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage-related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage-related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any significant transaction involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any complex security or financial derivative. For the purposes of Thrift Bulletin 13a, complex security includes, among other things, any collateralized mortgage obligation or REMIC security, other than any plain vanilla mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as complex securities. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of complex securities with high price sensitivity be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage-related securities for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

RATINGS

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

AVAILABLE INFORMATION

The depositors have filed a registration statement (No. 333-131111) with respect to the securities with the Securities and Exchange Commission. Reports filed by NovaStar Mortgage Funding Corporation can be located under CIK code no. 0001052549 and reports filed by NovaStar Certificates Financing Corporation can be located under CIK code no. 0001359075. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including each depositor, that file electronically with the Securities and Exchange Commission.

Each trust will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The depositors intend to cause each trust to suspend filing the reports if and when the reports are no longer required under said act.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

All documents that we subsequently file with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

The depositors will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, telephone (816) 237-7000.

PLAN OF DISTRIBUTION

The depositors may offer each series of securities through one or more firms that may be designated at the time of each offering of the securities. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the related depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement.

LEGAL MATTERS

Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for each depositor.

FINANCIAL INFORMATION

Each depositor has determined that its financial statements are not material to the offering made hereby.

A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.